As Filed with the Securities and Exchange Commission on March 7, 2007
                                                     Registration No. 333-131594
================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             -----------------------
                         POST-EFFECTIVE AMENDMENT NO. 1

                                       To

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                    WELLS FARGO ASSET SECURITIES CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                      52-1972128
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                             7430 New Technology Way
                            Frederick, Maryland 21703
                                 (301) 846-8881

   (Address, Including Zip Code and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                          Lawrence D. Rubenstein, Esq.
                                 General Counsel
                    Wells Fargo Asset Securities Corporation
                           c/o Wells Fargo Bank, N.A.
                          530 Fifth Avenue, 15th Floor
                            New York, New York 10036
                                 (212) 805-1042
  (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                              of Agent for Service)
                             -----------------------
                                   Copies to:
                            Jordan M. Schwartz, Esq.
                        Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                            New York, New York 10281
                                 (212) 504-6000
                             -----------------------

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
                             -----------------------

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. {X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, Check the following box. [ ]

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
                             -----------------------

The information in this prospectus supplement is not complete and may be changed. We may not sell these offered certificates until we deliver a final prospectus supplement and prospectus. This prospectus supplement and prospectus are not an offer to sell these offered certificates and are not soliciting an offer to buy these offered certificates in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION DATED MARCH 7, 2007

PROSPECTUS SUPPLEMENT
(To Prospectus Dated      , 200   )

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                              Sponsor and Servicer

           Wells Fargo Home Equity Asset-Backed Securities 20 - Trust
                                 Issuing Entity

                          $[                       ]
                                  (Approximate)

               Home Equity Asset-Backed Certificates, Series 200 -

        Principal and interest payable monthly, commencing in     200

You should carefully consider the risk factors beginning on page S-17 of this prospectus supplement and on page 12 in the accompanying prospectus.

Neither the offered certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other entity.

The offered certificates represent interests in the assets deposited with the issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity. This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.


The Issuing Entity Will Issue--

o   Five classes of senior Class A Certificates.

o Thirteen classes of Class M Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class M Certificates is also subordinated to each class of Class M Certificates, if any, with a lower number.

o The Class CE Certificates, which are subordinated to the Class A and Class M Certificates.

o   The Class P Certificates.

o   The Class R and Class R-X Certificates.

  The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading "Offered Certificates" in the table beginning on page S-5.

The Assets of the Issuing Entity Will Include--

o Two loan groups of first lien residential mortgage loans. The mortgage loans will consist of subprime, conventional fixed rate and adjustable rate mortgage loans.

Credit Enhancement Will Consist of--

o Excess Interest - Certain excess interest received from the mortgage loans will be used to cover losses.

o Overcollateralization - As of the cut-off date, the assets of the trust will exceed the aggregate principal balance of the certificates, which excess is referred to as overcollateralization. Certain excess interest received from the mortgage loans may also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.

o Subordination - Each class of subordinated certificates is subordinate to the senior certificates and to those classes of subordinated certificates higher in order of payment priority.

Cross-Collateralization - Under certain circumstances, payments on the mortgage loans in one loan group may be used to make certain distributions to holders of senior certificates relating to the other loan group.

Neither the SEC nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the offered certificates from the depositor and will offer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about [__________], 200 . Total proceeds to the depositor for the offered certificates will be approximately $[____________], plus applicable accrued interest, before deducting expenses estimated at $[__________].

                                  [Underwriter]

          The date of this prospectus supplement is [_________], 200 .

                                TABLE OF CONTENTS

                                                                       Page


SUMMARY INFORMATION.....................................................S-7
RISK FACTORS...........................................................S-17
   Prepayments May Adversely Affect Yield..............................S-17
   There is a Risk That Interest Payments on the Mortgage Loans
      May Be Insufficient to Maintain Overcollateralization............S-18
   Effects of Mortgage Interest Rates and Other Factors on the
      Pass-Through Rates of the Offered Certificates...................S-19
   There Are Risks in Holding Subordinated Certificates................S-19
   There Are Additional Risks in Holding the Class AI-1B
      Certificates.....................................................S-20
   High Loan-to-Value Ratios Increase Risk of Loss.....................S-20
   Coverage Under Lender-Paid Primary Mortgage Insurance Policies
      Will Be Lost if Wells Fargo Bank, N.A. Does Not Pay Premiums.....S-20
   The Yield Maintenance Agreement is Subject to Counterparty Risk.....S-21
   Geographic Concentration May Increase Risk of Loss Because of
      Adverse Economic Conditions or Natural Disasters.................S-21
   Class M Certificates Provide Subordination For Both Certificate
      Groups...........................................................S-21
   There Are Risks Relating to Balloon Loans...........................S-22
   Residential Real Estate Values May Fluctuate and Adversely
      Affect Your Investment...........................................S-22
   Delinquencies and Losses on the Mortgage Loans Will Adversely
      Affect Your Yield................................................S-22
   Interest Only Loans May Have Higher Risk of Default or Rates of
      Prepayment.......................................................S-22
   The Rate of Default on Mortgage Loans that are Secured by
      Investor Properties May be Higher than on Other Mortgage
      Loans............................................................S-23
   FICO Scores May Not Accurately Predict the Likelihood of Default....S-23
   Decrement and Sensitivity Tables are Based Upon Assumptions and
      Models...........................................................S-23
   United States Military Operations May Increase Risk of
      Shortfalls in Interest...........................................S-24
FORWARD LOOKING STATEMENTS.............................................S-25
THE SPONSOR............................................................S-25
STATIC POOL INFORMATION................................................S-25
THE DEPOSITOR..........................................................S-26
THE ISSUING ENTITY.....................................................S-26
THE TRUSTEE............................................................S-27
THE SECURITIES ADMINISTRATOR...........................................S-27
PAYING AGENT...........................................................S-27
THE SERVICER...........................................................S-28
THE CUSTODIAN..........................................................S-28
ROLES OF WELLS FARGO BANK..............................................S-28
DESCRIPTION OF THE CERTIFICATES........................................S-29
   General.............................................................S-29
   Allocation of Available Funds.......................................S-29
   Interest Distributions..............................................S-30
   Principal Distributions.............................................S-32
   Allocation of Losses................................................S-41
   Application of Monthly Excess Cashflow Amounts......................S-41
   Pass-Through Rates..................................................S-46
   The Yield Maintenance Agreement.....................................S-47
   Reserve Account.....................................................S-48
   [The Financial Guaranty Insurance Policy............................S-48
   [The Certificate Insurer............................................S-49
DESCRIPTION OF THE MORTGAGE LOANS......................................S-50
   General.............................................................S-50
   Indexes.............................................................S-51
   Mortgage Loan Data Appearing in Appendix A..........................S-52
   Mortgage Loan Underwriting..........................................S-54
   Mandatory Repurchase or Substitution of Mortgage Loans..............S-54
   Optional Purchase of Mortgage Loans.................................S-55
PREPAYMENT AND YIELD CONSIDERATIONS....................................S-55
   Final Scheduled Distribution Dates..................................S-60
THE POOLING AND SERVICING AGREEMENT....................................S-60
   General.............................................................S-60
   Compensation and Payment of Expenses of the Servicer,
      Securities Administrator and Trustee.............................S-61
   Voting Interests....................................................S-62
   The Credit Risk Manager.............................................S-62
   Optional Termination of the Trust...................................S-62
CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES.......................S-62
   General.............................................................S-62
   Taxation of Regular Interests.......................................S-63
   Taxation of the Basis Risk Arrangements.............................S-64

      General..........................................................S-64
      Termination Payments.............................................S-64
   REMIC Taxes and Reporting...........................................S-65
ERISA CONSIDERATIONS...................................................S-65
LEGAL INVESTMENT.......................................................S-66
SECONDARY MARKET.......................................................S-66
UNDERWRITING...........................................................S-66
LEGAL MATTERS..........................................................S-66
USE OF PROCEEDS........................................................S-66
RATINGS................................................................S-67
INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS...............................68


Appendix A - Mortgage Loan Statistical Tables...........................A-1

Appendix B - Decrement Tables...........................................B-1

Appendix C - Assumed Mortgage Loan
   Characteristics......................................................C-1

Appendix D - Final Scheduled
   Distribution Dates...................................................D-1

ANNEX I -LOWER STRIKE RATE , UPPER STRIKE RATE AND NOTIONAL AMOUNT
   SCHEDULE.............................................................I-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and

o this prospectus supplement, which incorporates and includes the appendices, and describes the specific terms of your certificates.

   Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Prospectus Supplement Definitions" beginning on page S-68 in this document and under the caption "Index of Prospectus Definitions" beginning on page 163 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                       THE WFHET SERIES 200 - CERTIFICATES

                            Initial
                           Principal    Pass-Through
Class                      Balance(1)       Rate                   Principal Types(2)              Interest Types(2)
------------------------   ----------   ------------    ----------------------------------------   -----------------

Offered Certificates
AI-1A                                             (7)   Senior, Pass-Through / Sequential Pay(8)     Floating Rate
AI-1B                                             (7)   Senior, Pass-Through / Sequential Pay(8)     Floating Rate
AII-1                                             (7)   Senior, Sequential Pay / Pass-Through(9)     Floating Rate
AII-2                                             (7)   Senior, Sequential Pay / Pass-Through(9)     Floating Rate
AII-3                                             (7)   Senior, Sequential Pay / Pass-Through(9)     Floating Rate
M-1                                               (7)   Subordinated                                 Floating Rate
M-2                                               (7)   Subordinated                                 Floating Rate
M-3                                               (7)   Subordinated                                 Floating Rate
M-4                                               (7)   Subordinated                                 Floating Rate
M-5                                               (7)   Subordinated                                 Floating Rate
M-6                                               (7)   Subordinated                                 Floating Rate
M-7                                               (7)   Subordinated                                 Floating Rate
M-8                                               (7)   Subordinated                                 Floating Rate
M-9                                               (7)   Subordinated                                 Floating Rate
M-10                                              (7)   Subordinated                                 Floating Rate
M-11                                              (7)   Subordinated                                 Floating Rate
Non-Offered Certificates
M-12                                              (7)   Subordinated                                 Floating Rate
M-13                                              (7)   Subordinated                                 Floating Rate
CE                                          N/A         Subordinated                                      N/A
P                                           N/A                       N/A                                 N/A
R                                           N/A                       N/A                                 N/A
R-X                                         N/A                       N/A                                 N/A

                           Initial Ratings of
                           Offered Certificates
                           (3)
                           --------------------                                                     Final Scheduled
                                                   Original       Minimum          Incremental       Distribution
Class                      [   ]   [   ]   [   ]   Form(4)    Denomination(5)    Denomination(5)        Date(6)
------------------------   -----   -----   -----   --------   ----------------   ----------------   ---------------

Offered Certificates
AI-1A                                             BE                $                  $               [ ], 20
AI-1B                                             BE                $                  $               [ ], 20
AII-1                                             BE                $                  $               [ ], 20
AII-2                                             BE                $                  $               [ ], 20
AII-3                                             BE                $                  $               [ ], 20
M-1                                               BE                $                  $               [ ], 20
M-2                                               BE                $                  $               [ ], 20
M-3                                               BE                $                  $               [ ], 20
M-4                                               BE                $                  $               [ ], 20
M-5                                               BE                $                  $               [ ], 20
M-6                                               BE                $                  $               [ ], 20
M-7                                               BE                $                  $               [ ], 20
M-8                                               BE                $                  $               [ ], 20
M-9                                               BE                $                  $               [ ], 20
M-10                                              BE                $                  $               [ ], 20
M-11                                              BE                $                  $               [ ], 20
Non-Offered Certificates
M-12                       N/A                    N/A              N/A                N/A              [ ], 20
M-13                       N/A                    N/A              N/A                N/A              [ ], 20
CE                         N/A                    N/A              N/A                N/A              [ ], 20
P                          N/A                    N/A              N/A                N/A              [ ], 20
R                          N/A                    N/A              N/A                N/A              [ ], 20
R-X                        N/A                    N/A              N/A                N/A              [ ], 20

(1) Approximate. The initial principal balances are subject to adjustment as described in this prospectus supplement.


(2) See "Description of the Securities--Categories of Classes of Securities" in the prospectus for a description of the principal and interest categories listed.

                       THE WFHET SERIES 200 - CERTIFICATES

(3) A description of the ratings of the offered certificates is set forth under the headings "Summary Information--Ratings of Certificates" and "Ratings" in this prospectus supplement.


(4) See "Description of the Securities--Definitive Form" and "--Book-Entry Form" in the prospectus for a description of the forms of certificates. Book-entry form is designated as "BE" in the table above.


(5) If necessary, in order to aggregate the initial principal balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.


(6) The final scheduled distribution date has been calculated as described under "Prepayment and Yield Considerations-Final Scheduled Distribution Dates" in this prospectus supplement.


(7) Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the sum of one-month LIBOR plus the margin set forth in the table below, subject to the applicable maximum rate cap and the applicable group cap or the pool cap, as described under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement. During each interest accrual period relating to the distribution dates after the optional termination date, the margins will increase to margins set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below.

                                       Margin after
                                           the
                                         Optional            Interest
        Class             Margin     Termination Date    Calculations
--------------------- ------------- ------------------- --------------
   Class AI-1A                                                 *
   Class AI-1B                                                 *
   Class AII-1                                                 *
   Class AII-2                                                 *
   Class AII-3                                                 *
   Class M-1                                                   *
   Class M-2                                                   *
   Class M-3                                                   *
   Class M-4                                                   *
   Class M-5                                                   *
   Class M-6                                                   *
   Class M-7                                                   *
   Class M-8                                                   *
   Class M-9                                                   *
   Class M-10                                                  *
   Class M-11                                                  *
   Class M-12                                                  *
   Class M-13                                                  *

                     * Interest on these certificates will be calculated on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

(8) These certificates have characteristics of a pass-through security; provided, however, on any distribution date on which a sequential trigger event is in effect, these certificates have the characteristics of a sequential pay security.

(9) These certificates have the characteristics of a sequential pay security; provided however, on any distribution date on or after the subordination depletion date, these certificates have the characteristics of a pass-through security.

(10) The Class CE, Class P, Class R and Class R-X Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

                               SUMMARY INFORMATION

   This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional detailed information about the offered certificates.

RELEVANT PARTIES

Sponsor

Wells Fargo Bank, N.A.

Depositor

Wells Fargo Asset Securities Corporation.

Servicer

Wells Fargo Bank, N.A.

Issuing Entity

Wells Fargo Home Equity Asset-Backed Securities 200 - Trust, a New York common law trust.

Securities Administrator

Wells Fargo Bank, N.A.

Trustee

HSBC Bank USA, National Association.

Custodian

Wells Fargo Bank, N.A.

Paying Agent

Wells Fargo Bank, N.A.

Credit Risk Manager

[________________]

Yield Maintenance Agreement Counterparty

[_____________________]

AFFILIATIONS

Wells Fargo Bank, which is the Sponsor, Custodian, Servicer and Paying Agent, is the direct parent of the Depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the Offered Certificates.

CUT-OFF DATE

[_____], 20  .

CLOSING DATE

On or about [_____], 20  .

DISTRIBUTION DATES

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in [_____] 20 .

DETERMINATION DATES

With respect to each Distribution Date, the 17th day of each month or if such day is not a business day, the preceding business day.

THE TRANSACTION PARTIES

The sponsor originated or purchased and currently services the mortgage loans. On the closing date the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, to be dated as of the closing date, among the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The securities administrator will calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement. The credit risk manager will monitor and make recommendations to the servicer regarding certain delinquent and defaulted mortgage loans, and will report on the performance of such mortgage loans.

The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:


                     -----------
                       Sponsor
                     -----------
                        |
                        |  ^
         Mortgage Loans |  |
                        |  | Cash
                        v  |               Offered
                           |            Certificates
                     -----------      --------------->   -----------
                      Depositor                          Underwriter
                     -----------      <---------------   -----------
                        |                   Cash            |
                        |  ^                                |  ^
         Mortgage Loans |  |                     Offered    |  |
                        |  | All              Certificates  |  |  Cash
                        v  | Certificates                   v  |
                           |                                   |
                     -----------                         -----------
                       Issuing                            Investors
                       Entity                            -----------
                     -----------

RATINGS OF CERTIFICATES

The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page S-5.

o The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

o The ratings do not address the likelihood of the payment of any cap carryover amounts.

See "Prepayment and Yield Considerations" and "Ratings" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

DESCRIPTION OF CERTIFICATES

A summary chart of the initial principal balances, pass-through rates, principal types, interest types, ratings, original form, denominations and final scheduled distribution dates of the certificates is set forth in the table beginning on page S-5.

The certificates consist of:

o the five classes of senior Class A Certificates designated as "Senior" certificates in the table beginning on page S-5;

o the thirteen classes of junior Class M Certificates designated as "Subordinated" certificates in the table beginning on page S-5; and

o  the Class CE, Class P, Class R and Class R-X Certificates.

Only the Class A Certificates and the Class M Certificates (other than the Class M-12 and Class M-13 Certificates) are being offered by this prospectus supplement and the accompanying prospectus. The Class M-12, Class M-13, Class CE, Class P, Class R and Class R-X Certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Information provided with respect to the Class M-12, Class M-13, Class CE, Class P, Class R and Class R-X Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page S-5 for more information with respect to each class of certificates.

Principal Balance of the Certificates

The certificates (other than the Class CE, Class P and Residual Certificates) will have an approximate total initial principal balance of $[_____________]. Any difference between the total principal balance of the certificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this prospectus supplement will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various classes of certificates so as to materially retain the characteristics of the offered certificates described in this prospectus supplement.

Form of Certificates; Denominations

Your certificates will be issued initially in book-entry form and in the minimum denomination and the incremental denomination set forth in the table beginning on page S-5. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

Distributions--General

Distributions will be made on each distribution date and will generally include scheduled payments due on the mortgage loans during the related collection period, prepayments (including liquidation proceeds) received by the servicer during the related prepayment period, any advances by the servicer with respect to such distribution date and under certain circumstances, payments received under the yield maintenance agreement. The collection period for any distribution date is the period from the second day of the calendar month preceding the month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs. The prepayment period for any distribution date is the preceding calendar month.

The amount available for distribution to certificateholders will not include amounts used to pay the servicing fee. Such fee will be paid on each distribution date from interest payments received on the mortgage loans prior to any distributions on the certificates. The servicing fee for each distribution date is equal to the product of (i) one-twelfth of [___]% and (ii) the aggregate scheduled principal balance of the mortgage loans as of the first day of the month of such distribution date.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period and any interest which you earned previously but which you did not receive.

Interest distributions will be made in the following order of priority:

      first, to the credit risk manager, the credit risk manager fees;

      second, to the senior certificates of the related group to pay interest;

      third, to the senior certificates of the related group to pay any interest previously earned but not paid;

      fourth, to the senior certificates of the other group to pay interest (to the extent not paid in priority second above);

      fifth, to the senior certificates of the other group to pay any interest previously earned but not paid (to the extent not paid in priority third above);

      sixth, from the interest collections for all loan groups, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates; and

      seventh, to be distributed as part of monthly excess cashflow.

The interest accrual period for the offered certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for the offered certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

There are certain circumstances which could reduce the amount of interest to which you are entitled. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

Pass-Through Rates

Interest will accrue on the offered certificates during each interest accrual period at the per annum rate for each class equal to the rate set forth and described in the table beginning on page S-5. The amount of interest that accrues on the offered certificates during each interest accrual period will be reduced, to the extent not covered by available excess interest for the applicable distribution date, by such class's share of certain interest shortfalls arising from the timing of prepayments on the mortgage loans not covered by compensating interest and the application of the Servicemembers Civil Relief Act and comparable state legislation.

Principal Distributions

On each distribution date, you will receive the distribution of principal to which you are entitled if there are funds available on that date for your class of certificates.

Principal distributions, before the stepdown date or when a trigger event is in effect, will be made in the following order of priority:

      first, to the senior certificates of the related group to pay principal;

      second, to the senior certificates of the other group to pay principal (to the extent not paid in priority first above);

      third, from the principal collections for both loan groups, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates; and

      fourth, to be distributed as part of monthly excess cashflow.

Principal distributions, after the stepdown date and as long as no trigger event is in effect, will be made in the following order of priority:

      first, to the senior certificates of the related group to pay principal, up to their principal distribution amount;

      second, to the senior certificates of the other group to pay principal (to the extent not paid in priority first above), up to their principal distribution amount;

      third, from the principal collections for both loan groups, to each class of Class M Certificates in numerical order, up to their principal distribution amount, beginning with the Class M-1 Certificates; and

      fourth, to be distributed as part of monthly excess cashflow.

You should review the principal entitlements and priority of payments described under "Description of the Certificates--Principal Distributions" in this prospectus supplement.

MORTGAGE POOL

The assets of the trust are expected to consist of mortgage loans divided into two loan groups of approximately [_____] mortgage loans in the first loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $[_____] and approximately [_____] mortgage loans in the second loan group with an aggregate unpaid principal balance as of the cut-off date of approximately $[_____]. The mortgage loans, which are the source of distributions to holders of the certificates, will consist of conventional, subprime, fixed and adjustable interest rate, monthly pay, one- to four-family, residential first lien mortgage loans. Certain of the mortgage loans are balloon loans.

The mortgage loans with adjustable interest rates provide for a fixed interest rate during an initial period of approximately [___] to [___] years and thereafter provide for adjustments to that interest rate on either an [___] or [___] basis. The interest rate of each adjustable rate mortgage loan will adjust to equal the sum of an index and a gross margin. Interest rate adjustments will be subject to certain limitations stated in the related mortgage note on increases and decreases for any adjustment date. In addition, interest rate adjustments will be subject to a lifetime rate ceiling and a minimum mortgage interest rate which will be the initial interest rate on the mortgage loan. The indexes applicable to the mortgage loans are described under "Description of the Mortgage Loans-Indexes" in this prospectus supplement.

The mortgage loans in the first loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the Class AI Certificates and the source of a portion of the distributions to the subordinated certificates. The mortgage loans in the second loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distributions to the Class AII Certificates and the source of a portion of the distributions to the subordinated certificates.

See "Description of the Mortgage Loans" and "Appendix A" in this prospectus supplement.

Changes to Mortgage Pool

The depositor may remove mortgage loans from a loan group, or may make substitutions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the depositor may purchase mortgage loans from the pool that have become delinquent or which are required to be transferred to the sponsor in order to permit the sponsor to exercise rights which it may have against the originator of the mortgage loans. In addition, the depositor will be required to repurchase or, at its election, if during the two year period following the closing date, substitute for, mortgage loans as a result of breaches of representations or warranties or as a result of defective documentation.

See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "--Optional Purchase or Substitution of Mortgage Loans" in this prospectus supplement.

Information regarding repurchases of the mortgage loans after the closing date will be available on the trust's monthly distribution reports on Form 10-D. See "Reports to Securityholders" in the prospectus.

CREDIT ENHANCEMENT

Credit enhancement increases the likelihood that holders of certificates will receive the distributions to which they are entitled. Credit enhancement can reduce the effect of shortfalls in payments received on the mortgage loans on all classes, or it can allocate these shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See "Description of the Certificates" in this prospectus supplement.

Monthly Excess Interest. Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates, it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates and to reimburse the certificates for losses and certain shortfalls that they experienced previously.

Overcollateralization. If the total assets in the trust exceed the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the total initial principal balance of the mortgage loans will exceed the total initial principal balance of the certificates (other than the Class CE, Class P and Residual Certificates) by approximately $[_____]. This results in overcollateralization equal to approximately [___]% of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount set forth under "Description of the Certificates--Principal Distributions," the excess interest for that distribution date will be paid to the Class A and Class M Certificates as principal. This payment will have the effect of reducing the principal balance of the certificates faster than the unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination. On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes are the first to forego payment. In addition, the Class M Certificates are not expected to receive principal distributions until, at the earliest, [_____] (unless the senior certificates are reduced to zero prior to such date).

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial credit support percentage shown below is the sum of the aggregate initial principal balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date.

                -----------------------
 Priority of            Class A
   Payment      (Credit Support [   ]%)
               ------------------------
                       Class M-1                ^
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-2                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-3                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-4                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-5                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-6                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-7                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-8                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |                Class M-9                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |               Class M-10                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |               Class M-11                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      |               Class M-12                |
      |         (Credit Support [   ]%)         |
      |        ------------------------         |
      v               Class M-13            Order of
                (Credit Support [   ]%)       Loss
               ------------------------    Allocation

If, on any distribution date after the balances of the certificates have been reduced by the amount of cash paid on that date, the total principal balance of the certificates exceeds the total unpaid principal balance of the mortgage loans, the principal balance of the class or classes of subordinated certificates that are lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be allocated directly to the Class A Certificates as reductions of their principal balances until the final distribution date. However, once the credit enhancements described herein are exhausted, the interest and principal collections on the mortgage loans may not be sufficient to make all required distributions on the Class A Certificates. As a result, these certificates may experience losses. On any date when a sequential trigger event is in effect, the Class AI-1B Certificates will not receive any payments of principal until the principal balance of the Class AI-1A Certificates has been reduced to zero. This increases the likelihood that the Class AI-1B Certificates will not receive all distributions they are entitled to on any distribution date as a result of realized losses on the mortgage loans in the first loan group and, on the final distribution date, will have their principal balance reduced as a result of such realized losses.

Once the principal balance of a class of Class M Certificates is reduced by a realized loss, the principal balance of such class will not be increased unless there is a subsequent recovery allocated to such class. Notwithstanding the foregoing, once the principal balance of a class is reduced to zero, such class will not be entitled to any subsequent recoveries or cap carryover amount (if any).

If you are purchasing senior certificates, you should be aware that if the mortgage loans in the other loan group experience a disproportionate amount of losses, the principal balances of the Class M Certificates may be reduced to zero sooner than you anticipate, which increases the likelihood that your senior certificates, especially the Class AI-1B Certificates, may experience losses.

Cross-Collateralization. In certain circumstances payments on a loan group may be used to make certain distributions to the holders of the Class A Certificates of the unrelated group.

YIELD MAINTENANCE AGREEMENT

In order to mitigate the effect of the pool cap on the yield of the Class M Certificates, on the closing date, the securities administrator, on behalf of the Trust, will enter into a yield maintenance agreement with [_____], as counterparty, for the benefit of the Class M Certificates.

In connection with any of the first [___] distribution dates (other than the initial distribution date), if one-month LIBOR calculated for the interest accrual period for the Class M Certificates relating to such distribution date exceeds a specified rate for such distribution date, the yield maintenance agreement counterparty will be obligated to pay to the securities administrator two business days prior to the end of the related interest accrual period, for deposit into the reserve account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the upper strike rate for such distribution date, over the lower strike rate for such distribution date, in each case as set forth in the table on Annex I to this prospectus supplement,
(b) the notional amount, as set forth for such distribution date in the table on Annex I to this prospectus supplement and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous distribution date to but excluding the current distribution date and the denominator of which is 360.

Amounts, if any, payable under the yield maintenance agreement on any distribution date will be used solely to cover shortfalls in payments of interest on the Class M Certificates if the pass-through rates on those certificates are limited for any of the first [__] distribution dates (other than the initial distribution date) due to the pool cap.

The yield maintenance agreement counterparty's obligations under the Class M yield maintenance agreement will terminate following the distribution date in [_____].

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS

The rate of prepayments on the mortgage loans will affect the investment performance of the offered certificates.

The offered certificates were structured assuming, among other things, that prepayments on the adjustable rate mortgage loans and the fixed rate mortgage loans occur at different rates based on the prepayment rate described in this prospectus supplement under "Prepayment and Yield Considerations." However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you anticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

Factors affecting the rate of prepayment on the mortgage loans and the manner in which prepayments are allocated among the classes of certificates are discussed in this prospectus supplement under "Description of the Certificates--Principal Distributions" and "Prepayment and Yield Considerations."

The actual yield on your certificates may not be equal to the yield you anticipated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on investment you expected or the expected weighted average life of your certificates may not be realized. These effects are summarized below.

Yield

The actual yield on your certificates depends on the:

o   pass-through rate;

o   price paid;

o   absence or occurrence of interest shortfalls or losses;

o   absence or occurrence of principal losses;

o   rate and timing of principal prepayments; and

o with respect to the Class M Certificates, amounts received under the yield maintenance agreement.

If you purchase offered certificates, your yield, absent shortfalls or losses, will primarily be a function of the price paid and the rate and timing of prepayments on the mortgage loans.

o If you pay less or more than the principal balance of your certificate -- that is, buy the certificate at a "discount" or "premium," respectively -- then your effective yield will be higher or lower, respectively, than the pass-through rate on the certificate, because such discount or premium will be amortized over the life of the certificate.

o Any deviation in the actual rate of prepayments on the applicable mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, any discount or premium will be amortized and, consequently, will cause your actual yield to differ from that which you anticipated on the certificates you purchase at a "discount," "premium" or "par."

The yield to maturity of classes subordinated to other classes will be more sensitive to losses due to liquidations of the mortgage loans and the timing thereof than the classes to which they are subordinated.

If you are purchasing the Class AI-1B Certificates you should consider that on any distribution date on which a sequential trigger event is in effect, the Class AI-1B Certificates will not receive any payments of principal until the principal balance of the Class AI-1A Certificates has been reduced to zero. See "Description of the Certificates--Principal Distributions."

If you are purchasing offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans may have a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans may have a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the applicable mortgage loans could result in the loss of all or part of your initial investment.

Reinvestment Risk

The total return on your investment will be reduced if principal distributions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed interest rate mortgage loans decline to levels which these mortgagors regard as acceptable, even if such mortgage interest rates and monthly payments may be significantly higher than current mortgage interest rates and monthly payments on the mortgagors' adjustable rate mortgage loans.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for reinvestment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility

One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

o The "weighted average life" of an offered certificate is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in reduction of the principal balance of the certificate is distributed to the investor.

Low rates of prepayment may result in the extension of the weighted average life of a certificate. High rates of prepayment may result in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected.

The sensitivities of the weighted average lives of the offered certificates to prepayments is illustrated in the tables appearing in Appendix B. These illustrations are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See "Risk Factors--Prepayments May Adversely Affect Yield" and "Prepayment and Yield Considerations" in this prospectus supplement.

OPTIONAL TERMINATION

The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, may, at its option, subject to certain conditions including the then-remaining size of the pool, purchase all the mortgage loans and any properties that the trust acquired in satisfaction of any of the mortgage loans and thereby effect early retirement of the certificates. See "The Pooling and Servicing Agreement--Optional Termination of the Trust" in this prospectus supplement.

FEDERAL INCOME TAX STATUS

The securities administrator will elect to treat the assets of the trust, exclusive of the arrangement intended to protect against basis risk for certain of the certificates, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

LEGAL INVESTMENT

The [   ] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at
least one nationally recognized statistical rating organization. The [   ]
Certificates will not constitute "mortgage related securities" under this act.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and are encouraged to consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the offered certificates.

See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

If you are a fiduciary of a retirement plan or other employee benefit plan or arrangement subject to ERISA, the Internal Revenue Code or any federal, state or local law which is, to a material extent, similar to ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations referred to above.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

PERIODIC REPORTS

The securities administrator will file periodic reports with the SEC on behalf of the issuing entity under the name ["Wells Fargo Home-Equity Asset-Backed Securities 20 - Trust" [(File No. 333- )]].

See "Where You Can Find More Information" in the prospectus.

                                  RISK FACTORS

   The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

      Prepayments May Adversely Affect Yield

   The rate of distributions of principal and the yield to maturity on your certificates will be directly related to the rate of payments of principal on the mortgage loans in the related loan group, or either loan group in the case of the subordinated certificates, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time. The principal payments on the mortgage loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment" includes prepayments and any other recovery of principal in advance of the scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and similar events). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the mortgage loans.

   The rate of principal payments on the mortgage loans will be affected by, among other things:

   o prepayment penalties on certain of the mortgage loans, which may discourage mortgagors from prepaying their mortgage loans during the applicable period;

   o  the amortization schedules of the mortgage loans;

   o the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

   o  liquidations of defaulted mortgage loans;

   o repurchases of mortgage loans by the depositor as a result of defective documentation or breaches of representations and warranties;

   o  optional purchases by the depositor of defaulted mortgage loans;

   o the optional purchase by the majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the depositor, of all of the mortgage loans in connection with the termination of the trust fund; and

   o general solicitations for refinancing by mortgage originators (including the sponsor).

   Prepayment penalty information with respect to the mortgage loans is set forth in the tables appearing in Appendix A hereto.

   The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic and social factors and will depend greatly on the level of mortgage interest rates:

   o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.

   o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

   o The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors.

   o Adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

   If the level of overcollateralization falls below what is required under the pooling and servicing agreement, excess interest will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the aggregate unpaid principal balance of the mortgage loans until the required level of overcollateralization is reached.

   If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the mortgage loans in the related loan group, or either loan group in the case of the subordinated certificates, occur at a rate slower than you expected, there may be a negative effect on the yield to maturity of your certificates.

   If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans in the related loan group, or either loan group in the case of the subordinated certificates, occur at a rate faster than you expected, there may be a negative effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the applicable mortgage loans could result in a loss of all or part of your initial investment.

   You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the offered certificates.

   The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on your yield to maturity for certificates purchased at a price other than par.

There is a Risk That Interest Payments on the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

   Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the certificates (other than the Class CE, Class P and Residual Certificates), the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the trust. After these financial obligations of the trust are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the required overcollateralization level. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

   o When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

   o Every time a mortgage loan is liquidated, excess interest will be reduced because such mortgage loan will no longer be outstanding and generating interest.

   o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay certificateholders.

   o The pass-through rates of the certificates (other than the Class CE, Class P and Residual Certificates) are based on one-month LIBOR, while the adjustable rate mortgage loans have rates that are adjustable based on indices that are different from one-month LIBOR and the fixed rate mortgage loans have rates that do not adjust. As a result, the pass-through rates on the certificates (other than the Class CE, Class P and Residual Certificates) may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on such certificates.

Effects of Mortgage Interest Rates and Other Factors on the Pass-Through Rates of the Offered Certificates

   The yields to maturity on the offered certificates may be affected by the inclusion of fixed rate mortgage loans in the mortgage pool and the resetting of the mortgage interest rates on the adjustable rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable rate mortgage loans are based on six-month LIBOR and one-year CMT and do not adjust for periods ranging from [___] to [___] years after the dates of their origination, while the pass-through rates on the certificates (other than the Class CE, Class P and Residual Certificates) are based on one-month LIBOR, are subject to the applicable maximum rate cap and the related group cap or the pool cap, as applicable, and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based pass-through rates on the certificates (other than the Class CE, Class P and Residual Certificates) to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on those certificates, and could result in the limitation of the pass-through rates on some or all of those certificates by the related group cap or the pool cap, as applicable, and could therefore adversely affect the yield to maturity on such certificates. The group caps are equal to the weighted average of the interest rates on the mortgage loans in the related loan group, net of certain expenses of the trust. The pool cap is equal to the weighted average of the group caps, weighted on the basis of the group subordinate amount for each loan group. In addition, you should note that the group caps and the pool cap will decrease if the related mortgage loans, in the case of the group caps, or all the mortgage loans, in the case of the pool cap, with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans in the loan group or the pool, as applicable, with relatively low mortgage interest rates, which will increase the likelihood that the group caps or the pool cap will apply to limit the pass-through rates on one or more classes of the offered certificates.

   If the pass-through rate on any class of the offered certificates is limited by a group cap or the pool cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the certificates and the payment of certain fees and expenses of the trust. These cap carryover amounts for the Class M Certificates may also be covered by amounts payable under the yield maintenance agreement, to the extent that, with respect to any of the first [___] distribution dates (other than the initial distribution date), the lesser of one-month LIBOR as of the related determination date and the applicable upper strike rate under the yield maintenance agreement exceeds the lower strike rate for such distribution date. See "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" and "--Yield Maintenance Agreement" in this prospectus supplement. You should note, however, that if the formula rate for a class of the offered certificates is based on the applicable maximum rate cap, the amount of cap carryover will be less during such period on those certificates than if the formula rate were to be based on one-month LIBOR plus the applicable margin. The ratings on the offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

There Are Risks in Holding Subordinated Certificates

   The protections afforded the senior certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield or the weighted average life of your certificates:

   o Because each class of subordinated certificates receives interest and principal distributions after the senior certificates and each lower-numbered class of subordinated certificates, if any, receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

   o If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will disproportionately impact the subordinated certificates.

   o The subordinated certificates are not expected to receive principal distributions until, at the earliest, [_____] (unless the principal balance of the senior certificates is reduced to zero prior to such date) or such later date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels described herein. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of such subordinated certificates, the holders of such certificates have a greater risk of suffering loss on their investments.

   o Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. If there is no or insufficient overcollateralization, losses will be allocated to the subordinated certificates in reverse order of payment priority. A loss allocation results in a reduction in a principal balance without a corresponding distribution of cash to the holder. A lower principal balance will result in less interest accruing on the certificate.

   o The earlier in the transaction that a loss on a mortgage loan occurs that results in a loss on a subordinated certificate, the greater the impact on the yield to such subordinated certificate.

   See "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement for more detail.

There Are Additional Risks in Holding the Class AI-1B Certificates

   If you are considering purchasing the Class AI-1B Certificates, you should consider the risk that after the Class M Certificates are no longer outstanding, losses from the liquidation of defaulted mortgage loans in the first loan group in excess of any available monthly excess cashflow and overcollateralization will affect the amount available for distribution on the Class AI-1B Certificates. If a sequential trigger event is in effect, holders of the Class AI-1B Certificates will not receive any payments of principal until the principal balance of the Class AI-1A Certificates has been reduced to zero. This increases the likelihood that the Class AI-1B Certificates will not receive all distributions they are entitled to on any distribution date as a result of realized losses on the mortgage loans in the first loan group and, on the final distribution date, will have their principal balance reduced as a result of such realized losses.

   See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

High Loan-to-Value Ratios Increase Risk of Loss

   Mortgage loans with high loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. Approximately [___] the mortgage loans had loan-to-value ratios at origination in excess of 80.00%. No mortgage loan had an original loan-to-value ratio exceeding 100%. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time of origination. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the originator's determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property. Information with respect to loan-to-value ratios is set forth in the tables appearing in Appendix A hereto.

Coverage Under Lender-Paid Primary Mortgage Insurance Policies Will Be Lost if Wells Fargo Bank, N.A. Does Not Pay Premiums

   Approximately [___]% of the mortgage loans with loan-to-value ratios over 80% are covered by existing lender-paid primary mortgage insurance policies. These policies were acquired by Wells Fargo Bank, N.A. from various providers and will be assigned by Wells Fargo Bank, N.A. to the trust on the closing date. Wells Fargo Bank, N.A., as servicer, will be obligated to pay the premiums on the primary mortgage insurance policies. Wells Fargo Bank, N.A. will covenant that in the event it is removed as servicer, it will continue to pay any such premiums if the successor servicer does not undertake to pay such premiums. In the event of a servicing transfer where the successor servicer does not assume the payment of such premiums, investors should consider that if Wells Fargo Bank, N.A. does not fulfill its covenant to pay the related premiums, the related primary mortgage insurance coverage will be cancelled.

The Yield Maintenance Agreement is Subject to Counterparty Risk

   The assets of the trust include the yield maintenance agreement which will require the yield maintenance agreement counterparty thereunder to make certain payments in the circumstances set forth herein under "Description of the Certificates--The Yield Maintenance Agreement" for the benefit of the holders of the Class M Certificates. To the extent that payments on these certificates depend in part on payments to be received by the securities administrator under the yield maintenance agreement, the ability of the securities administrator to make such payments on such certificates will be subject to the credit risk of the yield maintenance agreement counterparty.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters

   The yield to maturity on the certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain regions of the United States from time to time will experience weaker regional economic conditions or might experience weaker housing markets or inflated housing prices and, consequently, will experience higher rates of loss and delinquency than on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk considerations in addition to those generally present for similar home equity asset-backed securities without such concentration. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available (currently $[____]), by flood insurance, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies. The following chart lists states with concentrations of mortgaged properties in excess of 10% in any loan group and the mortgage pool:

              Loan Group I    Loan Group II   Mortgage Pool
              ------------    -------------   -------------
                [State]          [State]         [State]
                [State]          [State]         [State]

   Any deterioration in housing prices in the regions in which there is a significant concentration of mortgaged properties, as well as the other regions in which the mortgaged properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquencies and losses on the mortgage loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated. Also, any increase in the market value of properties located in the regions in which the mortgaged properties are located, would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

   The concentrations of mortgaged properties by state and geographic areas are identified in Appendix A.

Class M Certificates Provide Subordination For Both Certificate Groups

    Because the Class M Certificates provide credit support for both certificate groups, the principal balances of the Class M Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in one loan group. Therefore, realized losses on the mortgage loans in one loan group, to the extent not covered by overcollateralization, will reduce the subordination provided by the Class M Certificates to the unrelated certificate group of senior certificates and increase the likelihood that realized losses may be allocated to such unrelated certificate group of senior certificates on the final distribution date.

There Are Risks Relating to Balloon Loans

   Approximately [___]% of the mortgage loans are balloon loans. Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. The ability of a mortgagor to refinance a balloon loan may be limited because the mortgagors are "subprime" borrowers who may not have many acceptable refinancing options available. In addition, the servicer will not make advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. Information relating to balloon loans is set forth in Appendix A.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
Investment

   There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor's prior securitizations involving the depositor.

   In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Delinquencies and Losses on the Mortgage Loans Will Adversely Affect Your Yield

   Delinquencies on the mortgage loans which are not advanced by the servicer (because the servicer has determined that these amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. The servicer will determine that a proposed advance is nonrecoverable when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor, related liquidation proceeds, or other recoveries in respect of the mortgage loan. The servicer will be entitled to recover from amounts on deposit in the distribution account any advances previously made which it subsequently determines to be nonrecoverable prior to any distribution on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies that are not covered by advances or from the reimbursement of advances which the servicer determines to be nonrecoverable will be borne first by the excess cashflow and then by the subordinated certificates (in reverse numerical order), and then by the senior certificates.

   Current interest shortfalls in excess of the monthly excess interest amount will adversely affect the yields on the offered certificates. In addition, losses generally will be borne by the subordinated certificates, as described in this prospectus supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the offered certificates will depend on the rate and timing of realized losses on the mortgage loans.

Interest Only Loans May Have Higher Risk of Default or Rates of Prepayment

   Approximately [__]% of the mortgage loans are interest only loans which require only the payment of interest for a term specified in the related mortgage note. See the tables with the heading "Remaining Interest Only Terms" appearing in Appendix A. At the end of the interest only term, the payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan. In underwriting an interest only loan, the ability of the mortgagor to make payments in respect of principal is not considered.

   For interest only mortgage loans that are adjustable rate mortgage loans, the increase in the mortgagor's monthly payment attributable to principal will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the related adjustment date. The combination of these two factors occurring simultaneously may significantly increase the risk of default under such mortgage loan.

   In addition, the increase in the monthly payment to be made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such loan.

   Information relating to interest only loans is set forth in Appendix A.

The Rate of Default on Mortgage Loans that are Secured by Investor Properties May be Higher than on Other Mortgage Loans

   Approximately [___]% of the mortgage loans are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the mortgagor's primary residence or second home. Because the mortgagor is not living on the property, the mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

FICO Scores May Not Accurately Predict the Likelihood of Default

   The sponsor generally uses FICO scores as part of its underwriting process. The tables in Appendix A show FICO scores for the mortgagors obtained at the time of origination of their mortgage loans. A FICO score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the expected life of a mortgage loan. Furthermore, FICO scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, FICO scores do not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the depositor nor the sponsor makes any representations or warranties as to any borrower's current FICO score, the actual performance of any mortgage loan or that a particular FICO score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Decrement and Sensitivity Tables are Based Upon Assumptions and Models

   The decrement tables set forth in Appendix B have been prepared on the basis of the modeling assumptions described under "Prepayment and Yield Considerations." There will likely be discrepancies between the characteristics of the actual mortgage loans included and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of initial principal balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included have characteristics that differ from those assumed in preparing the decrement tables, the principal balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

   The models used in this prospectus supplement for prepayments also do not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans contained in the trust. It is highly unlikely that the mortgage loans will prepay at any of the rates specified. The assumed percentages of the applicable prepayment assumptions shown in the Appendices are for illustrative purposes only. For a description of the prepayment assumptions, see "Prepayment and Yield Considerations" in this prospectus supplement. The actual rates of prepayment of the mortgage loans may not correspond to any of the assumptions made in this prospectus supplement. For these reasons, the weighted average lives of the offered certificates may differ from the weighted average lives shown in the tables in Appendix B.

United States Military Operations May Increase Risk of Shortfalls in Interest

   As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. A substantial portion of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which will be borne by all classes of interest-bearing certificates, to the extent not covered by the monthly excess interest amount for the applicable distribution date. None of the depositor, the sponsor. the servicer, the underwriter or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Interest Distributions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

                           FORWARD LOOKING STATEMENTS

   This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" and in the Appendices. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The Depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to such forward-looking statements to reflect any change in the Depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                   THE SPONSOR

   The Sponsor, Wells Fargo Bank, N.A. ("Wells Fargo Bank") is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

   See "The Sponsor," "The Sponsor's Mortgage Loan Programs," and "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements" in the prospectus for more information about the Sponsor, its securitization programs, underwriting criteria and procedures used to originate the Mortgage Loans and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

    Information concerning the Sponsor's prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans is available on the internet at http://www.securitieslink.com/staticpools.

   Without charge or registration, by clicking on the link in the row entitled "WFHET 200 - ," investors can view on this website the following information:

   o summary information regarding original characteristics of the Sponsor's prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans; and

   o delinquency, cumulative loss, and prepayment information by vintage year for the five years preceding the date of first use of this prospectus supplement regarding the Sponsor's prior originations and purchases of Fixed Rate First Lien Subprime Loans and Adjustable Rate First Lien Subprime Loans.

   In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 7430 New Technology Way, Frederick, Maryland 21703 Attention: Vice President, Structured Finance, telephone number (301) 846-8881.

   The static pool reports available on the Sponsor's website relating to any information prior to January 1, 2006 is not deemed to be part of this prospectus, the accompanying prospectus supplement or the Depositor's registration statement.

   Static pool performance may have been affected by various factors relating to the underlying borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool performance. See "The Sponsor's Mortgage Loan Programs-Mortgage Loan Underwriting." Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the Sponsor's static pool performance data may not be indicative of the future performance of the Mortgage Loans.

   For additional information concerning the static pool information available on the website set forth above, see "Static Pool Information" in the prospectus.

                                  THE DEPOSITOR

   Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of Wells Fargo Bank, N.A. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

   The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

   The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date, including, but not limited to, repurchasing Mortgage Loans due to breaches of representations and warranties, repurchasing at its option certain defaulted Mortgage Loans or, in the circumstances described in the prospectus under "Description of the Securities--Termination" repurchasing all of the Mortgage Loans.

   The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

   See "The Depositor" in the prospectus for more information about the Depositor.

                               THE ISSUING ENTITY

   The Issuing Entity will be a New York common law trust (the "Trust"), formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Trust under the Pooling and Servicing Agreement. The Trust will have no officers or directors and no continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31. The Trust will be administered by the Trustee and the Securities Administrator pursuant to the terms of the Pooling and Servicing Agreement.

                                   THE TRUSTEE

   HSBC Bank USA, National Association, a national banking association, will act as the "Trustee" under the Pooling and Servicing Agreement. The corporate trust office of the Trustee is located at 452 Fifth Avenue, New York, New York 10018.

   The Trustee has limited administrative responsibilities under the terms of the Pooling and Servicing Agreement. The Trustee is not responsible for securities administration, does not monitor access to and activity in the Distribution Account, compliance with covenants in the Pooling and Servicing Agreement or the basis for the addition, substitution or removal of Mortgage Loans from the Mortgage Pool. Under the Pooling and Servicing Agreement, the Trustee will be required to make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans serviced by Wells Fargo Bank if Wells Fargo Bank, as Servicer, fails to make a Periodic Advance required by the related Wells Fargo Underlying Servicing Agreement. See "Description of the Securities--Advances in Respect of Delinquencies" herein.

   The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the Trustee from performing it duties under the Pooling and Servicing Agreement, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion of the Trust in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the Trustee.

   See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements--The Trustee" in the prospectus for more information about the Trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                          THE SECURITIES ADMINISTRATOR

   The Corporate Trust Services division of Wells Fargo Bank will act as securities administrator (the "Securities Administrator"). Wells Fargo Bank's principal office for purposes of securities administration is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and the office for certificate transfer services is located at Sixth and Marquette, Minneapolis, Minnesota 55479 (together, the "Corporate Trust Office"). The telephone number of the Securities Administrator is (410) 884-2000. In such capacity, the Securities Administrator is responsible for pool performance calculation, distribution calculations, the preparation of monthly distribution reports and the preparation of tax returns on behalf of the Trust (unless the Trustee is required by law to prepare) and the preparation of monthly reports on Form 10-D (based on information included in the monthly distribution date statements) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the Trust.

   Under the Pooling and Servicing Agreement, any good faith interpretation of the Securities Administrator of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certificates which the Securities Administrator concludes are ambiguous or unclear will be binding on Certificateholders.

   See "The Sponsor" in the prospectus for more information about Wells Fargo Bank.

                                  PAYING AGENT

   The Corporate Trust Services division of Wells Fargo Bank will also act as paying agent (the "Paying Agent") under the Pooling and Servicing Agreement. The Paying Agent is responsible for making distributions to Certificateholders and making available to Certificateholders certain reports as discussed under "Reports to Securityholders" in the prospectus. The Paying Agent will establish and maintain a separate trust account (the "Payment Account"). On the business day prior to each Distribution Date, the Securities Administrator will deposit funds from the Distribution Account into the Payment Account and the Paying Agent will make Payments to Certificateholders with the funds in the Payment Account on the related Distribution Date.

   See "The Sponsor" in the prospectus for more information about Wells Fargo Bank.

                                  THE SERVICER

   The Sponsor, as "Servicer," will service all of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement. Among other things, the Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. As of the date of this prospectus supplement, the Servicer has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

   The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, although the Servicer has not engaged any subservicers as of the date of this prospectus supplement. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

   See "The Sponsor" and "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements" in the prospectus for more information about the Servicer, the Servicer's experience, it servicing procedures and its obligations under the Pooling and Servicing Agreement.

   All of the Mortgage Loans will be Type 1 Loans. See "Description of the Securities--Available Funds" in the prospectus.

   See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements" in the prospectus.

                                  THE CUSTODIAN

   The Corporate Trust Services division of Wells Fargo Bank will act as custodian (the "Custodian") for the Mortgage Files pursuant to the custodial agreement, dated the Closing Date (the "Custodial Agreement") among the Trustee, the Depositor, the Servicer and the Custodian. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.

   The Custodian will be responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. The Custodian will segregate the Mortgage Files by boarding each in an electronic tracking system, which identifies the owner of the Mortgage File and the Mortgage File's specific location in the Custodian's vault.

   See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus for more information about the Custodian and its obligations and rights (including its right to indemnity and reimbursement in certain circumstances) under the Pooling and Servicing Agreement.

                            ROLES OF WELLS FARGO BANK

   As discussed herein, Wells Fargo Bank is the Sponsor and will act as the Securities Administrator, the Paying Agent, the Custodian and the Servicer with respect to the Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Securities Administrator, Paying Agent and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, acting through different personnel, will be performing these functions. See "Summary Information-Affiliations" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

   The Trust will issue five Classes of senior certificates (the "Class A Certificates" or the "Senior Certificates") divided into two certificate groups (each may be referred to as a "Group"). The first Group ("Group I") will consist of the Class AI-1A and Class AI-1B Certificates (collectively, the "Class AI Certificates"). The second Group ("Group II") will consist of the Class AII-1, Class AII-2 and Class AII-3 Certificates (collectively, the "Class AII Certificates"). The Trust will also issue (i) thirteen Classes of mezzanine certificates (collectively, the "Class M Certificates") designated as the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates,
(ii) the Class CE Certificates (together with the Class M Certificates, the "Subordinated Certificates"), (iii) the Class P Certificates (the "Class P Certificates") and (iv) the Class R and Class R-X Certificates (collectively, the "Residual Certificates"). The Senior Certificates, the Subordinated Certificates, the Class P Certificates and the Residual Certificates are collectively referred to herein as the "Certificates." Only the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates are offered hereby (the "Offered Certificates").

   The Offered Certificates will have the respective original Principal Balances specified in the table beginning on page S-5 hereof, subject to a permitted variance due to an adjustment of the mortgage pool. The Offered Certificates will be issued initially in the forms and denominations set forth in the table beginning on page S-5.

   Distributions on the Certificates will be made by the Paying Agent on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in [_____] (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the applicable Record Date. The "Record Date" with respect to each Distribution Date and the Offered Certificates is the business day immediately preceding such Distribution Date; provided, however, that if any Offered Certificates become Definitive Certificates, the Record Date for such Certificates will be the last business day of the preceding month.

Allocation of Available Funds

   Distributions to holders of each Class of Certificates will be made on each Distribution Date from Available Funds. "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to the Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee and amounts payable to the Securities Administrator and the Trustee in respect of certain expenses and indemnification:

   (i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period and received by the Servicer on or prior to the related Determination Date;

   (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any prepayment penalties), Insurance Proceeds (including any payments received under any LPMI Policy), condemnation proceeds, Subsequent Recoveries and Liquidation Proceeds, net of certain expenses and excluding and Liquidation Profits, received during the related Prepayment Period;

   (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date;

   (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Distribution Account during the related Prepayment Period;

   (v) any Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period;

   (vi) any Reimbursement Amount deposited to the Distribution Account during the related Prepayment Period; and

   (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, the Termination Price.

   Available Funds excludes any prepayment penalties received by the Servicer with respect to the Mortgage Loans. Any such prepayment penalties will be distributed to the holders of the Class P Certificates and no other Class of Certificates will have any entitlement to receive such amounts under any circumstances.

   The "Collection Period" with respect to any Distribution Date means the period from the second day of the calendar month preceding the month in which such Distribution Date occurs through the first day of the month in which such Distribution Date occurs.

   The "Prepayment Period" with respect to any Distribution Date is a Prior Month Receipt Period. See "Description of the Securities-Available Funds" in the prospectus for a description of Prior Month Receipt Period.

Interest Distributions

   On each Distribution Date, the Paying Agent will distribute the aggregate of the Interest Remittance Amounts in the following order of priority to the extent available:

   first, to the Credit Risk Manager, the Credit Risk Manager Fee;

   second, concurrently, as follows:

         (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AI-1A and Class AI-1B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date; and

         (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), the applicable Accrued Certificate Interest thereon for such Distribution Date;

   third, concurrently, as follows:

         (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AI-1A and Class AI-1B Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date; and

         (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), the applicable Interest Carry Forward Amount thereon for such Distribution Date;

   fourth, concurrently, as follows:

         (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority second above; and

         (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AI-1A and Class AI-1B Certificates, pro rata (based on the Accrued Certificate Interest for each such Class), any Accrued Certificate Interest for such Classes for such Distribution Date, to the extent not distributed pursuant to priority second above;

   fifth, concurrently, as follows:

         (1) concurrently, from the Interest Remittance Amount for Group I, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to priority third above; and

         (2) concurrently, from the Interest Remittance Amount for Group II, to the Class AI-1A and Class AI-1B Certificates, pro rata (based on the Interest Carry Forward Amount for each such Class), any Interest Carry Forward Amount for such Classes for such Distribution Date, to the extent not distributed pursuant to priority third above;

   sixth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   seventh, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   eighth, to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   ninth, to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   tenth, to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   eleventh, to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   twelfth, to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   thirteenth, to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   fourteenth, to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   fifteenth, to the Class M-10 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   sixteenth, to the Class M-11 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   seventeenth, to the Class M-12 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

   eighteenth, to the Class M-13 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

   nineteenth, the amount, if any, of the aggregate of the Interest Remittance Amounts remaining after application with respect to the priorities set forth above which is defined below as the "Monthly Excess Interest Amount" for such Distribution Date, will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

   On any Distribution Date, any shortfalls resulting from application of the Relief Act, any Prepayment Interest Shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest paid by the Servicer, and any Prepayment Interest Shortfalls resulting from partial principal prepayments, in each case regardless of which loan group experienced the shortfall (the total of such amounts for any Distribution Date, the "Current Interest Shortfall"), will be allocated first, to reduce any Monthly Excess Interest Amount for such Distribution Date, and thereafter, to reduce the Accrued Certificate Interest with respect to the Class A and Class M Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date without regard to the allocation of these shortfalls. The holders of the Class A and Class M Certificates will not be entitled to reimbursement for any such interest shortfalls.

   "Accrued Certificate Interest" for each Class of interest-bearing Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Principal Balance of such Class of Certificates, minus such Class's Interest Percentage of the excess of (i) the Current Interest Shortfall for such Distribution Date, if any, over (ii) the Monthly Excess Interest Amount for such Distribution Date.

   The "Interest Accrual Period" for any Distribution Date and the Certificates (other than the Class CE, Class P and Residual Certificates) will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. The Class CE, Class P and Residual Certificates do not accrue interest.

   The "Interest Carry Forward Amount" means for any Class of interest-bearing Certificates and any Distribution Date, the sum of (a) the excess, if any, of the Accrued Certificate Interest for the prior Distribution Date and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on such Class on such prior Distribution Date and (b) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

   The "Interest Percentage" is, with respect to any Class of interest-bearing Certificates and any Distribution Date, the ratio of the Accrued Certificate Interest for such Class to the Accrued Certificate Interest for all Classes of interest-bearing Certificates, in each case with respect to such Distribution Date and without regard to any Current Interest Shortfall.

   The "Interest Remittance Amount" means as of any Distribution Date and either Group, the sum, without duplication, of:

         (i) all interest collected with respect to the related Collection Period on the Mortgage Loans of the related Loan Group received by the Servicer on or prior to the Determination Date for such Distribution Date and any interest advanced by the Servicer on the Mortgage Loans of such Loan Group with respect to the related Collection Period (less the Servicing Fee for such Mortgage Loans, amounts available for reimbursement of Advances and Servicing Advances with respect to such Mortgage Loans as described in the prospectus under "Description of the Securities-Advances in Respect of Delinquencies," amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement);

         (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans of such Loan Group;

         (iii) the portion of any payment in connection with any principal prepayment, substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds (including any payments received under the LPMI Policies) relating to interest with respect to the Mortgage Loans of such Loan Group received during the related Prepayment Period; and

         (iv) the portion of any Reimbursement Amount relating to interest on the Mortgage Loans of such Loan Group received during the related Prepayment Period.

   "Relief Act Shortfalls" are any interest shortfalls arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Relief Act or similar state laws.

Principal Distributions

   With respect to each Distribution Date (a) before the Stepdown Date or (b) as to which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

   first, concurrently, as follows:

         (i) the Group I Principal Distribution Amount, (a) with respect to each Distribution Date on which a Sequential Trigger Event is not in effect, concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata, and (b) with respect to each Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class AI-1A and Class AI-1B Certificates; and

         (ii) the Group II Principal Distribution Amount, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class AII-1, Class AII-2 and Class AII-3 Certificates and (b) with respect to each Distribution Date on or after the Subordination Depletion Date, concurrently, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata;

   second, concurrently, as follows:

         (i) the Group I Principal Distribution Amount remaining after priority first (i) above, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class AII-1, Class AII-2 and Class AII-3 Certificates and (b) with respect to each Distribution Date on or after the

      Subordination Depletion Date, concurrently, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata; and

         (ii) the Group II Principal Distribution Amount remaining after priority first (ii) above, (a) with respect to each Distribution Date on which a Sequential Trigger Event is not in effect, concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata, and (b) with respect to each Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class AI-1A and Class AI-1B Certificates;

   third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates; and

   fourth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

   With respect to each Distribution Date (a) on or after the Stepdown Date and
(b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Certificates in the following order of priority:

   first, concurrently, as follows:

         (i) from the Group I Principal Distribution Amount, (a) with respect to each Distribution Date on which a Sequential Trigger Event is not in effect, concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata, up to an amount equal to the Group I Senior Principal Distribution Amount, and (b) with respect to each Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class AI-1A and Class AI-1B Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount; and

         (ii) from the Group II Principal Distribution Amount, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, up to an amount equal to the Group II Senior Principal Distribution Amount and (b) with respect to each Distribution Date on or after the Subordination Depletion Date, concurrently to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata, up to an amount equal to the Group II Senior Principal Distribution Amount;

   second, concurrently, as follows:,

         (i) the Group I Principal Distribution Amount remaining after priority first (i) above, up to an amount equal to the Group II Senior Principal Distribution Amount not paid pursuant to priority first (ii) above, (a) with respect to each Distribution Date prior to the Subordination Depletion Date, sequentially, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, and (b) with respect to each Distribution Date on or after the Subordination Depletion Date, concurrently, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata; and

         (ii) the Group II Principal Distribution Amount remaining after priority first (ii) above, up to an amount equal to the Group I Senior Principal Distribution Amount not paid pursuant to priority first (i) above, (a) with respect to each Distribution Date on which a Sequential Trigger Event is not in effect, concurrently, to the Class AI-1A and Class AI-1B Certificates, pro rata, and (b) with respect to each Distribution Date on which a Sequential Trigger Event is in effect, sequentially, to the Class AI-1A and Class AI-1B Certificates;

   third, to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount;

   fourth, to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount;

   fifth, to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount;

   sixth, to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount;

   seventh, to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount;

   eighth, to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount;

   ninth, to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount;

   tenth, to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount;

   eleventh, to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount;

   twelfth, to the Class M-10 Certificates, up to the Class M-10 Principal Distribution Amount;

   thirteenth, to the Class M-11 Certificates, up to the Class M-11 Principal Distribution Amount;

   fourteenth, to the Class M-12 Certificates, up to the Class M-12 Principal Distribution Amount;

   fifteenth, to the Class M-13 Certificates, up to the Class M-13 Principal Distribution Amount; and

   sixteenth, any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under "--Application of Monthly Excess Cashflow Amounts."

   For purposes of the foregoing, the following terms will have the respective meanings set forth below.

   "Class M-1 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-2 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-3 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-4 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of

(i) approximately [ ]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-5 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [ ]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-6 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over
(y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-7 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-8 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such

Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking payments into account the payments of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking payments into account the payments of the Class M-7 Principal Distribution Amount on such Distribution
Date) and (ix) the Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-9 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-10 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-11 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution
Date), (xi) the Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xii) the Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-12 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Principal Balance of the Class M-11 Certificates (after taking into account the payment of the Class M-11 Principal Distribution Amount on such Distribution Date) and (xiii) the Principal Balance of the Class M-12 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Class M-13 Principal Distribution Amount" means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date), (xii) the Principal Balance of the Class M-11 Certificates (after taking into account the payment of the Class M-11 Principal Distribution Amount on such Distribution
Date), (xiii) the Principal Balance of the Class M-12 Certificates (after taking into account the payment of the Class M-12 Principal Distribution Amount on such Distribution Date) and (xiv) the Principal Balance of the Class M-13 Certificates immediately prior to such Distribution Date over (y) the lesser of
(a) the product of (i) approximately [____]% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the Overcollateralization Floor.

   "Extra Principal Distribution Amount" means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date, after reduction (but not below zero) by any Current Interest Shortfall and (y) the Overcollateralization Deficiency for such Distribution Date.

   "Group I Overcollateralization Floor" means as of any Distribution Date, the amount by which the aggregate unpaid principal balance of the Group I Mortgage Loans as of the last day of the related Collection Period exceeds the product of
(i) [____]% and (ii) the aggregate unpaid principal balance of the Group I Mortgage Loans on the Cut-off Date.

   "Group I Principal Distribution Amount" means with respect to any Distribution Date, the product of the Group I Principal Percentage and the Principal Distribution Amount.

   "Group I Principal Percentage" means with respect to any Distribution Date and any Class AI Certificates, the percentage equivalent to a fraction, the numerator of which is the portion of the Principal Remittance Amount attributable to the Group I Mortgage Loans for such Distribution Date, and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

   "Group I Senior Principal Distribution Amount" means as of any Distribution Date, the excess of (a) the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date over (b) the lesser of
(x) the product of (1) approximately [____]% and (2) the aggregate unpaid principal balance of the Group I Mortgage Loans as of the last day of the related Collection Period and (y) the Group I Overcollateralization Floor.

   "Group II Overcollateralization Floor" means as of any Distribution Date, the amount by which the aggregate unpaid principal balance of the Group II Mortgage Loans as of the last day of the related Collection Period exceeds the product of
(i) [____]% and (ii) the aggregate unpaid principal balance of the Group II Mortgage Loans on the Cut-off Date.

   "Group II Principal Distribution Amount" means with respect to any Distribution Date, the product of the Group II Principal Percentage and the Principal Distribution Amount.

   "Group II Principal Percentage" means with respect to any Distribution Date and the Class AII Certificates, the percentage equivalent to a fraction, the numerator of which is the portion of the Principal Remittance Amount attributable to the Group II Mortgage Loans for such Distribution Date, and the denominator of which is equal to the Principal Remittance Amount for such Distribution Date.

   "Group II Senior Principal Distribution Amount" means as of any Distribution Date, the excess of (a) the aggregate Principal Balance of the Class AII Certificates immediately prior to such Distribution Date over (b) the lesser of
(x) the product of (1) approximately [____]% and (2) the aggregate unpaid principal balance of the Group II Mortgage Loans as of the last day of the related Collection Period and (y) the Group II Overcollateralization Floor.

   "Overcollateralization Amount" means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period over (y) the aggregate Principal Balance of all Classes of Certificates (after taking into account all distributions of principal on such Distribution Date and the increase of any Principal Balance as a result of Subsequent Recoveries).

   "Overcollateralization Deficiency" means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount

(but not the Extra Principal Distribution Amount) on such Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

   "Overcollateralization Floor" means as of any Distribution Date, the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) [____]% and (ii) the Pool Balance on the Cut-off Date.

   "Overcollateralization Release Amount" means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of
(i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

   The "Principal Balance" with respect to any Class of Certificates (other than the Class CE, Class P and Residual Certificates, which have no Principal Balance) and any Distribution Date, will equal the principal balance of such Class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

   o all amounts distributed on previous Distribution Dates on such Class on account of principal; and

   o any Applied Realized Loss Amounts allocated to such Class for previous Distribution Dates;

and increased by:

   o any Subsequent Recoveries allocated to such Class for previous Distribution Dates.

   "Principal Distribution Amount" means as of any Distribution Date, (a) the sum of (i) the Principal Remittance Amount and (ii) the Extra Principal Distribution Amount, if any, minus (b) the Overcollateralization Release Amount, if any.

   "Principal Remittance Amount" means with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less amounts available for reimbursement of Advances and Servicing Advances as described in the prospectus under "Description of the Securities--Advances in Respect of Delinquencies," amounts in respect of indemnification and other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans and the immediately preceding Collection Period:

   (i) each payment of principal on a Mortgage Loan due during such Collection Period and received by the Servicer on or prior to the Determination Date for such Distribution Date, including any Advances with respect thereto,

   (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period,

   (iii) the insurance proceeds (including any amounts received under the LPMI Policies), Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period,

   (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Prepayment Period,

   (v) any Substitution Adjustments received during the related Prepayment Period, and

   (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal.

   "Senior Enhancement Percentage" for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Principal Balance of the Class M Certificates before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount as of the prior Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

   "Senior Principal Distribution Amount" means as of any Distribution Date, the sum of the Group I Senior Principal Distribution Amount for such Distribution Date and the Group II Senior Principal Distribution Amount for such Distribution Date.

   "Senior Specified Enhancement Percentage" means approximately [____]%.

   "60+ Day Delinquent Loan" means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

   A "Sequential Trigger Event" has occurred if (a) with respect to any Distribution Date, the Class M Certificates are no longer outstanding, (b) with respect to any Distribution Date on or prior to the Distribution Date in [_____], the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds [____]% or (c) with respect to any Distribution Date on or after the Distribution Date in [____], a Trigger Event is in effect.

   "Subordination Depletion Date" means the Distribution Date on which the aggregate Principal Balance of the Class M Certificates is reduced to zero.

   "Stepdown Date" means the earlier to occur of (i) the Distribution Date following the Distribution Date on which the aggregate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date in [____] and (y) the Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

   "Subsequent Recovery" means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described herein. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the Class of Class M Certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the Class with the next highest distribution priority), and the Principal Balance of such Class or Classes of the Class M Certificates will be increased by the same amount.

   "Targeted Overcollateralization Amount" means as of any Distribution Date,
(x) prior to the Stepdown Date, approximately [____]% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (a) approximately [____]% of the Pool Balance as of the last day of the related Collection Period and (b) [____]% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

   The level of overcollateralization for any Distribution Date is required to be equal to or greater than the Targeted Overcollateralization Amount.

   A "Trigger Event" has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds [____]% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance on the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In                                  Percentage
-------------------------------------------------------------  ------------
October 2007 through September 2008........................       [  ]%
October 2008 through September 2009........................       [  ]%
October 2009 through September 2010........................       [  ]%
October 2010 through September 2011........................       [  ]%
October 2011 and thereafter ...............................       [  ]%

Allocation of Losses

   Realized Losses will, in effect, be absorbed first by the Class CE Certificates, through the application of the Monthly Excess Interest Amount, to the extent available, to fund such deficiency, as well as through a reduction in the Overcollateralization Amount.

   If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Principal Balances as a result of Subsequent Recoveries, the aggregate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period, such excess will be allocated to the Class M-13, Class M-12, Class M-11, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Principal Balances are reduced to zero. Any such reduction of a Principal Balance will not be reversed or reinstated unless there are Subsequent Recoveries; provided, however, that once the Principal Balance of a Class is reduced to zero, such Class will not be entitled to any Subsequent Recoveries. However, on future Distribution Dates, Certificateholders of the related Class may receive amounts in respect of prior reductions in the related Principal Balances as described below. The amount of any allocation of such excess in reduction of a Principal Balance of a Class M Certificate is referred to as an "Applied Realized Loss Amount." The Principal Balances of the Class A Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay such Classes of Certificates all interest and principal amounts to which they are entitled, particularly with respect to the Class AI-1B Certificates, which, when a Sequential Trigger Event is in effect, will not receive any payments of principal until the Principal Balance of the Class AI-1A Certificates has been reduced to zero.

   If, on the final Distribution Date, after giving effect to the distribution of the Principal Distribution Amount and the increase of any Principal Balances as a result of Subsequent Recoveries, the Principal Balances of the Class M Certificates have been reduced to zero and (a) the aggregate Principal Balance of the Class AI Certificates exceeds the aggregate unpaid principal balance of the Group I Mortgage Loans as of the end of the related Collection Period, such excess will be allocated to the Class AI-1B and the Class AI-1A Certificates, in that order, until their respective Principal Balances are reduced to zero or (b) the Principal Balance of the Class AII Certificates exceeds the aggregate unpaid principal balance of the Group II Mortgage Loans as of the end of the related Collection Period, such excess will be allocated, to the Class AII-1, Class AII-2 and Class AII-3 Certificates, pro rata, until their respective Principal Balances are reduced to zero.

Application of Monthly Excess Cashflow Amounts

   The interest rates on Mortgage Loans are generally expected to be higher than the interest rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period, together with interest on the Overcollateralization Amount itself, is the "Monthly Excess Interest Amount."

   The "Net Mortgage Interest Rate" for each Mortgage Loan is the applicable Mortgage Interest Rate less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

   If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, such Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Principal Balance of the Certificates). The cashflow priorities of the Trust Fund in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

   On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "stepdown." If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for such Distribution Date not to be passed through as a distribution of principal on the Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust Fund.

      On any Distribution Date, the sum of (a) the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall and to fund the Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the "Monthly Excess Cashflow Amount," which is required to be applied in the following order of priority (the "Monthly Excess Cashflow Allocation") on such Distribution Date:

         (i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such Distribution Date;

         (ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such Classes for such Distribution Date;

         (iii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (iv) to the Class M-1 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (v) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for such Distribution Date;

         (vi) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (vii) to the Class M-2 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (viii) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for such Distribution Date;

         (ix) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (x) to the Class M-3 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xi) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for such Distribution Date;

         (xii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xiii) to the Class M-4 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xiv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for such Distribution Date;

         (xv) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xvi) to the Class M-5 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xvii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for such Distribution Date;

         (xviii) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xix) to the Class M-6 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xx) to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for such Distribution Date;

         (xxi) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xxii) to the Class M-7 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxiii) to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for such Distribution Date;

         (xxiv) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xxv) to the Class M-8 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxvi) to the Class M-8 Certificates, any Class M-8 Realized Loss Amortization Amount for such Distribution Date;

         (xxvii) to the Class M-9 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xxviii) to the Class M-9 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxix) to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for such Distribution Date;

         (xxx) to the Class M-10 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xxxi) to the Class M-10 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxxii) to the Class M-10 Certificates, any Class M-10 Realized Loss Amortization Amount for such Distribution Date;

         (xxxiii) to the Class M-11 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xxxiv) to the Class M-11 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxxv) to the Class M-11 Certificates, any Class M-11 Realized Loss Amortization Amount for such Distribution Date;

         (xxxvi) to the Class M-12 Certificates, any remaining Accrued Certificate Interest for such Distribution Date; (xxxvii) to the Class M-12 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xxxviii) to the Class M-12 Certificates, any Class M-12 Realized Loss Amortization Amount for such Distribution Date;

         (xxxix) to the Class M-13 Certificates, any remaining Accrued Certificate Interest for such Distribution Date;

         (xl) to the Class M-13 Certificates, any Interest Carry Forward Amount for such Class for such Distribution Date;

         (xli) to the Class M-13 Certificates, any Class M-13 Realized Loss Amortization Amount for such Distribution Date;

         (xlii) sequentially, as follows:

            (a) concurrently, to the Class A Certificates, pro rata (based on the outstanding Principal Balance of each such Class) any Cap Carryover Amount for such Class;

            (b) concurrently, to the Class A Certificates, pro rata (based on the remaining unpaid Cap Carryover Amount for each such Class after distributions pursuant to clause (xlii)(a) above) any remaining unpaid Cap Carryover Amount for such Class, after giving effect to any distributions pursuant to clause (xlii)(a) above; and

            (c) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, any Cap Carryover Amount for such Class, after giving effect to any amounts received from the Reserve Account; and

         (xliii) to the Class CE Certificates, in the amounts specified in the Pooling and Servicing Agreement.

   Notwithstanding the foregoing, once the Principal Balance of a Class A or Class M Certificate is reduced to zero, it will not be entitled to any further distributions from the Monthly Excess Cashflow Amount.

   For purposes of the foregoing, the following terms will have the respective meanings set forth below.

   "Class M-1 Realized Loss Amortization Amount" means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (iv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-2 Realized Loss Amortization Amount" means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-3 Realized Loss Amortization Amount" means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of such

Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (x) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-4 Realized Loss Amortization Amount" means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-5 Realized Loss Amortization Amount" means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-6 Realized Loss Amortization Amount" means as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xix) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-7 Realized Loss Amortization Amount" means as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-8 Realized Loss Amortization Amount" means as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amounts for the Class M-8 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-9 Realized Loss Amortization Amount" means as to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxviii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-10 Realized Loss Amortization Amount" means as to the Class M-10 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-10 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxi) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-11 Realized Loss Amortization Amount" means as to the Class M-11 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-11 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxiv) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-12 Realized Loss Amortization Amount" means as to the Class M-12 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-12 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxvii) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Class M-13 Realized Loss Amortization Amount" means as to the Class M-13 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-13 Certificates as of such Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xl) of the Monthly Excess Cashflow Allocation for such Distribution Date.

   "Realized Loss Amortization Amount" means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized

Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount, the Class M-10 Realized Loss Amortization Amount, the Class M-11 Realized Loss Amortization Amount, the Class M-12 Realized Loss Amortization Amount and the Class M-13 Realized Loss Amortization Amount.

   "Unpaid Realized Loss Amount" means for any Class of Class M Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to such Class for all prior Distribution Dates, as described under "-Allocation of Losses" above, over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to such Class and
(b) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior Distribution Dates.

Pass-Through Rates

   Interest for each Distribution Date will accrue on the interest-bearing Certificates during the related Interest Accrual Period at a per annum rate (the "Pass-Through Rate") equal to the least of (i) one-month LIBOR plus the applicable certificate margin set forth in the table beginning on page S-5, (ii) the applicable Maximum Rate Cap (the lesser of (i) and (ii) for each such Class, the "Formula Rate") and (iii) the applicable Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the optional termination date, each of the certificate margins will be "stepped-up" to the applicable margin set forth in the table beginning on page S-5 if the optional termination right is not exercised.

   The Formula Rate for each of the Offered Certificates will be determined by the Securities Administrator as described in the prospectus under "Description of the Securities-Pass-Through Rates and Interest Rates Based on LIBOR" and may be obtained by telephoning the Securities Administrator at (301) 815-6000.

   The "Group I Cap" for any Distribution Date and for the Class AI Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Group I Mortgage Loans, weighted on the basis of the unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period.

   The "Group II Cap" for any Distribution Date and for the Class AII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Mortgage Interest Rates for the Group II Mortgage Loans, weighted on the basis of the unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

   The "Pool Cap" for any Distribution Date and for the Class M Certificates will be a per annum rate equal to the weighted average of the Group I Cap and the Group II Cap, weighted on the basis of the related Group Subordinate Amount.

   Each of the Group I Cap, the Group II Cap and the Pool Cap is sometimes referred to in this prospectus supplement as a "Cap."

   The "Group I Maximum Rate Cap" for any Distribution Date and for the Class AI Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans in Loan Group I and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans in Loan Group I, weighted on the basis of the unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period.

   The "Group II Maximum Rate Cap" for any Distribution Date and for the Class AII Certificates will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the average of the Net Rate Ceilings for the Adjustable Rate Mortgage Loans in Loan Group II and the Net Mortgage Interest Rates for the Fixed Rate Mortgage Loans in Loan Group II, weighted on the basis of the unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period.

   The "Group Subordinate Amount" for any Distribution Date and (i) Loan Group I, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period over the aggregate Principal Balance of the Class AI Certificates immediately prior to such Distribution Date and (ii) Loan Group II, will be equal to the greater of zero and the excess of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the first day of the related Collection Period over the Principal Balance of the Class AII Certificates immediately prior to such Distribution Date.

   The "Pool Maximum Rate Cap" for any Distribution Date and for the Class M Certificates will be a per annum rate equal to the weighted average of the (i) the Group I Maximum Rate Cap and (ii) the Group II Maximum Rate Cap, weighted on the basis of the related Group Subordinate Amount.

   Each of the Group I Maximum Rate Cap, the Group II Maximum Rate Cap and the Pool Maximum Rate Cap is sometimes referred to in this prospectus supplement as a "Maximum Rate Cap."

   If on any Distribution Date, the Accrued Certificate Interest for any Certificate is based on a Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date if the Accrued Certificate Interest for such Certificate were not based on a Cap over
(ii) the amount of interest such Certificate received on such Distribution Date based on the Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Formula Rate on such Certificate) will be the "Cap Carryover Amount." Any Cap Carryover Amount for any Class A Certificates will be paid on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE Certificates. Any Cap Carryover Amount for the Class M Certificates will be paid on the same or future Distribution Dates from amounts in the Reserve Account as set forth herein under "--The Yield Maintenance Agreement," and then, to the extent remaining unpaid, from amounts that would otherwise be distributed on the Class CE Certificates, after the payment of any Cap Carryover Amounts to the Class A Certificates.

   The "Net Rate Ceiling" for each Adjustable Rate Mortgage Loan is the applicable Rate Ceiling less the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

The Yield Maintenance Agreement

   The Securities Administrator on behalf of the Trust Fund will enter into a yield maintenance agreement with [_________], as counterparty (the "Yield Maintenance Agreement Counterparty"), which will be for the benefit of the Class M Certificates (the "Yield Maintenance Agreement").

   Pursuant to the Yield Maintenance Agreement, if, with respect to any Distribution Date (other than the initial Distribution Date) on or prior to the Distribution Date in [____], one-month LIBOR as calculated for the Interest Accrual Period for the Class M Certificates relating to such Distribution Date exceeds the lower strike rate for such Distribution Date, the Yield Maintenance Agreement Counterparty will be obligated to pay to the Securities Administrator two business days prior to such Distribution Date, for deposit into the Reserve Account, an amount equal to the product of (a) the excess of the lesser of (i) one-month LIBOR and (ii) the upper strike rate for such Distribution Date over the lower strike rate for such Distribution Date, (b) the notional amount for such Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed since the previous Distribution Date to but excluding the current Distribution Date and the denominator of which is 360 (the "Yield Maintenance Agreement Payment"). The Yield Maintenance Agreement will terminate after the Distribution Date in [____].

   The upper strike rate, lower strike rate and notional amount applicable to the Yield Maintenance Agreement and each Distribution Date are set forth in the table in Annex I to this prospectus supplement.

   The Yield Maintenance Agreement will be governed by and construed in accordance with the law of the State of New York.

   [Description of the organizational form and general character of the business of the Yield Maintenance Agreement Counterparty and description of the other material terms of the Yield Maintenance Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Yield Maintenance Agreement. Disclosure of whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R.
229.1115).]

   [If the significance percentage is 10%, but less than 20%, add the financial information required by Item 1115(b)(1) of Regulation AB.]

   [If the significance percentage is 20% or more, add the financial information required by Item 1115(b)(2) of Regulation AB.]

Reserve Account

   Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will establish a separate trust account (the "Reserve Account") for deposit of any Yield Maintenance Agreement Payments received under the Yield Maintenance Agreement.

   Holders of the Class M Certificates will be entitled to receive the Yield Maintenance Agreement Payments, if any, deposited into the Reserve Account with respect to any Distribution Date to the extent of any Cap Carryover Amounts on such Certificates for any Distribution Date. The Reserve Account will be funded solely from amounts received by the Securities Administrator from the Yield Maintenance Agreement Payments. Once the Principal Balance of a Certificate is reduced to zero, such Certificate will not be entitled to any further payments of Cap Carryover Amounts.

   Any distribution by the Securities Administrator from amounts in the Reserve Account will be made on the applicable Distribution Date in the following order of priority:

         (i) to the Class M Certificates, from the Reserve Account, in each case only up to the Cap Amount for the related Class, any Cap Carryover Amounts for such Classes for such Distribution Date, distributed concurrently, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates;

         (ii) to the Class M Certificates, from the Reserve Account, without regard to the Cap Amount for the related Class, any remaining unpaid Cap Carryover Amounts for such Classes for such Distribution Date (after distributions pursuant to clause (i) above), distributed concurrently, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class M-12 and Class M-13 Certificates, pro rata, based on their respective remaining Cap Carryover Amounts; and

         (iii) to the Class CE Certificates, any remaining amount on deposit in the Reserve Account.

   The "Cap Amount" for any Class of Class M Certificates and any Distribution Date is equal to (i) the Yield Maintenance Agreement Payment for such Distribution Date multiplied by (ii) a fraction equal to (A) the Principal Balance of such Class immediately prior to such Distribution Date divided by (B) the sum of the Principal Balances of the Class M Certificates immediately prior to such Distribution Date.

   [The Financial Guaranty Insurance Policy

   The following summary of the material terms of the financial guaranty insurance policy to be issued by [_____] (the "Insurer").

   The Insurer has made a commitment to issue a financial guaranty insurance policy (the "Policy") relating to the Class [___] Certificates (the "Insured Certificates"), effective as of the date of issuance of the Insured Certificates. Under the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee to pay each and every Insured Amount (as defined below) that shall become due for payment but shall be unpaid by reason of Nonpayment (as defined below). The Policy is non-cancelable for any reason.

   Principal payable by the Insurer under the Policy in respect of the Insured Certificates will in no event exceed the principal balance of the Insured Certificates as of the date of issuance, which is $[_____]. The Insurer will pay each Insured Amount that constitutes a Deficiency Amount to the Securities Administrator, as beneficiary of the Policy on behalf of the holders of the Insured Certificates, on the later of (i) the Distribution Date on which such Deficiency Amount becomes due for payment or (ii) the third business day following the day on which the Insurer receives notice of claim therefor in accordance with the terms of the Policy. The Insurer will pay each Insured Amount that constitutes a Preference Amount when due to be paid by or on behalf of the holders of the Insured Certificates pursuant to an applicable court order, but in any event no earlier than the fourth business day following receipt by the Insurer of the documentation required by the Insurer in accordance with the terms of the Policy.

   "Deficiency Amount" means, with respect to the Insured Certificates and any Distribution Date, the amount (if any) equal to (1) the sum of (a) any shortfall in amounts available in the Distribution Account to pay interest for the related Interest Accrual Period on the principal balance of the Insured Certificates at the then applicable Pass-Through Rate for such Distribution Date and (b) the amount of the principal portion of any Applied Realized Loss Amount allocated to the Insured Certificates on such Distribution Date and (2) on the Distribution Date in [_____] or, with the consent of the Insurer, upon the earlier of the termination of the Trust pursuant to the terms of the Pooling and Servicing Agreement, the principal balance of the Insured Certificates after giving effect to any distributions on such Distribution Date and, in the case of each of clauses (1) and (2), net of any Current Interest Shortfalls allocated to the Insured Certificates, or any shortfall attributable to the liability of the Trust, the REMIC or the Securities Administrator for withholding or other taxes, including interest and penalties in respect of such liabilities allocated to the Insured Certificates on such Distribution Date; provided, however, that "Deficiency Amount" shall not include any additional amounts owing by the Trust as a result of the failure by the Securities Administrator to pay such amount when due and payable, including, without limitation, any such additional amounts as may be attributable to penalties or default interest rates, amounts in respect of indemnification, or any other additional amounts payable by reason of such a default.

   "Insured Amount" means, with respect to any Distribution Date, the sum of any Deficiency Amount for such Distribution Date and any Preference Amount.

   "Insured Payment" means, with respect to any Distribution Date, the aggregate amount paid by the Insurer to the Securities Administrator in respect of (i) the Deficiency Amount for such Distribution Date and (ii) Preference Amounts for any given business day.

   "Nonpayment" means, with respect to any Distribution Date, an Insured Amount is due for payment but the funds, if any, remitted to the Securities Administrator pursuant to the Pooling and Servicing Agreement are insufficient for payment in full of such Insured Amount.

   "Preference Amount" means any payment of principal or interest previously distributed by or on behalf of the Trust to a holder of Insured Certificates, which would have been covered under the Policy as a Deficiency Amount if there had been a shortfall in funds available to make such a payment on the required Distribution Date for such payment, which has been deemed a preferential transfer and has been recovered from such holder pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court or other body exercising jurisdiction in an insolvency proceeding by or against the Trust. The Insurer shall be subrogated to the rights of the holders of the Insured Certificates to receive distributions in respect of the Insured Certificates to the extent of any payment by the Insurer under the Policy. The Policy is not covered by the property/casualty insurance fund specified in
Article 76 of the New York Insurance Law.

   Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment to or modification of the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Insurer.]

[The Certificate Insurer

   [If the Insurer is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting the Insured Certificates, insert description of the organizational form of the provider and the general character of the business of the provider. ]

   [If the Insurer is liable or contingently liable to provide payments representing 10% or more, but less than 20%, of the cash flow supporting the Insured Certificates, add the financial information required by Item 1114(b)(2)(i) of Regulation AB.]

   [If the Insurer is liable or contingently liable to provide payments representing 20% or more of the cash flow supporting the Insured Certificates, add the financial information required by Item 1114(b)(2)(ii) of Regulation AB (17 C.F.R. 229.1114).]]

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

General

   The mortgage loans to be included in the Trust Fund will be subprime, fixed rate and adjustable rate, monthly pay, one- to four-family, residential first lien mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be divided into two loan groups ("Loan Group I" and "Loan Group II," respectively, and each, a "Loan Group"). The Mortgage Loans in Loan Group I are sometimes referred to as the "Group I Mortgage Loans" and the Mortgage Loans in Loan Group II are sometimes referred to as the "Group II Mortgage Loans." The Mortgage Loans will have original terms to maturity ranging from approximately 15 to approximately 30 years. The Mortgage Loans are secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and have the additional characteristics described herein and in the prospectus. The "Pool Balance" is equal to the aggregate unpaid principal balance of the Mortgage Loans.

   A "Fixed Rate Mortgage Loan" is a Mortgage Loan with a fixed interest rate, providing level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. An "Adjustable Rate Mortgage Loan" is a Mortgage Loan with an adjustable interest rate, having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts at either [___] or [___] years subsequent to the initial Due Date and thereafter at either [___] or [___] intervals (each such date, an "Adjustment Date") over the term of the Mortgage Loan. On each Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan will adjust to the sum of the applicable Index and the number of basis points specified in the related Mortgage Note (the "Gross Margin"), rounded to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment Date, the interest rate after such adjustment may not vary from the Mortgage Interest Rate in effect prior to such adjustment by more than the amount specified in the Mortgage Note (the "Periodic Cap"). In addition, adjustments to the interest rate for each Mortgage Loan are subject to a lifetime rate ceiling (the "Rate Ceiling"). Appendix A contains a table of the Rate Ceilings for the Adjustable Rate Mortgage Loans. Generally, the minimum Mortgage Interest Rate for a Mortgage Loan will be such Mortgage Loan's initial Mortgage Interest Rate.

   Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a "Balloon Loan"). The Monthly Payment for each Balloon Loan is based on an amortization schedule of 360 months, except for the final payment (the "Balloon Payment") which is due and payable on the 180th month following origination of such Mortgage Loan. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Mortgage Loan. The Servicer will not make any advances with respect to the unpaid principal balance of a Balloon Loan remaining at maturity. See "Description of the

-----------------------------

(1) The descriptions in this prospectus supplement of the Trust and the properties securing the Mortgage Loans to be included in the Trust Fund are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Fund (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Depositor otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Fund. The Depositor believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-off Date is representative of the characteristics as of the Cut-off Date of the Mortgage Loans to be included in the Trust Fund as it will be constituted at the time the Certificates are issued, although the aggregate unpaid principal balance of the Mortgage Loans included in the Trust Fund as of the Cut-off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Fund may vary. In the event that any of the characteristics as of the Cut-off Date of the Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

Securities-Advances in Respect of Delinquencies" in the prospectus. Appendix A contains information relating to the amount of Balloon Loans.

   The Mortgage Loans were selected by the Sponsor from the Sponsor's first lien, subprime, fixed and adjustable rate mortgage loans, and were chosen to conform to the characteristics of mortgage loans eligible to be securitized in the Depositor's WFHET securitization program. See "The Sponsor" in the prospectus.

Indexes

   The index for approximately [___]% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the six-month London interbank offered rate (the "Six-Month LIBOR Index"). "Six-Month LIBOR" is defined as is the average of interbank offered rates for six-month U.S. dollar deposits in the London market, as published in The Wall Street Journal and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that the Six-Month LIBOR Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

   Listed below are historical averages of Six-Month LIBOR Index for the months and years shown. The monthly averages shown are intended only to provide a historical summary of the movements in yields on the Six-Month LIBOR Index and may not be indicative of future rates. The source of the daily values of the Six-Month LIBOR Index used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                          Year
Month               2006    2005     2004    2003    2002     2001
January             4.73%   2.89%    1.19%   1.37%   1.93%    5.53%
February            4.92    3.05     1.19    1.34    2.04     5.20
March               5.05    3.28     1.16    1.26    2.24     4.81
April               5.20    3.38     1.28    1.28    2.21     4.48
May                 5.29    3.49     1.52    1.23    2.10     4.08
June                5.49    3.61     1.81    1.08    2.00     3.83
July                5.58    3.83     1.89    1.12    1.91     3.79
August              5.48    4.02     1.94    1.20    1.76     3.57
September           5.41    4.05     2.09    1.19    1.78     3.00
October             5.39    4.35     2.23    1.20    1.74     2.34
November            5.37    4.55     2.50    1.24    1.46     2.11
December            5.35    4.67     2.71    1.24    1.42     1.99

   The index for approximately [___]% (by aggregate unpaid principal balance as of the Cut-off Date) of the Adjustable Rate Mortgage Loans will be the One-Year CMT Index (the "One-Year CMT Index" and, together with the Six-Month LIBOR Index, each an "Index"). "One-Year CMT" is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in the Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Adjustment Date. In the event that the One-year CMT Index is no longer available, the Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

   Listed below are historical averages of the One-Year CMT Index for the months and years shown. The monthly averages shown are intended only to provide an historical summary of the movements in yields on the One-Year CMT Index and may not be indicative of future rates. The source of the daily values of the One-Year CMT Index used in determining the monthly averages shown below is Bloomberg Professional Services(R).

                                      Year
Month                   2006     2005    2004    2003   2002   2001
-----                  ------    ----    ----    ----   ----   ----
January                 4.45%    2.86%   1.24%   1.36%  2.16%  4.81%
February                4.68     3.03    1.24    1.30   2.23   4.68
March                   4.77     3.30    1.19    1.24   2.57   4.30
April                   4.90     3.32    1.43    1.27   2.48   3.98
May                     5.00     3.33    1.78    1.18   2.35   3.78
June                    5.16     3.36    2.12    1.01   2.20   3.58
July                    5.22     3.64    2.10    1.12   1.96   3.62
August                  5.08     3.87    2.02    1.31   1.76   3.47
September               4.97     3.85    2.12    1.24   1.72   2.82
October                 5.01     4.18    2.23    1.25   1.65   2.33
November                5.01     4.33    2.50    1.34   1.49   2.18
December                4.94     4.35    2.67    1.31   1.45   2.22

   Interest on the Mortgage Loans is calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of such prepaid mortgage loan. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

   As of the Cut-off Date, none of the Mortgage Loans were Delinquent and none of the Adjustable Rate Mortgage Loans had Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. All of the Mortgage Loans have a Due Date on the first day of each month.

   Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--`Due-on-Sale' Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due on Sale Provisions" in the prospectus.

Mortgage Loan Data Appearing in Appendix A

   Appendix A contains tables setting forth certain characteristics of the Mortgage Loans. The balances and percentages set forth in such tables may not be exact due to rounding.

   The Mortgage Loans were originated by Wells Fargo Bank or its affiliates or purchased from other mortgage lenders.

   [Any originator or group of affiliated originators, apart from the Sponsor or its affiliates, that originated or is expected to originate 10% or more of the mortgage pool will be identified. For any originator or group of affiliated originators, apart from the Sponsor or its affiliates, that originated or is expected to originate 20% or more of the mortgage pool, the following information will be provided: (1) originator's form of organization and (2) to the extent material, a description of the originator's origination program and how long the originator has been engaged in originating assets, including a discussion of the originator's experience in originating assets of the type included in this transaction.]

   Wells Fargo Bank's mortgage loan programs include a full documentation program and a "stated income, stated asset" program. For a description of these documentation programs, see "The Sponsor's Mortgage Loan Programs" in the prospectus.

   The Mortgage Loans were originated for various purposes. In general, in the case of a Mortgage Loan made for "rate/term" refinance purpose, substantially all of the proceeds are used to pay in full the unpaid principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are generally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

   The first table appearing in Appendix A sets forth certain characteristics of all of the Mortgage Loans, the Group I Mortgage Loans and the Group II Mortgage Loans. All weighted averages specified in the tables appearing in Appendix A are based on the unpaid principal balance of the Mortgage Loans in the aggregate or in the related Loan Group, as applicable, as of the Cut-off Date. References to percentages of the Mortgage Loans mean percentages based on the aggregate of the unpaid principal balance of the Mortgage Loans in the aggregate or in the related Loan Group as of the Cut-off Date, unless otherwise specified.

   For purposes of Appendix A, the term "single-family dwellings" includes single family attached planned unit developments ("PUDs"), single family detached PUDs, single family townhouses and single family detached dwellings.

   In addition, for purposes of Appendix A, the "Loan-to-Value Ratio" of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "Description of the Trust Funds--Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown in Appendix A. Neither the Depositor nor the Sponsor has taken any action to establish the current value of any Mortgaged Property. See "Risk Factors-Risks Associated with the Mortgage Loans--Real Estate Market Conditions Affect Mortgage Loan Performance" and "--Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

   For purposes of Appendix A, the "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property. There can be no assurance that all data regarding junior mortgage loans or home equity lines of credit originated by parties other than the Sponsor is known by the Sponsor and therefore accurately reflected in the tables appearing in Appendix A.

   Mortgage Loans with Loan-to-Value Ratios in excess of 80% may or may not be covered by a primary mortgage insurance policy. Certain Mortgage Loans may be covered by a lender-paid primary mortgage insurance policies (each, an "LPMI Policy"). These LPMI Policies, if any, together with all borrower-paid primary mortgage insurance policies, will be assigned to the Trust on the Closing Date. The Sponsor is responsible for paying the premiums under the LPMI Policies and may assign such obligation only with the consent of the Rating Agencies and the respective LPMI Policy provider. The Sponsor will agree that in the event it is replaced as the servicer and the successor servicer does not undertake to pay such premiums, the Sponsor will pay any premiums on the LPMI Policies (which may include a one-time lump sum to the relevant LPMI Policy providers to continue the related LPMI Policies) until the applicable Mortgage Loans have been paid in full or otherwise liquidated. Information with respect to the Mortgage Loans covered by LPMI Policies is set forth in Appendix A.

   "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Depositor nor the Sponsor makes any representations or warranties as to any borrower's current FICO Score, the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

   Appendix A also contains a table of the credit levels of the Mortgage Loans. For a description of these credit levels, see "The Sponsor's Mortgage Loan Programs" in the prospectus.

   In addition, Appendix A contains a table of the months to the first Adjustment Date for the Adjustable Rate Mortgage Loans. With respect to each Adjustable Rate Mortgage Loan, "Months to First Adjustment Date" equals the number of months from the Cut-off Date to the month in which the mortgage interest rate applicable to such Adjustable Rate Mortgage Loan is initially adjusted.

   The tables in Appendix A entitled "Initial Interest Rate Caps of the Adjustable Rate Mortgage Loans" and "Periodic Caps of the Adjustable Rate Mortgage Loans" were prepared assuming that the applicable caps were determined in accordance with Wells Fargo Bank's underwriting guidelines, which provide that the initial interest rate cap and the Periodic Cap for a mortgage loan is set based on the loan type. It is possible that exceptions to the underwriting guidelines may have been granted by Wells Fargo Bank. These tables were not prepared taking into consideration any such exceptions, therefore, there is no assurance that all the information set forth in such tables accurately reflects all of the actual initial interest rate caps and Periodic Caps.

   For purposes of Appendix A, "Debt-to-Income Ratio" is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as property taxes and hazard insurance) over (ii) the mortgagor's gross monthly income.

   The data appearing in Appendix A may not be exact due to rounding.

   See "The Sponsor's Mortgage Loan Programs" in the prospectus.

Mortgage Loan Underwriting

   All of the Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading "The Sponsor's Mortgage Loan Programs" (the "Underwriting Standards"). In certain instances, exceptions to the Underwriting Standards may have been granted by Wells Fargo Bank.

   [To the extent that a transaction contains Mortgage Loans for which exceptions to Underwriting Standards were granted and the Sponsor concludes that such exceptions would be material to investors in the related Certificates, such exceptions to the Underwriting Standards will be described in the applicable prospectus supplement.]

   See "The Sponsor's Mortgage Loan Programs" in the prospectus.

Mandatory Repurchase or Substitution of Mortgage Loans

   The Depositor is required, with respect to Mortgage Loans that are found by the Custodian to have defective documentation, or in respect of which the Depositor has breached a representation or warranty which materially adversely affects Certificateholders, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. See "Prepayment and Yield Considerations" herein and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus.

Optional Purchase of Mortgage Loans

   Under certain circumstances as described in the prospectus under "Description of the Securities--Optional Purchases" the Depositor may, at its sole discretion purchase certain Mortgage Loans from the Trust. See "Prepayment and Yield Considerations" herein.

                       PREPAYMENT AND YIELD CONSIDERATIONS

   The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the applicable Mortgage Loans, the allocation of Available Funds to various Classes of Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various Classes of Certificates.

   The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the Weighted Average Life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Fund and the amount and timing of mortgagor defaults resulting in Realized Losses. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Fund will result in distributions to Certificateholders then entitled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments or yield on, or Weighted Average Life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates. In addition, if a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. The timing of Realized Losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans may have a greater risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of subprime credit quality. See "Risk Factors-Risks Associated with the Mortgage Loans--Subprime Mortgage Loans May Experience Greater Rates of Delinquency and Loss" in the supplement.

   The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Depositor of Mortgage Loans as a result of defective documentation or breaches of representations and warranties, optional and, under certain circumstances, required purchases by the Depositor (under limited circumstances) of certain Mortgage Loans, and the optional purchase of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "Description of the Securities--Optional Purchases" and "--Termination" in the prospectus and "The Pooling and Servicing Agreement-Optional Termination" in this prospectus supplement. Because certain of the Mortgage Loans contain prepayment penalties, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment penalties. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, the Sponsor or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related Mortgage Loan, thereby accelerating payment of the Mortgage Loan resulting in partial prepayments.

   For further information regarding historical delinquency, cumulative loss and prepayment experience, see "Static Pool Information" in this prospectus supplement.

   The Mortgage Interest Rates on the Adjustable Rate Mortgage Loans will be fixed for periods ranging from [___] to [___] years after origination and thereafter will adjust [___] and [___] and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the Mortgage Interest Rate on that Mortgage Loan will be based on the applicable Index in effect 45 days prior to the related Adjustment Date plus the applicable Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Interest Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current Mortgage Interest Rates and monthly payments on the mortgagors' Adjustable Rate Mortgage Loans. The Adjustable Rate Mortgage Loans may also be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable Rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the delinquency and loss experience of the Adjustable Rate Mortgage Loans may differ from that on the Fixed Rate Mortgage Loans because the amount of the monthly payments on the Adjustable Rate Mortgage Loans are subject to adjustment on each Adjustment Date. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

   Due to the operation of the Rate Ceilings and the Periodic Caps, once the Mortgage Interest Rates on the Adjustable Rate Mortgage Loans begin to adjust, the Pass-Through Rate on each interest-bearing Certificate may be limited, notwithstanding increases in the applicable Index, if the Mortgage Interest Rate on any Adjustable Rate Mortgage Loan cannot increase due to a Rate Ceiling limitation or a Periodic Cap and the yield on such Certificates could be adversely affected.

   Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in mortgaged properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the decision as to whether to foreclose on a mortgage loan or to modify the terms of the related mortgage note and decisions as to the timing of any foreclosure. Furthermore, certain characteristics of mortgage loans are thought by some in the mortgage industry to be more likely to affect prepayments. These characteristics include, but are not limited to, unpaid principal balance, loan-to-value ratio, credit quality of borrowers and current mortgage interest rate higher than prevailing interest rates. No representation is made as to the rate of prepayment on the Mortgage Loans included in the Trust Fund having any particular characteristic. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties or are refinanced will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Depositor elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian to have defective documentation or with respect to which the Depositor has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substituted or
(iii) the Servicer may take certain actions to mitigate losses on a defaulted Mortgage Loan which may include, but are not limited to, selling the Mortgaged Property of such Mortgage Loan for less than its unpaid principal balance or modifying the payment terms of a Mortgage Note. See "Description of the Agreements--Material Terms of the

Pooling and Servicing Agreements and Underlying Servicing
Agreements--Realization Upon Defaulted Mortgage Loans; Servicing Advances" and "--Due on Sale Provisions" in the prospectus.

   The yield to maturity of the Offered Certificates will be sensitive in varying degrees to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans may have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans may have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of principal (including prepayments) on the applicable Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

   An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   The yield to maturity on the Classes of Class M Certificates with higher numerical designations will generally be more sensitive to losses than the Classes with lower numerical designations if the credit enhancements are insufficient to cover such losses because such losses will be allocable to the Classes of Class M Certificates in reverse numerical order, except as provided herein. To the extent not covered by Advances, delinquencies on Mortgage Loans will also have a relatively greater effect on the yield to maturity on the Classes of Class M Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class M Certificates.

   When the Class M Certificates are no longer outstanding, the yield to maturity of the Class AI-1B Certificates will be more sensitive than the Class AI-1A Certificates to losses on the Group I Mortgage Loans. Interest and principal collections on the Group I Mortgage Loans will be reduced by losses and may not be sufficient to make all required distributions on the Class AI Certificates. The Class AI-1B Certificates will not be entitled to distributions of principal until the Principal Balance of the Class AI-1A Certificates has been reduced to zero and therefore they will bear all losses relating to Loan Group I before the Class AI-1A Certificates bear any losses relating to Loan Group I.

   The actual yield to maturity experienced by an investor may also be affected by the occurrence of Current Interest Shortfall to the extent not covered by the Monthly Excess Interest Amount. See "Description of the
Securities--Distributions of Interest on the Securities" in the prospectus.

   The yield to maturity on the Offered Certificates and more particularly on the offered Class M Certificates, may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans. Certain regions in the United States have experienced or may experience significant fluctuations in housing prices. In addition, certain regions have experienced or may experience natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. See "Description of the Mortgage Loans" herein. Any deterioration in housing prices in the regions in which there is a significant concentration of Mortgaged Properties, as well as other regions in which the Mortgaged Properties are located, and any deterioration of economic conditions in such regions which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of delinquencies and losses on the Mortgage Loans. Such delinquencies and losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the offered Class M Certificates.

   As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Depositor nor the Servicer has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Depositor will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by fire, earthquake or earth movement, windstorm, flood, tornado or other casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Depositor makes no representation) so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Depositor will be obligated to repurchase or substitute for such Mortgage Loan, as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" in the prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the Principal Balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of Principal Balance of the related Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

   The Weighted Average Life and yield to maturity of each Class of Offered Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the applicable Index for the Adjustable Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Principal Balance of a Class of Certificates, the Weighted Average Life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

   The Class M Certificates are not expected to receive any principal distributions until at least the Distribution Date in [_____] (unless the aggregate Principal Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Class M Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more Classes of Class M Certificates.

   The "Weighted Average Life" of any Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is distributed to the investors in such Class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables appearing in Appendix A.

   Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement (the "Prepayment Assumptions") are based on an assumed rate of prepayment each month of the then unpaid principal balance of mortgage loans similar to the Mortgage Loans.

   For the Adjustable Rate Mortgage Loans, the Prepayment Assumption is the "Adjustable Rate Prepayment Curve" or "ARM PPC," which assumes a prepayment rate of [__]% CPR per annum of the then-outstanding principal balance of the adjustable rate mortgage loans in the first [__] of the life of such mortgage loans and an additional approximate [__]% per annum in each month thereafter until [__]% CPR is reached in the [__] month and remaining constant at [__]% CPR until the [__] month. From the [__] month until the [__] month, ARM PPC assumes a constant prepayment rate of [__]% per annum. Beginning in the [__] month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of [__]% CPR per annum each month. For the Fixed Rate Mortgage Loans, the Prepayment Assumption is the "Fixed Rate Prepayment Curve" or "FRM PPC," and, together with the ARM PPC, the "PPC," which assumes a prepayment rate of [__]% CPR per annum of the then-outstanding unpaid principal balance of the fixed rate mortgage loans in the [__] of the life of such mortgage loans and an additional [__]% per annum in each month thereafter until [__]% CPR is reached in the [__] month. Beginning in the [__] month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of [__]% CPR per annum each month.

   "CPR" represents a constant assumed rate of principal prepayment each month relative to the then-outstanding unpaid principal balance of a pool of mortgage loans for the life of such mortgage loans. A prepayment assumption of 5.000% CPR assumes constant prepayment rates of 5.000% per annum of the then-outstanding unpaid principal balance of such mortgage loans. Correspondingly, 20.000% assumes prepayments equal to 20.000% of CPR, and so forth. No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

   Appendix B sets forth the decrement tables for the Offered Certificates.

   The tables appearing in Appendix B have been prepared assuming, among other things, the following (the "Structuring Assumptions"):

   (i) the Trust Fund consists of the "Assumed Mortgage Loans" set forth in the table appearing in Appendix C;

   (ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity (beginning with the scheduled payment after the interest-only period in the case of the Assumed Mortgage Loans with Original Interest Only Months greater than zero in each Loan Group), so that such scheduled payments would amortize the remaining balance over its remaining term to maturity;

   (iii) scheduled monthly payments of principal (including any Balloon Payments) and interest on the Assumed Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in [_____];

   (iv) the Depositor does not repurchase any of the Assumed Mortgage Loans and no optional termination right is exercised (except with respect to the entries identified by the row heading "Weighted Average Life to Optional Termination Date (years)" in the tables appearing in Appendix B);

   (v) principal payments on the Assumed Mortgage Loans representing principal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in [_____] at the respective constant percentages of the applicable Prepayment Assumption set forth in the tables and there are no partial prepayments, Prepayment Interest Shortfalls or Relief Act Shortfalls;

   (vi) the Certificates will be issued on [_____];

   (vii) distributions on the Certificates are made on the 25th day of each month, commencing in [_____];

   (viii) with respect to the related Adjustable Rate Mortgage Loans, the Six-Month LIBOR Index is equal to [___]% and the One-Year CMT Index is equal to [___]%;

   (ix) (a) for the Assumed Mortgage Loans that adjust based on the One-Year CMT Index, the initial Periodic Cap and the Periodic Cap thereafter is [___]% and
(b) for the Assumed Mortgage Loans that adjust based on the Six-Month LIBOR Index, the initial Periodic Cap is [___]% and the Periodic Cap thereafter is [___]%;

   (x) the Assumed Mortgage Loans adjust on the first Adjustment Date and [_____] and [_____] thereafter;

   (xi) the initial Principal Balance of each Class of Certificates will be as set forth in the table beginning on page S-5 of this prospectus supplement;

   (xii) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof;

   (xiii) one-month LIBOR is equal to [___]%;

   (xiv) the Servicing Fee Rate is [___]% per annum and the Credit Risk Manager Fee Rate is [___]% per annum; and

   (xv) the Pass-Through Rates for the Certificates are as set forth or described above under "Description of the Certificates--Pass-Through Rates."

   It is highly unlikely that the Mortgage Loans in a Loan Group will prepay at any constant rate, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that the Mortgage Loans in a Loan Group will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in each Loan Group and the characteristics which are assumed in preparing the tables, as described above. Any difference may have an effect upon the actual percentages of initial Principal Balances of the Classes of Certificates outstanding, the actual Weighted Average Lives of the Classes of Certificates and the date on which the Principal Balance of any Class of Certificates is reduced to zero.

   Based upon the foregoing assumptions, the tables appearing in Appendix B indicate the Weighted Average Life of each Class of Offered Certificates to maturity and to the Optional Termination Date, and set forth the percentages of the initial Principal Balance of each such Class of Offered Certificates that would be outstanding after each of the dates shown at the applicable Prepayment Assumption.

   Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of realized losses allocated to such Certificates as described herein.

Final Scheduled Distribution Dates

   The Final Scheduled Distribution Date of each Class of Offered Certificates is set forth in the table beginning on page S-5.

   The Final Scheduled Distribution Date for such Certificates has been calculated on the basis of the Structuring Assumptions and the assumption that there are no prepayments. Since the rate of distributions in reduction of the Principal Balance of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Principal Balance of any such Class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

                       THE POOLING AND SERVICING AGREEMENT

General

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Closing Date (the "Pooling and Servicing Agreement"), among the Depositor, the Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates beyond the summaries below of certain provisions specific to this transaction. See "Description of the Securities" and "Description of the Agreements-- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the prospectus.

   The "Trust Fund" created under the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans, (ii) such assets as from time to time are identified as deposited in any account held for the benefit of Certificateholders, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure after the Closing Date, (iv) the Reserve Account, (v) the rights of the Securities Administrator under the Yield Maintenance Agreement and (vi) the rights of the Trustee to receive the proceeds of all insurance policies (including the LPMI Policies) and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

Compensation and Payment of Expenses of the Servicer, Securities Administrator and Trustee

   The primary compensation payable to the Servicer is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicer will be entitled to a "Servicing Fee" payable monthly equal to (1)/12th of the Servicing Fee Rate. The Servicing Fee Rate (the "Servicing Fee Rate") is [___]% per annum. The Servicing Fee will accrue on the scheduled principal balance of the Mortgage Loans serviced by the Servicer as of the first day of each month.

   The Servicing Fee Rate, the Securities Administrator Fee Rate, the Trustee Fee Rate and the Credit Risk Manager Fee Rate will be the per annum rate set forth in the table below:

                        Fees Payable From the Trust Fund

Servicing Fee Rate   Securities Administrator Fee Rate   Trustee Fee Rate   Credit Risk Manager Fee Rate
   [  ]%(1)                        (2)                         (3)                  [  ]%(1)

---------------------------------

   (1) The Servicing Fee Rate and the Credit Risk Manager Fee Rate may not be changed without the consent of Certificateholders if such change adversely affects the interest of Certificateholders.

   (2) The fees of the Securities Administrator in connection with its responsibilities under the Pooling and Servicing Agreement will be earnings on eligible investments of funds in the Distribution Account

   (3) The fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement will be payable by the Securities Administrator without reimbursement from the Trust Fund.

   The Servicing Fee for the Mortgage Loans are payable out of the interest payments on the mortgage loans, prior to any payments to Certificateholders. The Servicer is entitled to additional servicing compensation, as described under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the prospectus.

   In the event that the Trustee succeeds to the role of the Servicer, it will be entitled to compensation for such duties not to exceed the compensation received by the predecessor servicer. In addition, if the Trustee appoints a successor servicer under the Pooling and Servicing Agreement, the Trustee may make arrangements for the compensation of such successor servicer, such compensation not to exceed the compensation received by the predecessor servicer. All costs of a transfer of servicing will be reimbursed to the party who incurred such costs as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements-The Servicers" in the prospectus.

   The Securities Administrator will pay certain administrative expenses, including fees of the Trustee, incurred in connection with its responsibilities under the Pooling and Servicing Agreement. Some of these expenses of the Securities Administrator are subject to rights of reimbursement as described under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing

Agreements--The Trustee and Securities Administrator" in the prospectus. Any co-trustee, if applicable, will be paid by the Trustee, without reimbursement from the Trust.

   The servicing fees and other expenses of the REMIC will be allocated to the holders of the Class R Certificate. See "Federal Income Tax Considerations" herein and "Federal Income Tax Consequences--REMICs" in the prospectus.

   DTC will receive distributions on the Book-Entry Certificates from the Securities Administrator and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting Interests

   With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Certificates evidencing specified Voting Interests in the Trust Fund, each of the Class CE and Class P Certificates will be entitled to 1% of the aggregate Voting Interest represented by all Certificates and each remaining Class of Certificates (other than the Residual Certificates) will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. The Residual Certificates will not be entitled to any Voting Interests. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described under "Description of the Securities-Book-Entry Form" in the prospectus, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

The Credit Risk Manager

   [_____] (the "Credit Risk Manager"), will monitor and make recommendations to the Servicer regarding certain delinquent and defaulted Mortgage Loans, and will report on the performance of such Mortgage Loans, including prepayment penalty collection analysis. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

   The Credit Risk Manager will be entitled to receive a fee (the "Credit Risk Manager Fee") until the termination of the Trust Fund or until its removal by a vote of at least 66-2/3% of the Certificateholders by Voting Interests. This fee will be paid monthly by the Trust Fund and will be equal to one-twelfth of the Credit Risk Manager Fee Rate multiplied by the unpaid principal balance of each Mortgage Loan.

Optional Termination of the Trust

   The majority holder of the Class CE Certificates, or if there is no majority holder of the Class CE Certificates, the Depositor may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding mortgage loans in the pool and thereby effect early retirement of the certificates. See "Description of the Securities--Termination" in the prospectus. The exercise of this option will be in the sole discretion of the majority holder of the Class CE Certificates or the Depositor, as applicable. Without limitation, the majority holder of the Class CE Certificates or the Depositor may enter into agreements with third parties to (i) exercise such option at the direction of a third party or (ii) forebear from the exercise of such option. Any such purchase of the Mortgage Loans and REO Properties will result in the early retirement of the Certificates.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

   The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of the Basis Risk Arrangements (as defined below), will comprise multiple real estate mortgage investment conduits (each, a "REMIC") organized in a tiered REMIC structure consisting of one or more Lower Tier REMICs and one or more Upper Tier REMICs.

Each Lower Tier REMIC will issue uncertificated regular interests and those interests will be held entirely by a REMIC above it in a tiered structure. Each of the Lower Tier REMICs and Upper Tier REMICs will designate a single Class of interests as the residual interest in that REMIC. Elections will be made to treat each Lower Tier REMIC and Upper Tier REMIC as a REMIC for federal income tax purposes. Except to the extent described in the next paragraph, each Class of Offered Certificates will represent beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC. The Trust Fund will also include a grantor trust which will hold the uncertificated interests in each Upper Tier REMIC, the Basis Risk Arrangements, as defined below, the Yield Maintenance Agreement and the related accounts.

   The Offered Certificates and the Class M-12 and Class M-13 Certificates will represent (i) beneficial ownership of the corresponding class of regular interests issued by the applicable Upper Tier REMIC and (ii) the beneficial ownership of the right to receive Cap Carryover Amounts from the Yield Maintenance Agreement (in the case of the Class M Certificates) or from the Monthly Excess Cashflow Amount (in the case of the Class A Certificates and, to the extent that amounts received from the Yield Maintenance Agreement are insufficient, the Class M Certificates), to the extent available. Holders of the Offered Certificates must allocate their basis between their regular interest and their right to receive such Cap Carryover Amounts as set forth below under "--Taxation of the Basis Risk Arrangements."

   Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Lower Tier REMIC and Upper Tier REMIC will qualify as a REMIC within the meaning of
Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the portion of the Trust Fund exclusive of the REMICs will qualify as a grantor trust under subpart E, Part 1 of subchapter J of the Code.

Taxation of Regular Interests

   For federal income tax reporting purposes, the regular interest portion of the Offered Certificates may be treated as having been issued with original issue discount. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of [___]% ARM PPC with respect to the Adjustable Rate Mortgage Loans and [___]% FRM PPC with respect to the Fixed Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

   The IRS has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

   The Offered Certificates generally will be treated as assets described in
Section 7701(a)(19)(C) of the Code for a domestic building and loan association and "real estate assets" under Section 856(c)(5)(B) of the Code for a real estate investment trust (a "REIT"), in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates generally will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code for a REIT, to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the prospectus. If more than 95% of the regular interests and income qualify for these treatments, the regular interests generally will qualify for such treatments in their entirety. However, no portion of an Offered Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, the Offered Certificates may not be suitable investments for inclusion in another REMIC.

Taxation of the Basis Risk Arrangements

   General

   Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts on the date it purchases its Certificates. The rights to receive such payments (referred to as the "Basis Risk Arrangements") are beneficially owned by holders of Offered Certificates in the portion of the Trust Fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

   In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between their REMIC regular interest and the applicable Basis Risk Arrangement based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not anticipated that any Cap Premium would be treated in part as a loan under the Swap Regulations.

   Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

   Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under a Basis Risk Arrangement would be considered a "termination payment" under the Swap Regulations. It is anticipated that the Securities Administrator will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

   Termination Payments

   Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the applicable Basis Risk Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a "termination payment" under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Arrangement.

   Gain or loss realized upon the termination of a Basis Risk Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

REMIC Taxes and Reporting

   It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

   The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator. See "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC
Pool--Administrative Matters" in the prospectus.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                              ERISA CONSIDERATIONS

   The following discussion applies to the Offered Certificates (collectively, the "ERISA Eligible Certificates") and does not purport to discuss the considerations under ERISA, Code Section 4975 or materially similar provisions of applicable federal, state or local law ("Similar Law") with respect to the purchase, acquisition or resale of a Class M-12, Class M-13, Class CE, Class P or Residual Certificates.

   As described in the prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plans. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by a Plan in the ERISA Eligible Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the ERISA Eligible Certificates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the ERISA Eligible Certificates, see "ERISA Considerations" in the prospectus.

   The DOL issued to [_____] ("[_____]") an Underwriter Exemption. The Underwriter Exemption might apply to the acquisition, holding and resale of the ERISA Eligible Certificates by an ERISA Plan, provided that specified conditions are met.

   Among the conditions which would have to be satisfied for the Underwriter Exemption to apply to the acquisition by an ERISA Plan of the ERISA Eligible Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

   Before purchasing an ERISA Eligible Certificate, whether on the Closing Date or in the secondary market, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Underwriter Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the ERISA Eligible Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an ERISA Eligible Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

   The [_____] Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized rating organization. The [_____] Certificates will not constitute "mortgage related securities" under SMMEA.

   Prospective purchasers whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates and should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Offered Certificates. See "Legal Investment" in the prospectus.

                                SECONDARY MARKET

   There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates.

                                  UNDERWRITING

   Subject to the terms and conditions of the underwriting agreement dated [_____] and the terms agreement dated [_____] (together, the "Underwriting Agreement") among Wells Fargo Bank, the Depositor and [_____] (the "Underwriter"), the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter the Offered Certificates.

   The Underwriter has advised the Depositor that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated-transactions or otherwise at prices determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates are expected to be approximately $[_____], plus applicable accrued interest, before deducting expenses payable by the Depositor estimated to be $[_____]. The underwriting compensation of the Underwriter will consist of the difference between the amount paid by the Underwriter to the Depositor for the Offered Certificates and the aggregate amount received by the Underwriter upon sale by it of the Offered Certificates to investors. Any dealers that participate with the Underwriter in the distribution of the Offered Certificates will be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them will be underwriting discounts or commissions under the Securities Act.

   The Underwriting Agreement provides that the Depositor or Wells Fargo Bank will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                  LEGAL MATTERS

   The legality of the Offered Certificates and certain tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by McKee Nelson LLP, New York, New York.

                                 USE OF PROCEEDS

   The net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase from Wells Fargo Bank of the Mortgage Loans underlying the Certificates.

                                     RATINGS

   It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the respective ratings set forth in the table beginning on page S-5 from [_____] ("[___]"), [_____] ("[___]") and [_____]
("[___]," and collectively with [_____] and [_____], the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

   The ratings of [_____] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. [_____] ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. [_____]'s ratings on such certificates do not, however, constitute a statement regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the mortgage loans, or the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

   The ratings of [_____] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions of principal and interest to which such certificateholders are entitled. [_____] rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans. [_____] ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover Amount or that principal prepayments may differ from those originally anticipated and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

   The ratings of [_____] on home equity asset-backed certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. [_____] ratings on home equity asset-backed certificates do not represent any assessment of the likelihood of the payment of any Cap Carryover or the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

                   INDEX OF PROSPECTUS SUPPLEMENT DEFINITIONS

60+ Day Delinquent Loan..............................................S-40
Accrued Certificate Interest.........................................S-31
Adjustable Rate Mortgage Loan........................................S-50
Adjustable Rate Prepayment Curve.....................................S-59
Adjustment Date......................................................S-50
Applied Realized Loss Amount.........................................S-41
ARM PPC..............................................................S-59
Available Funds......................................................S-29
Balloon Loan.........................................................S-50
Balloon Payment......................................................S-50
Basis Risk Arrangements..............................................S-64
Cap..................................................................S-46
Cap Amount...........................................................S-48
Cap Carryover Amount.................................................S-47
Cap Premium..........................................................S-64
Certificates.........................................................S-29
Citigroup............................................................S-65
Class A Certificates.................................................S-29
Class AI Certificates................................................S-29
Class AII Certificates...............................................S-29
Class M Certificates.................................................S-29
Class M-1 Principal Distribution Amount..............................S-34
Class M-1 Realized Loss Amortization Amount..........................S-44
Class M-10 Principal Distribution Amount.............................S-36
Class M-10 Realized Loss Amortization Amount.........................S-45
Class M-11 Principal Distribution Amount.............................S-36
Class M-11 Realized Loss Amortization Amount.........................S-45
Class M-12 Principal Distribution Amount.............................S-37
Class M-12 Realized Loss Amortization Amount.........................S-45
Class M-13 Principal Distribution Amount.............................S-37
Class M-13 Realized Loss Amortization Amount.........................S-45
Class M-2 Principal Distribution Amount..............................S-34
Class M-2 Realized Loss Amortization Amount..........................S-44
Class M-3 Principal Distribution Amount..............................S-34
Class M-3 Realized Loss Amortization Amount..........................S-44
Class M-4 Principal Distribution Amount..............................S-34
Class M-4 Realized Loss Amortization Amount..........................S-45
Class M-5 Principal Distribution Amount..............................S-35
Class M-5 Realized Loss Amortization Amount..........................S-45
Class M-6 Principal Distribution Amount..............................S-35
Class M-6 Realized Loss Amortization Amount..........................S-45
Class M-7 Principal Distribution Amount..............................S-35
Class M-7 Realized Loss Amortization Amount..........................S-45
Class M-8 Principal Distribution Amount..............................S-35
Class M-8 Realized Loss Amortization Amount..........................S-45
Class M-9 Principal Distribution Amount..............................S-36
Class M-9 Realized Loss Amortization Amount..........................S-45
Class P Certificates.................................................S-29
CLTV.................................................................S-53
Code.................................................................S-63
Collection Period....................................................S-30
Combined Loan-to-Value Ratio.........................................S-53
Corporate Trust Office...............................................S-27
CPR..................................................................S-59
Credit Risk Manager..................................................S-62
Credit Risk Manager Fee..............................................S-62
Current Interest Shortfall...........................................S-31
Custodial Agreement..................................................S-28
Custodian............................................................S-28
Debt-to-Income Ratio.................................................S-54
Deficiency Amount....................................................S-49
Depositor............................................................S-26
Distribution Date....................................................S-29
DOL..................................................................S-65
ERISA Eligible Certificates..........................................S-65
Extra Principal Distribution Amount..................................S-38
FICO Scores..........................................................S-53
Fixed Rate Mortgage Loan.............................................S-50
Fixed Rate Prepayment Curve..........................................S-59
Formula Rate.........................................................S-46
FRM PPC..............................................................S-59
Gross Margin.........................................................S-50
Group................................................................S-29
Group I..............................................................S-29
Group I Cap..........................................................S-46
Group I Maximum Rate Cap.............................................S-46
Group I Mortgage Loans...............................................S-50
Group I Overcollateralization Floor..................................S-38
Group I Principal Distribution Amount................................S-38
Group I Principal Percentage.........................................S-38
Group I Senior Principal Distribution Amount.........................S-38
Group II.............................................................S-29
Group II Cap.........................................................S-46
Group II Maximum Rate Cap............................................S-46
Group II Mortgage Loans..............................................S-50
Group II Overcollateralization Floor.................................S-38
Group II Principal Distribution Amount...............................S-38
Group II Principal Percentage........................................S-38

Group II Senior Principal Distribution Amount........................S-38
Group Subordinate Amount.............................................S-46
Index................................................................S-51
Insured Amount.......................................................S-49
Insured Certificates.................................................S-48
Insured Payment......................................................S-49
Insurer..............................................................S-48
Interest Accrual Period..............................................S-31
Interest Carry Forward Amount........................................S-32
Interest Percentage..................................................S-32
Interest Remittance Amount...........................................S-32
IRS..................................................................S-64
Loan Group...........................................................S-50
Loan Group I.........................................................S-50
Loan Group II........................................................S-50
Loan-to-Value Ratio..................................................S-53
LPMI Policy..........................................................S-53
Maximum Rate Cap.....................................................S-47
Monthly Excess Cashflow Allocation...................................S-42
Monthly Excess Cashflow Amount.......................................S-42
Monthly Excess Interest Amount.......................................S-41
Mortgage Loans.......................................................S-50
Mortgaged Properties.................................................S-50
Mortgages............................................................S-50
Net Mortgage Interest Rate...........................................S-41
Net Rate Ceiling.....................................................S-47
Nonpayment...........................................................S-49
Offered Certificates.................................................S-29
OID Regulations......................................................S-63
One-Year CMT Index...................................................S-51
Overcollateralization Amount.........................................S-38
Overcollateralization Deficiency.....................................S-38
Overcollateralization Floor..........................................S-39
Overcollateralization Release Amount.................................S-39
Pass-Through Rate....................................................S-46
Paying Agent.........................................................S-27
Payment Account......................................................S-27
Periodic Cap.........................................................S-50
Policy...............................................................S-48
Pool Cap.............................................................S-46
Pool Maximum Rate Cap................................................S-47
Pooling and Servicing Agreement......................................S-60
PPC..................................................................S-59
Preference Amount....................................................S-49
Prepayment Assumptions...............................................S-59
Prepayment Period....................................................S-30
Principal Balance....................................................S-39
Principal Distribution Amount........................................S-39
Principal Remittance Amount..........................................S-39
PUDs.................................................................S-53
Rate Ceiling.........................................................S-50
Rating Agencies......................................................S-67
Realized Loss Amortization Amount....................................S-45
Record Date..........................................................S-29
REIT.................................................................S-63
Relief Act Shortfalls................................................S-32
REMIC................................................................S-62
Reserve Account......................................................S-48
Residual Certificates................................................S-29
Securities Act.......................................................S-65
Securities Administrator.............................................S-27
Senior Certificates..................................................S-29
Senior Enhancement Percentage........................................S-39
Senior Principal Distribution Amount.................................S-40
Senior Specified Enhancement Percentage..............................S-40
Sequential Trigger Event.............................................S-40
Servicer.............................................................S-28
Servicing Fee........................................................S-61
Servicing Fee Rate...................................................S-61
Similar Law..........................................................S-65
Six-Month LIBOR......................................................S-51
Six-Month LIBOR Index................................................S-51
SMMEA................................................................S-66
Stepdown Date........................................................S-40
Structuring Assumptions..............................................S-59
Subordinated Certificates............................................S-29
Subordination Depletion Date.........................................S-40
Subsequent Recovery..................................................S-40
Swap Regulations.....................................................S-64
Targeted Overcollateralization Amount................................S-40
Trigger Event........................................................S-40
Trust................................................................S-26
Trust Fund...........................................................S-61
Trustee..............................................................S-27
Underwriter..........................................................S-66
Underwriting Agreement...............................................S-66
Underwriting Standards...............................................S-54
Unpaid Realized Loss Amount..........................................S-46
Weighted Average Life................................................S-58
Wells Fargo Bank.....................................................S-25
Yield Maintenance Agreement..........................................S-47
Yield Maintenance Agreement Counterparty.............................S-47
Yield Maintenance Agreement Payment..................................S-47

                                   APPENDIX A

                           SELECTED MORTGAGE LOAN DATA
                            (as of the Cut-Off Date)

                                                                     Aggregate   Group I    Group II
                                                                     Mortgage    Mortgage   Mortgage
                                                                       Loans      Loans      Loans
                                                                     ---------   --------   --------
Number of Mortgage Loans .........................................
Aggregate Unpaid Principal Balance ...............................
Range of Unpaid Principal Balances ...............................
Average Unpaid Principal Balance .................................
Range of Current Mortgage Interest Rates .........................
Weighted Average Current Mortgage Interest Rate ..................
Weighted Average Current Net Mortgage Interest Rate ..............
Range of Remaining Terms to Stated Maturity ......................
Weighted Average Remaining Term to Stated Maturity ...............
Range of Original Loan-to-Value Ratios ...........................
Weighted Average Original Loan-to-Value Ratio ....................
Range of Original Combined Loan-to-Value Ratios ..................
Weighted Average Original Combined Loan-to-Value Ratio ...........
Number of Mortgage Loans with Original Loan-to-Value Ratios ......
   greater than 80% not covered by Primary Mortgage Insurance ....
Mortgage Loans with Original Loan-to-Value Ratios greater than 80%
   not covered by Primary Mortgage Insurance as a Percentage of
   Aggregate Unpaid Principal Balance ............................
Number of Mortgage Loans covered by an LPMI Policy ...............
Mortgage Loans covered by an LPMI Policy as a Percentage of ......
   Aggregate Unpaid Principal Balance ............................
Number of Interest Only Loans (1) ................................
Interest Only Loans(1) as a Percentage of Aggregate Unpaid .......
   Principal Balance .............................................
Range of Interest Only Term for Interest Only Mortgage Loans (1) .
Weighted Average Remaining Interest Only Term for Interest Only ..
   Mortgage Loans (1) ............................................
Range of Original Debt to Income Ratios ..........................
Weighted Average Original Total Debt to Income Ratio .............
Range of Loan Age ................................................
Weighted Average Loan Age ........................................
Aggregate Original Unpaid Principal Balance ......................
Weighted Average Original Loan-to-Value Ratio of Mortgage Loans ..
   with Original Principal Balances greater than $600,000 ........
Maximum Original Loan-to-Value Ratio of Mortgage Loans with ......
   Original Principal Balances greater than $600,000 .............
Geographic Concentration of Mortgaged Properties Securing Mortgage
   Loans in Excess of 5% of the Aggregate Unpaid Principal Balance
     [State] .....................................................
     [State] .....................................................
Maximum Five-Digit Zip Code Concentration ........................
Earliest Origination Month .......................................
Latest Origination Month .........................................
Latest Stated Maturity Date ......................................
Number of Buy-Down Loans (2) .....................................
Buy-Down Loans(2) as a Percentage of Aggregate Unpaid Principal ..
   Balance .......................................................
Range of Gross Margins ...........................................
Weighted Average Gross Margin ....................................
Range of Rate Ceilings ...........................................
Weighted Average Rate Ceiling ....................................
Range of Months to First Adjustment Date .........................
Weighted Average Months to First Adjustment Date .................
Number of Relocation Mortgage Loans (3) ..........................
Relocation Mortgage Loans(3) as a Percentage of Aggregate Unpaid .
   Principal Balance .............................................
Number of Subsidy Loans(4) .......................................
Subsidy Loans(4) as a Percentage of Aggregate Unpaid Principal ...
   Balance .......................................................
Number of LOC Pledged Asset Mortgage Loans(5) ....................
LOC Pledged Asset Mortgage Loans(5) as a Percentage of Aggregate .
   Unpaid Principal Balance ......................................
Weighted Average Original FICO Score(6) ..........................

(1) For a description of Interest Only Loans, see "Description of the Trust Funds-Mortgage Loans" in the prospectus.

(2) For a description of Buydown Loans, see "Description of the Trust Funds-Mortgage Loans" in the prospectus.

(3) A Relocation Mortgage Loan is a mortgage loan originated in connection with the purchase of a residence of a relocated employee of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers.

(4) For a description of Subsidy Loans, see "Description of the Trust Funds-Mortgage Loans" in the prospectus.

(5) For a description of LOC Pledged Asset Mortgage Loans, see "Description of the Trust Funds-Mortgage Loans" in the prospectus.

(6) Does not include the Mortgage Loans for which FICO Scores are not available.

                          AGGREGATE MORTGAGE LOAN DATA


                         CURRENT MORTGAGE INTEREST RATES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Current Mortgage Interest Rates                         Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              DOCUMENTATION LEVELS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Documentation Level                                              Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                       REMAINING TERMS TO STATED MATURITY

Remaining Stated                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Term (Months)                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              YEARS OF ORIGINATION

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Year of Origination                                              Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                 PROPERTY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Property Type                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Single-family
  dwellings
Two-to four-family units
Condominiums
  High-rise (greater than four stories)
  Low-rise (four stories or less)
Cooperative Units
Manufactured Homes
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                GEOGRAPHIC AREAS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Geographic Area                                                  Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------










                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          AGGREGATE MORTGAGE LOAN DATA


                          ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           ORIGINAL PRINCIPAL BALANCES

Range of                                                                  Aggregate Unpaid Principal   Percentage of Total Aggregate
Principal Balance                                                Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   ORIGINATORS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Originator                                                       Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Wells Fargo Bank or Affiliate
[10% Originators]
[10% Originators]
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                    PURPOSES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Purpose                                                          Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Purchase
Equity Take Out Refinance
Rate/Term Refinance
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          AGGREGATE MORTGAGE LOAN DATA


                                 OCCUPANCY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Occupancy Type                                                   Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Investment Property
Primary Residence
Second Home
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          REMAINING INTEREST ONLY TERMS

Remaining Interest                                                        Aggregate Unpaid Principal   Percentage of Total Aggregate
Only Term (Months)                                               Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                         ORIGINAL DEBT TO INCOME RATIOS

Range of Debt to                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Income Ratios                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Prepayment Penalty at Origination (in Years)                     Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Underwriting Guideline Credit Levels                             Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

Y9
Y8
Y7
Y6
Y5
Y4
Y3
Y2
Y1
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   LOAN TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan Type                                                        Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                                                       Percentage of Total Aggregate
                                                                                                          Unpaid Principal Balance
                                                                          Aggregate Unpaid Principal       of the Adjustable Rate
Range of Minimum Rates                                           Number            Balance                     Mortgage Loans
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          AGGREGATE MORTGAGE LOAN DATA

                              RATE CEILINGS OF THE
                         ADJUSTABLE RATE MORTGAGE LOANS


                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Rate Ceilings                                           Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP I MORTGAGE LOAN DATA


                         CURRENT MORTGAGE INTEREST RATES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Current Mortgage Interest Rates                         Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              DOCUMENTATION LEVELS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Documentation Level                                              Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Full Documentation
Stated Income, Stated Asset
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                       REMAINING TERMS TO STATED MATURITY

Remaining Stated                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Term (Months)                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              YEARS OF ORIGINATION

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Year of Origination                                              Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                 PROPERTY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Property Type                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Single-family
  dwellings
Two-to four-family units
Condominiums
  High-rise (greater than four stories)
  Low-rise (four stories or less)
Cooperative Units
Manufactured Homes
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                GEOGRAPHIC AREAS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Geographic Area                                                  Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Hawaii
Illinois
Iowa
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nevada
New Jersey
New York
North Dakota
Ohio
Oregon
Pennsylvania
Texas
Virginia
Washington
Wisconsin
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP I MORTGAGE LOAN DATA


                          ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           ORIGINAL PRINCIPAL BALANCES

Range of                                                                  Aggregate Unpaid Principal   Percentage of Total Aggregate
Principal Balance                                                Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   ORIGINATORS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Originator                                                       Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Wells Fargo Bank or Affiliate
Other Originators
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                    PURPOSES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Purpose                                                          Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Purchase
Equity Take Out Refinance
Rate/Term Refinance
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP I MORTGAGE LOAN DATA


                                 OCCUPANCY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Occupancy Type                                                   Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Investment Property
Primary Residence
Second Home
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          REMAINING INTEREST ONLY TERMS

Remaining Interest                                                        Aggregate Unpaid Principal   Percentage of Total Aggregate
Only Term (Months)                                               Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                         ORIGINAL DEBT TO INCOME RATIOS

Range of Debt to                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Income Ratios                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Prepayment Penalty at Origination (in Years)                     Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Underwriting Guideline Credit Levels                             Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

Y9
Y8
Y7
Y6
Y5
Y4
Y3
Y2
Y1
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   LOAN TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan Type                                                        Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Minimum Rates                                           Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP I MORTGAGE LOAN DATA

                              RATE CEILINGS OF THE
                         ADJUSTABLE RATE MORTGAGE LOANS


                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Rate Ceilings                                           Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP II MORTGAGE LOAN DATA

                         CURRENT MORTGAGE INTEREST RATES


                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Current Mortgage Interest Rates                         Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              DOCUMENTATION LEVELS

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Documentation Level                                              Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Full Documentation
Stated Income, Stated Asset
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                       REMAINING TERMS TO STATED MATURITY

Remaining Stated                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Term (Months)                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                              YEARS OF ORIGINATION

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Year of Origination                                              Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                 PROPERTY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Property Type                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Single-family dwellings
Two-to four-family units
Condominiums
  High-rise (greater than four stories)
  Low-rise (four stories or less)
Cooperative Units
Manufactured Homes
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                GEOGRAPHIC AREAS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Geographic Area                                                  Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Arizona
California
Colorado
District of Columbia
Florida
Georgia
Hawaii
Illinois
Iowa
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nevada
New Jersey
New York
North Dakota
Ohio
Oregon
Pennsylvania
Texas
Virginia
Washington
Wisconsin
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP II MORTGAGE LOAN DATA


                          ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

Range of Original                                                         Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan-to-Value Ratios                                             Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           ORIGINAL PRINCIPAL BALANCES

Range of                                                                  Aggregate Unpaid Principal   Percentage of Total Aggregate
Principal Balance                                                Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   ORIGINATORS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Originator                                                       Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

Wells Fargo Bank or Affiliate
Other Originators
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                    PURPOSES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Purpose                                                          Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

Purchase
Equity Take Out Refinance
Rate/Term Refinance
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP II MORTGAGE LOAN DATA


                                 OCCUPANCY TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Occupancy Type                                                   Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------
Investment Property
Primary Residence
Second Home
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          REMAINING INTEREST ONLY TERMS

Remaining Interest                                                        Aggregate Unpaid Principal   Percentage of Total Aggregate
Only Term (Months)                                               Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                         ORIGINAL DEBT TO INCOME RATIOS

Range of Debt to                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Income Ratios                                                    Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


              PREPAYMENT PENALTIES AT ORIGINATION (YEARS IN EFFECT)

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Prepayment Penalty at Origination (in Years)                     Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                      UNDERWRITING GUIDELINE CREDIT LEVELS

                                                                               Aggregate Unpaid        Percentage of Total Aggregate
Underwriting Guideline Credit Levels                             Number       Principal Balance          Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

Y9
Y8
Y7
Y6
Y5
Y4
Y3
Y2
Y1
                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                                   LOAN TYPES

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Loan Type                                                        Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Minimum Rates                                           Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                           GROUP II MORTGAGE LOAN DATA


                              RATE CEILINGS OF THE
                         ADJUSTABLE RATE MORTGAGE LOANS

                                                                          Aggregate Unpaid Principal   Percentage of Total Aggregate
Range of Rate Ceilings                                           Number            Balance               Unpaid Principal Balance
--------------------------------------------                     ------   --------------------------   -----------------------------

                                                                 ------   --------------------------   -----------------------------
     Total
                                                                 ======   ==========================   =============================


                          APPENDIX B - Decrement Tables

            Percentage of Initial Principal Balance Outstanding For:


                             Class AI-1A and Class AI-1B Certificates at the              Class AII-1 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life to
   maturity (years)(1)......
Weighted Average Life to
   Optional Termination
   Date (years)(1)..........


                                      Class AI1-2 Certificates at the                     Class AII-3 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life to
   maturity (years)(1)...
Weighted Average Life to
   Optional Termination Date
   (years)(1)............


----------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

            Percentage of Initial Principal Balance Outstanding For:


                                       Class M-1 Certificates at the                        Class M-2 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).....
Weighted Average Life to
   Optional Termination
   Date (years)(1)............


                                       Class M-3 Certificates at the                        Class M-4 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).....
Weighted Average Life to
   Optional Termination
   Date (years)(1)............


-----------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

            Percentage of Initial Principal Balance Outstanding For:


                                       Class M-5 Certificates at the                        Class M-6 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).....
Weighted Average Life to
   Optional Termination
   Date (years)(1)............


                                       Class M-7 Certificates at the                        Class M-8 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).....
Weighted Average Life to
   Optional Termination
   Date (years)(1)............


----------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

            Percentage of Initial Principal Balance Outstanding For:


                                       Class M-9 Certificates at the                       Class M-10 Certificates at the
                                       Following Percentages of PPC                         Following Percentages of PPC
                              ----------------------------------------------       ----------------------------------------------
Distribution Date              0%    50%    75%    100%   125%   150%   175%        0%    50%    75%    100%   125%   150%   175%
-----------------             ----   ----   ----   ----   ----   ----   ----       ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).....
Weighted Average Life to
   Optional
   Termination Date
   (years)(1).................


                                                                                           Class M-11 Certificates at the
                                                                                            Following Percentages of PPC
                                                                                   ----------------------------------------------
Distribution Date                                                                   0%    50%    75%    100%   125%   150%   175%
-----------------                                                                  ----   ----   ----   ----   ----   ----   ----




Weighted Average Life
   to maturity (years)(1).........................................................
Weighted Average Life to Optional
   Termination Date (years)(1)....................................................


----------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause
      (i).

* Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

                                   APPENDIX C

                     ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                   APPENDIX D

                       FINAL SCHEDULED DISTRIBUTION DATES

                    Wells Fargo Asset Securities Corporation
                                    Depositor

                             Wells Fargo Bank, N.A.
                              Sponsor and Servicer

           Wells Fargo Home Equity Asset-Backed Securities 200 - Trust
                                 Issuing Entity

                                  $[__________]
                                  (Approximate)

               Home Equity Asset-Backed Certificates, Series 200 -


                         -----------------------------

                              PROSPECTUS SUPPLEMENT

                         -----------------------------

                                  [Underwriter]

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

   The Offered Certificates are not being offered in any state where the offer is not permitted.

   The Depositor does not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

   Upon request, dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Offered Certificates and with respect to their unsold allotments or subscriptions. In addition, upon request all dealers selling the Offered Certificates will be required to deliver a prospectus supplement and prospectus until ninety days following the date of this prospectus supplement.

                                  [_____], 200

The information in this prospectus is not complete and may be changed. We may not sell these offered securities until we deliver a final prospectus supplement and prospectus. This prospectus and the accompanying prospectus supplement are not an offer to sell these offered securities and are not soliciting an offer to buy these offered securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION DATED MARCH 7, 2007

PROSPECTUS

                    WELLS FARGO ASSET SECURITIES CORPORATION
                                    Depositor

                             WELLS FARGO BANK, N.A.
                                     Sponsor

                            Asset Backed Certificates
                               Asset Backed Notes
                              (Issuable in Series)

                            -------------------------

You should carefully consider the risk factors beginning on page 12 of this prospectus.

Neither the securities of any series nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or any other entity.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any affiliate of the depositor or any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

Each Issuing Entity--

   o will issue a series of asset-backed certificates or asset-backed notes, which will consist of one or more classes of certificates or notes; and

   o  will own--

   o a pool or pools of single family and/or multifamily mortgage loans, which may include subprime mortgage loans, which are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units, which may include limited retail, office or other commercial space; and

   o other assets described in this prospectus and the accompanying prospectus supplement.

Each Pool of Mortgage Loans--

   o will be sold to the related issuing entity by the depositor, who will have in turn purchased them from the sponsor, one of its affiliates;

   o will be underwritten to the sponsor's standards or such other standards as described in this prospectus and the accompanying prospectus supplement; and

   o will be serviced by the sponsor individually or together with other servicers.

Each Series of Securities--

   o will represent ownership interests in the related issuing entity or will represent debt obligations of the related issuing entity;

   o may be entitled to one or more of the other types of credit support described in this prospectus; and

   o  will be paid only from the assets of the related issuing entity.

Neither the SEC nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is [_______], 200 .

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
  THE ACCOMPANYING PROSPECTUS SUPPLEMENT.......................................6
SUMMARY OF PROSPECTUS..........................................................7
RISK FACTORS..................................................................12
  Risks Associated with the Securities........................................12
     Securities May Not be Liquid.............................................12
     Limited Assets for Payment of Securities.................................12
     Credit Enhancement is Limited in Amount and Coverage.....................12
     Cash Flow Agreements and External Credit Enhancements
        are Subject to Third-Party Risk.......................................13
     Rate of Prepayment on Mortgage Loans May Adversely
        Affect Average Lives and Yields on the Securities.....................13
     Ratings Assigned to the Securities Will Have
        Limitations...........................................................14
     Book-Entry System for Certain Classes of Securities
        May Decrease Liquidity and Delay Payment..............................14
     Risk of Loss May Be Greater on Subordinated Securities...................15
     There is a Risk That Interest Payments on the Mortgage
        Loans May be Insufficient to Pay Interest on Your
        Securities............................................................15
     Increase in Index May Adversely Affect Yield on
        Certain Securities of a Series........................................15
     Exercise of Rights Under Special Servicing Agreements
        May Be Adverse to Other Securityholders...............................16
     Special Powers of the FDIC in the Event of Insolvency
        of the Sponsor Could Delay or Reduce Distributions
        on the Securities.....................................................16
     Insolvency of the Depositor May Delay or Reduce
        Collections on Mortgage Loans.........................................17
     Servicing Transfer Following Event of Default May
        Result in Payment Delays or Losses....................................17
  Risks Associated with the Mortgage Loans....................................18
     Mortgage Loans May Experience Greater Rates of
        Delinquency and Foreclosure Due to Underwriting
        Standards.............................................................18
     Decline in Residential Real Estate Values May Increase
        Risk of Loss and Adversely Affect Your Investment.....................18
     Mortgage Loans Secured by Multifamily Properties May
        Experience Greater Rates of Delinquency and
        Foreclosure...........................................................19
     General Economic Conditions Affect Mortgage Loan
        Performance...........................................................19
     Real Estate Market Conditions Affect Mortgage Loan
        Performance...........................................................19
     Geographic Concentration May Increase Rates of Loss
        and Delinquency.......................................................19
     Risk of Loss May Be Greater on Junior Mortgage Loans.....................20
     Special Risks of Certain Mortgage Loans..................................20
     Alternatives to Foreclosure May Adversely Affect Yield...................20
     Defaulted Mortgage Loans May Experience Delays in
        Liquidation and Liquidation Proceeds May Be Less
        Than the Outstanding Principal Balance of the
        Mortgage Loans........................................................21
     Liquidation Expenses May be Disproportionate.............................21
     Defaults May Be More Likely on Newer Mortgage Loans......................21
     Balloon Loans May Have a Greater Default Risk at
        Maturity..............................................................21
     Texas Home Equity Loans Have Significant Limitations.....................21
     Increased Risk of Loss if Mortgage Loans are Delinquent..................22

     The Inclusion of Subsidy Mortgage Loans in a Series
        May Adversely Affect Yield of the Related Securities..................22
     The Inclusion of Buy-Down Mortgage Loans in a Series
        May Adversely Affect Yield of the Related Securities..................22
     Collateral Securing Cooperative Loans May Diminish in
        Value.................................................................22
     Leaseholds May Be Subject to Default Risk on the
        Underlying Lease......................................................23
     The Recording of the Mortgages of a Series in the Name
        of MERS May Affect the Yield on the Securities........................23
     Violations of Federal, State and Local Laws May
        Adversely Affect Ability to Collect on Loans..........................23
DESCRIPTION OF THE TRUST FUNDS................................................24
  Mortgage Loans..............................................................24
     General..................................................................24
     Mortgage Loan Information in Prospectus Supplements......................30
     Payment Provisions of the Mortgage Loans.................................31
  Pre-Funding Account.........................................................32
  Accounts....................................................................32
  Credit Support..............................................................32
  Cash Flow Agreements........................................................33
     General..................................................................33
     Guaranteed Investment Contract...........................................33
     Yield Maintenance Agreements.............................................33
     Swap Agreements..........................................................33
THE SPONSOR...................................................................34
THE SPONSOR'S MORTGAGE LOAN PROGRAMS..........................................36
  Mortgage Loan Production Sources............................................36
  Acquisition of Mortgage Loans from Correspondents...........................37
  Mortgage Loan Underwriting..................................................38
     General..................................................................38
     Role of Loan Underwriter Discretion......................................41
     Subprime Mortgage Loans..................................................41
     Alt-A Minus Mortgage Loans...............................................49
STATIC POOL INFORMATION.......................................................57
THE DEPOSITOR.................................................................57
DESCRIPTION OF THE SECURITIES.................................................58
  General.....................................................................58
  Distributions...............................................................58
  Available Funds.............................................................59
  Distributions of Interest on the Securities.................................60
  Distributions of Principal of the Securities................................61
  Categories of Classes of Securities.........................................61
     Principal Types..........................................................61
     Interest Types...........................................................63
  Pass-Through Rates and Interest Rates Based on LIBOR........................64
     General..................................................................64
     Determination of LIBOR...................................................64
  Distributions on the Securities of Prepayment Penalties.....................64
  Allocation of Losses and Shortfalls.........................................65
  Advances in Respect of Delinquencies........................................65
  Reports to Securityholders..................................................66
  Termination.................................................................68
  Optional Purchases..........................................................69
  Definitive Form.............................................................69
  Book-Entry Form.............................................................69
     Secondary Market Trading.................................................72
     Certain U.S. Federal Income Tax Documentation
        Requirements of Book-Entry Securities.................................74
DESCRIPTION OF CREDIT SUPPORT.................................................75
  General.....................................................................75
  Subordinated Securities.....................................................75
  Overcollateralization.......................................................75
  Excess Interest.............................................................76
  Cross-Collateralization.....................................................76
  Limited Guarantee...........................................................76
  Financial Guaranty Insurance Policy or Surety Bond..........................76
  Letter of Credit............................................................76
  Pool Insurance Policies.....................................................77
  Special Hazard Insurance Policies...........................................78
  Mortgagor Bankruptcy Bond...................................................78
  Reserve Funds...............................................................78
PREPAYMENT AND YIELD CONSIDERATIONS...........................................79
  General.....................................................................79
  Pass-Through Rates and Interest Rates.......................................79
  Scheduled Delays in Distributions...........................................80

  Effect of Principal Prepayments.............................................80
  Weighted Average Life of Securities.........................................80
  Refinancings................................................................82
DESCRIPTION OF THE AGREEMENTS.................................................83
  Agreements Applicable to a Series...........................................83
     REMIC Securities or Grantor Trust Securities.............................83
     Securities That Are Partnership Interests for Tax
        Purposes and Notes....................................................83
  Material Terms of the Pooling and Servicing Agreements
     and Underlying Servicing Agreements......................................83
     General..................................................................83
     Assignment of Mortgage Loans; Representations and
        Warranties; Repurchases...............................................84
     Collection Account, Distribution Account and Related
        Accounts..............................................................86
     Realization Upon Defaulted Mortgage Loans; Servicing
        Advances..............................................................91
     Hazard Insurance Policies................................................93
     Primary Mortgage Insurance Policies......................................94
     Fidelity Bonds and Errors and Omissions Insurance........................95
     Due-on-Sale Provisions...................................................95
     Fixed Retained Yield; Servicing Compensation and
        Payment of Expenses...................................................95
     Evidence as to Compliance................................................95
     The Servicers............................................................96
     The Master Servicer.....................................................100
     Special Servicers.......................................................102
     Credit Risk Manager.....................................................102
     Events of Default under the Agreements..................................102
     Rights Upon Event of Default under the Agreements.......................103
     Amendment...............................................................103
     The Trustee and Securities Administrator................................104
  Material Terms of the Indenture............................................105
     General.................................................................105
     Events of Default.......................................................105
     Discharge of Indenture..................................................107
     Indenture Trustee's Annual Report.......................................107
     The Indenture Trustee...................................................107
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS......................................107
  General....................................................................108
  Condominiums...............................................................108
  Cooperatives...............................................................108
  Foreclosure................................................................109
  Foreclosure on Shares of Cooperatives......................................110
  Leaseholds.................................................................111
  Junior Mortgages...........................................................111
  Rights of Redemption.......................................................112
  Anti-Deficiency Legislation, the Bankruptcy Code and
     Other Limitations on Lenders............................................112
  Forfeiture for Drug, RICO and Money Laundering Violations..................114
  Homeowners Protection Act of 1998..........................................114
  Texas Home Equity Loans....................................................114
  Servicemembers Civil Relief Act............................................114
  Environmental Considerations...............................................115
  "Due-on-Sale  Clauses......................................................117
  Alternative Mortgage Instruments...........................................118
  Prepayment Penalties.......................................................118
  Subordinate Financing......................................................118
  Applicability of Usury Laws................................................119
  Enforceability of Certain Provisions.......................................119
FEDERAL INCOME TAX CONSEQUENCES..............................................120
  General....................................................................120
     Taxable Mortgage Pools..................................................120
  REMICS.....................................................................121
     Classification of REMICs................................................121
     Characterization of Investments in REMIC Securities.....................122
     Tiered REMIC Structures.................................................123
     Taxation of Owners of Regular Securities................................123
     Election to Treat All Interest Under the Constant
        Yield Method.........................................................128
     Taxation of Owners of Residual Securities...............................130
     Taxes That May Be Imposed on the REMIC Pool.............................136
     Taxation of Certain Foreign Investors...................................138
  Grantor Trust Funds........................................................140

  Standard Securities........................................................140
     General.................................................................140
     Tax Status..............................................................141
     Premium and Discount....................................................142
     Recharacterization of Servicing Fees....................................142
     Sale or Exchange of Standard Securities.................................143
  Stripped Securities........................................................143
     General.................................................................143
     Status of Stripped Securities...........................................145
     Taxation of Stripped Securities.........................................145
     Reporting Requirements and Backup Withholding...........................146
     Taxation of Certain Foreign Investors...................................147
  Partnership Trust Funds....................................................147
     Classification of Partnership Trust Funds...............................147
     Characterization of Investments in Partnership
        Securities and Debt Securities.......................................147
     Taxation of Debt Securityholders........................................148
     Taxation of Owners of Partnership Securities............................148
STATE AND OTHER TAX CONSEQUENCES.............................................152
ERISA CONSIDERATIONS.........................................................153
  General....................................................................153
  Certain Requirements Under ERISA...........................................153
     General.................................................................153
     Parties in Interest/Disqualified Persons................................153
     Delegation of Fiduciary Duty............................................153
  Administrative Exemptions..................................................154
     Individual Administrative Exemptions....................................154
     PTE 83-1................................................................156
  Exempt Plans...............................................................157
  Unrelated Business Taxable Income-Residual Securities......................157
LEGAL INVESTMENT.............................................................158
PLAN OF DISTRIBUTION.........................................................159
USE OF PROCEEDS..............................................................160
ACCOUNTING CONSIDERATIONS....................................................161
LEGAL MATTERS................................................................161
RATING.......................................................................161
REPORTS TO SECURITYHOLDERS...................................................161
WHERE YOU CAN FIND MORE INFORMATION..........................................162
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................162
INDEX OF PROSPECTUS DEFINITIONS..............................................163

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

   o  the principal balances and/or interest rates of each class;

   o  the timing and priority of interest and principal payments;

   o  statistical and other information about the mortgage loans;

   o  information about credit enhancement, if any, for each class;

   o  the ratings for each class; and

   o  the method for selling the securities.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Prospectus Definitions" beginning on page 163 in this prospectus.

   The depositor's principal executive office is located at 7430 New Technology Way, Frederick, Maryland 21703, and the depositor's telephone number is (301) 846-8881.

                              SUMMARY OF PROSPECTUS

   This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

   This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the securities and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Issuing Entity

Each series of securities will be issued by a separate common law trust. Each trust will be formed, and each series of securities will be issued, under a separate pooling and servicing agreement among the depositor, the servicer (or master servicer), the securities administrator and the trustee specified in the applicable prospectus supplement or a deposit trust agreement between the depositor and an owner trustee.

Sponsor

Wells Fargo Bank, N.A. will be the sponsor of each series of securities. The mortgage loans will either be originated by the sponsor or purchased by the sponsor from various entities that originated the mortgage loans to the sponsor's underwriting standards or as otherwise specified in the prospectus supplement. The sponsor will sell the mortgage loans to the depositor on the closing date specified in the applicable prospectus supplement by means of a mortgage loan purchase agreement between the sponsor and the depositor.

Depositor

Wells Fargo Asset Securities Corporation will act as depositor for each series of securities. The depositor will acquire the mortgage loans from the sponsor and will transfer the mortgage loans to each trust. The depositor is a direct, wholly-owned subsidiary of the sponsor which is an indirect, wholly-owned subsidiary of Wells Fargo & Company. It is not expected that the depositor will have any business operations other than offering securities and related activities.

Master Servicer

If so specified in the applicable prospectus supplement, the sponsor will act as master servicer of a trust, supervise the servicers and perform certain other administrative and reporting duties with respect to a series of certificates and/or notes.

Servicer

The sponsor and/or, if specified in the applicable prospectus supplement, one or more other entities, will service the mortgage loans in the trust.

Securities Administrator

If so specified in the applicable prospectus supplement, the sponsor will act as securities administrator, will be responsible for calculating the amounts to be paid on the securities and for making available monthly reports to the related trustee and securityholders, in each case based upon mortgage loan information provided by the servicer (or master servicer) with respect to a series of certificates and/or notes.

Trustee / Indenture Trustee

A trustee or indenture trustee for each trust will be named in the applicable prospectus supplement. The trustee or indenture trustee generally will be responsible under each pooling and servicing agreement or indenture for providing general administrative services on behalf of the trust for a series. To the extent specified in the applicable prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

Paying Agent

A paying agent for each trust will be named in the applicable prospectus supplement. The paying agent generally will be responsible under each pooling and servicing agreement or indenture for making distributions to securityholders of a series.

Custodian

The sponsor or another entity (which may be the trustee) named in the applicable prospectus supplement will act as custodian for each series of securities. Generally, the custodian will be responsible for holding and safeguarding the mortgage notes and other contents of the mortgage file on behalf of the securityholders of a series.

THE MORTGAGE LOANS

Each trust will own the related mortgage loans (other than the fixed retained yield, which is the portion of the mortgage interest rate, if any, not contained in the trust) and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust fund:

   o will be fixed or adjustable interest rate, mortgage loans secured by first or junior liens on one- to four-family residential properties and/or multifamily mortgage loans and may include subprime mortgage loans;

   o  will have been acquired by the depositor from the sponsor;

   o will have been originated by the sponsor or an affiliate or will have been acquired by the sponsor directly or indirectly from other mortgage loan originators; and

   o will have been underwritten either to the sponsor's standards or to other standards specified in the applicable prospectus supplement.

See "Description of the Trust Funds" and "The Sponsor's Mortgage Loan
Programs."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans included in a particular trust fund.

DISTRIBUTIONS ON THE SECURITIES

Each series of securities will include one or more classes. A class of securities will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the applicable prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

See "Description of the Securities" in this prospectus.

Interest Distributions

With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the applicable prospectus supplement.

See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

Principal Distributions

With respect to each series of securities, principal payments (including prepayments) on the related mortgage loans will be distributed to holders of the related securities (other than a class of securities entitled to receive only interest) or otherwise applied as described in the applicable prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

See "Description of the Securities--Distribution of Principal of the Securities" in this prospectus.

Distribution Dates

Distributions on the securities will be made on each distribution date which is generally the 25th day of each month, or, if such day is not a business day, the business day following the 25th day.

If so specified in the applicable prospectus supplement, distributions on securities may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such prospectus supplement. The cut-off date for each series will be the date specified in the applicable prospectus supplement.

Record Dates

Distributions will be made on each distribution date to security holders of record on the date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including:

   o  overcollateralization

   o  excess interest

   o  subordination

   o  cross-collateralization

   o  limited guaranty

   o  financial guaranty insurance policy

   o  reserve fund

   o  spread account

   o  mortgage pool insurance policy

   o  letter of credit

   o  special hazard insurance policy

   o  cash collateral account

Any credit support will be described in detail in the applicable prospectus supplement.

In addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under "Description of the Trust Funds--Cash Flow Agreements" may also be used to provide credit enhancement for one or more classes of securities.

See "Description of Credit Support" in this prospectus.

ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated, to the extent specified in the pooling and servicing agreement or servicing agreement, to make cash advances if the servicer determines that it will be able to recover such amounts from future payments and collections on the mortgage loan. A servicer who makes advances will be reimbursed for these as described in this prospectus and in the applicable prospectus supplement. If a servicer fails to make the required principal or interest advance, the trustee (or master servicer, if any) will be required to make these advances from its own funds, unless such party determines that it will not be able to recover those amounts from future payments and collections on the mortgage loans.

See "Description of the Securities--Advances in Respect of Delinquencies" in this prospectus.

PREFUNDING ACCOUNT

The applicable prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire additional mortgage loans for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

See "Description of the Trust Funds--Prefunding Account" in this prospectus.

FORMS OF SECURITIES

The securities will be issued either:

   o  in book-entry form through the facilities of DTC; or

   o  in fully registered, certificated form.

If you own book-entry securities, you will not receive a physical certificate representing your ownership interest in such book-entry securities, except under extraordinary circumstances which are discussed in "Description of the Securities--Book-Entry Form" in this prospectus. Instead, DTC will effect payments and transfers by means of its electronic record keeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry securities may generally only be exercised through DTC and its participating organizations.

See "Description of the Securities--General," "--Book-Entry Form" and "--Definitive Form" in this prospectus.

OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS

If so specified in the prospectus supplement for a series, the depositor may, subject to the terms of the applicable pooling and servicing agreement or servicing agreement, purchase from the related trust:

   o any defaulted mortgage loan during the periods specified under "Description of the Securities-Optional Purchases"; and

   o any mortgage loan as to which the originator of such mortgage loan breached a representation or warranty to the sponsor regarding the characteristics of such mortgage loan.

See "Description of the Securities--Optional Purchases" in this prospectus.

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS AND TERMINATION OF THE TRUST

The depositor, the sponsor, or such other party specified in the applicable prospectus supplement, may:

   o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified herein; and

   o repurchase a portion of such assets to retire a specified class or classes of securities under the circumstances and in the manner set forth in the applicable prospectus supplement.

In the event that an election is made to treat the related trust fund or one or more segregated pools of assets in the trust fund as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as defined under
Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

See "Description of the Securities--Termination" in this prospectus.

Exercise of the right of purchase will effect the early retirement of the securities of that series.

See "Prepayment and Yield Considerations" in this prospectus.

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or similar law.

For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

TAX STATUS

The securities of each series offered will be either:

   o regular interests and residual interests in a trust fund treated as a REMIC;

   o  interests in a trust fund treated as a grantor trust;

   o  interests in a trust fund treated as a partnership; or

   o  debt obligations secured by assets of a trust fund.

For additional information see "Federal Income Tax Consequences" in this prospectus and "Certain Material Federal Income Tax Consequences" in the prospectus supplement.

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

RATINGS

The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

                                  RISK FACTORS

   You should consider, among other things, the following factors in connection with the purchase of securities as well as the specific risks discussed in the applicable prospectus supplement under "Risk Factors."

Risks Associated with the Securities

   Securities May Not be Liquid

   The liquidity of your securities may be limited. You should consider that:

   o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

   o the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in such securities, but no underwriter will be obligated to do so; and

   o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

   In addition to these considerations, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of securities. Although any class of securities may experience illiquidity, it is more likely that classes of securities that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, which affect the securities generally or particular types of securityholders.

   Limited Assets for Payment of Securities

   Except for any related insurance policies, cash flow agreements and any reserve fund or credit enhancement described in the applicable prospectus supplement:

   o mortgage loans included in the related trust fund will be the sole source of payments on the securities of a series;

   o the securities of any series will not represent an interest in or obligation of the depositor, the sponsor, any servicer, the master servicer (if any), the securities administrator, the trustee, the paying agent or any of their affiliates, except for the depositor's limited obligations with respect to certain breaches of its representations and warranties, limited obligations of a servicer with respect to its servicing obligations and limited obligations of the securities administrator; and

   o neither the securities of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the depositor, the sponsor, any servicer, the master servicer (if any), the securities administrator, the trustee, the paying agent any of their affiliates or any other person.

   Consequently, in the event that payments on the mortgage loans underlying your series of securities are insufficient or otherwise unavailable to make all payments required on your securities, there will be no recourse to the depositor, the sponsor, any servicer, the master servicer (if any), the securities administrator, the trustee, the paying agent or, except as specified in the applicable prospectus supplement, any other entity.

   Credit Enhancement is Limited in Amount and Coverage

   With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms specified in the applicable prospectus supplement, including: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-collateralization; a financial guaranty insurance policy; a reserve fund; a spread account; a mortgage pool insurance policy; a special hazard insurance policy; a cash collateral account; a letter of credit; or a limited guarantee. See "Description of Credit Support" in this prospectus.

   Regardless of the form of credit enhancement provided:

   o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

   o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses.

   In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related securities (or certain classes of securities).

   None of the depositor, the sponsor, the securities administrator, the master servicer (if any), the servicer, the paying agent, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of securities.

   See "Description of Credit Support."

   Cash Flow Agreements and External Credit Enhancements are Subject to Third-Party Risk

   The assets of a trust may, if specified in the applicable prospectus supplement, include cash flow agreements such as interest rate swap, cap, floor or similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty.

   In addition, the ratings assigned to the securities of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the securities of the series. A reduction in the ratings assigned to the securities of a series is likely to affect adversely the liquidity and market value of the securities.

   See "Description of Trust Funds--Cash Flow Agreements" and "Description of Credit Support" herein.

   Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities

   The yield on the securities of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

   o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

   o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified mortgage loans than other classes of securities.

   The rate of prepayments on mortgage loans is influenced by a number of factors, including:

   o  the prevailing mortgage market interest rates;

   o  local and national economic conditions;

   o  homeowner mobility; and

   o  the ability of the borrower to obtain refinancing.

   In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by payments of compensating interest or other mechanisms specified in the applicable prospectus supplement. When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer (or master servicer, if any) is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to the servicing fee (or in the case of a master servicer, the master servicing fee). Your yield also will be adversely affected if losses on the mortgage loans in the related trust are allocated to your securities and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

   If you are purchasing certificates or notes at a discount, and specifically if you are purchasing principal only certificates or notes, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip certificates or notes, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected. Further information relating to yield on those certificates or notes will be included in the applicable prospectus supplement.

   If you are purchasing certificates or notes at a premium, or are purchasing an interest only certificate or note, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest only certificates or notes entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rates, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest only certificates or notes, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment. Further information relating to yield on those certificates or notes will be included in the applicable prospectus supplement.

   Ratings Assigned to the Securities Will Have Limitations

   The ratings assigned to your securities will not:

   o assess the likelihood that principal prepayments (including those caused by defaults) on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

   o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a premium might fail to recoup its initial investment under certain prepayment scenarios.

   In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. Neither the depositor, the sponsor nor any of their affiliates will have any obligation to maintain any rating of any series of securities.

   Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment

   Since transactions in the classes of securities of a series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream, Euroclear, participating organizations, indirect participants and certain banks:

   o you may experience delays in your receipt of payments on book-entry securities because distributions will be made by the trustee or the securities administrator (or a paying agent on their behalf) to Cede & Co., as nominee for The Depository Trust Company, rather than directly to you; and

   o your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear may be limited due to the lack of a physical certificate.

   See "Description of the Securities--Book-Entry Form" and "--Definitive Form" in this prospectus.

   Risk of Loss May Be Greater on Subordinated Securities

   The rights of holders of subordinated securities will be subordinate:

   o to the rights of the servicer, the securities administrator and any master servicer (to the extent of amounts in respect of indemnification of the servicer, the servicing fee, any credit risk manager fee, any accrued and unpaid servicing fee, reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses, any securities administrator fee, amounts payable to the securities administrator and the trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any master servicer); and

   o to the holders of senior securities to the extent described in the applicable prospectus supplement.

   As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

   The yields on the subordinated securities may be extremely sensitive to the loss experience of the related mortgage loans and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

   There is a Risk That Interest Payments on the Mortgage Loans May be Insufficient to Pay Interest on Your Securities

   When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a mortgage loan, the mortgagor is not charged interest on the prepayment for the month in which it is received. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full (but not partial prepayments) on the mortgage loans, but only up to the servicing fee. If the available credit support for a series is insufficient to cover the interest shortfall due to prepayments on the mortgage loans in excess of the amount covered by the servicer, you may incur a loss.

   In addition, the servicer will not cover shortfalls in interest collections arising from the application of the Servicemembers Civil Relief Act or similar state laws.

   Any prepayment interest shortfalls resulting from prepayments in full in excess of compensating interest, any prepayment interest shortfalls resulting from partial principal prepayments and any shortfalls arising from the application of the Servicemembers Civil Relief Act or similar state laws may be borne by the securities of a series as described in the applicable prospectus supplement.

   Increase in Index May Adversely Affect Yield on Certain Securities of a
   Series

   Certain series of securities may contain inverse floating rate securities. If you are purchasing inverse floating rate securities of a series, you should consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment.

   See "Prepayment and Yield Considerations" in the applicable prospectus supplement.

   Exercise of Rights Under Special Servicing Agreements May Be Adverse to Other Securityholders

   The applicable agreement for a series will permit the servicer (or master servicer, if any) at the direction of the depositor to enter into a special servicing agreement with an unaffiliated holder of a class of subordinated securities or a class of securities representing interests in one or more classes of subordinated securities and/or other subordinated mortgage pass-through securities, pursuant to which the holder may instruct the servicer (or instruct the master servicer to instruct the servicer to the extent provided in the related applicable agreement), to commence or delay foreclosure proceedings with respect to delinquent mortgage loans. This right is intended to permit the holder of a class of securities that is highly sensitive to losses on the mortgage loans to attempt to mitigate losses by exercising limited power of direction over servicing activities which accelerate or delay realization of losses on the mortgage loans. Such directions may, however, be adverse to the interest of those classes of senior securities that are more sensitive to prepayments than to losses on the mortgage loans. In particular, accelerating foreclosure will adversely affect the yield to maturity on interest only securities, while delaying foreclosure will adversely affect the yield to maturity of principal only securities.

   Special Powers of the FDIC in the Event of Insolvency of the Sponsor Could Delay or Reduce Distributions on the Securities

   The mortgage loans will be originated or acquired by the sponsor, a national bank whose deposits are insured to the applicable limits by the FDIC. If the sponsor becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for the sponsor. As receiver, the FDIC would have broad powers to:

   o require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the mortgage loans; or

   o request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the sponsor, or

   o repudiate without compensation the sponsor's ongoing servicing and/or master servicing obligations under the applicable agreement, such as its duty to collect and remit payments or otherwise service the mortgage loans.

   If the FDIC were to take any of those actions, distributions on the securities could be delayed or reduced.

   By statute, the FDIC as conservator or receiver of the sponsor is authorized to repudiate any "contract" of the sponsor upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the mortgage loans to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank's transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the "legal isolation" condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. The transactions contemplated by this prospectus and the applicable prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the mortgage loans from the sponsor to the depositor.

   If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize the sponsor's transfer of the mortgage loans to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the mortgage loans. The FDIC's statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize the sponsor's transfer of the mortgage loans for a reasonable period following its appointment as conservator or receiver for the sponsor. If the FDIC were to refuse to recognize the sponsor's transfer of the mortgage loans, distributions on the securities could be delayed or reduced.

   If the FDIC acted as receiver for the sponsor after the sponsor's insolvency, the FDIC could prevent the termination of the sponsor as servicer (and, if applicable, master servicer) of the mortgage loans of a series, even if a contractual basis for termination exists. This inability to terminate the sponsor as servicer (and, if applicable, master servicer) could result in a delay or possibly a reduction in distributions on the securities of a series to the extent the sponsor, as servicer (and, if applicable, master servicer), received, but did not remit to the trustee or the securities administrator, the mortgage loan collections before the date of insolvency or if the sponsor failed to make any required advances.

   Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans

   Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the applicable prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor's business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor's creditors, in addition to the depositor's stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the mortgage loans to the related trust will be structured so that the trustee has no recourse to the depositor, other than for breaches of representations and warranties about the mortgage loans.

   If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the mortgage loans from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the mortgage loans should be included as part of the depositor's estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the securities. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the securities of a series.

   Servicing Transfer Following Event of Default May Result in Payment Delays or Losses

   Following the occurrence of an event of default under applicable agreement, the trustee for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer, as applicable, and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related securities.

In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

Risks Associated with the Mortgage Loans

   Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure
      Due to Underwriting Standards

   The mortgage loans underlying a series of securities will be mortgage loans that, due to borrower credit characteristics, do not meet the sponsor's general underwriting policies for "prime" mortgage loans. In addition, all or a portion of the mortgage loans underlying a series of securities may have been originated under the sponsor's "alternative" mortgage loan underwriting program. Under the "alternative" mortgage loan program, certain of the mortgage loans may have been originated with reduced or no documentation, higher maximum loan-to-value ratios, lower FICO scores, less restrictive requirements for investment properties or "equity take out" financings, and may have been secured by shares in cooperative housing corporations, condotels or unique parcels of land or may have been made to foreign nationals. In addition, a portion of the mortgage loans may have been originated with no documentation or may be no ratio loans, stated loans or stated reduced loans, for which ratios of the related prospective borrowers' debt service on the mortgage loan and total debt obligations to income were not required to be taken into account in making the loan or for which no information regarding income or assets was required. As a consequence of the mortgage loans being underwriting in accordance with these underwriting standards, delinquencies, foreclosures and cumulative losses may be expected to be more likely with respect to these mortgage loans than with respect to mortgage loans originated in accordance with the sponsor's "prime" underwriting guidelines.

   For a description of the underwriting guidelines applicable to the mortgage loans underlying a series of securities, see "The Sponsor's Mortgage Loan Programs--Mortgage Loan Underwriting."

   Decline in Residential Real Estate Values May Increase Risk of Loss and
     Adversely Affect Your Investment

     In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months the value of mortgaged properties in many states have declined or remained stable, after extended periods of appreciation. If residential real estate values generally or in a particular geographic area decline or fail to increase, the loan-to-value ratios shown in the tables appearing in the applicable prospectus supplement might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. A continued decline or lack of increase in property values where the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties are close to or exceed the value of the mortgaged properties may result in delinquencies, foreclosures and losses that are higher than you anticipated or those in the sponsor's prior securitizations involving the depositor. Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates.

            In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area or zoning or environmental restrictions preventing additions to the housing supply in an area. To the extent that credit enhancements do not cover such losses, the yield on the offered securities may be adversely impacted.

   Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure

   The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

   General Economic Conditions Affect Mortgage Loan Performance

   General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor's mortgage loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

   Real Estate Market Conditions Affect Mortgage Loan Performance

   An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

   If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

   Geographic Concentration May Increase Rates of Loss and Delinquency

   In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered by flood insurance, to the maximum amount available, as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements-Hazard Insurance Policies," such maximum amount will generally be significantly smaller than the unpaid principal balance of the related mortgage loan. In addition, no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements-Hazard Insurance Policies."

   The ability of mortgagors to make payments on the mortgage loans may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors). Such occurrences may accordingly affect the actual rates of delinquencies, foreclosures and losses with respect to any trust fund.

   The mortgage loans underlying certain series of securities may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Sponsor's Mortgage Loan Programs-Mortgage Loan Underwriting."

   Risk of Loss May Be Greater on Junior Mortgage Loans

   Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

   o the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

   o  the risk of loss if the deficiency judgment is not realized upon.

   Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

   In servicing junior mortgages, it is generally the servicer's practice to advance funds to keep the senior mortgage current if the mortgagor is in default thereunder. The servicer intends to advance such amounts in accordance with its normal servicing procedures, but only to the extent that it determines such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

   Special Risks of Certain Mortgage Loans

   Certain mortgage loans that may be included in the related trust may involve additional uncertainties not present in other types of mortgage loans. Certain of the mortgage loans may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such mortgage loans are generally approved on the basis of the initial payment amount and the borrower's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

   Certain of the mortgage loans underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "Description of the Mortgage Loans" in the applicable prospectus supplement.

   Alternatives to Foreclosure May Adversely Affect Yield

   Certain mortgage loans underlying a series of securities may become delinquent after the closing date. The servicer may either foreclose on any such asset or work out an agreement with the borrower if the delinquency is not cured, which may involve waiving or modifying certain terms of the asset. If the servicer extends the payment period or accepts a lesser amount than stated in the note or contract in satisfaction of the note or contract, the yield on the related securities may be reduced.

   Defaulted Mortgage Loans May Experience Delays in Liquidation and Liquidation Proceeds May Be Less Than the Outstanding Principal Balance of the Mortgage Loans

   Even assuming the mortgaged properties provide adequate security for the mortgage loans underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage loans. This could result in corresponding delays in the receipt of the related proceeds by the related trust. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If the applicable mortgaged property fails to provide adequate security for the asset, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss. See "Certain Legal Aspects of Mortgage Loans--Foreclosure," "--Rights of Redemption" and "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" in this prospectus.

   Liquidation Expenses May be Disproportionate

   Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the mortgage loans at the time of default. Therefore, assuming that the servicer and any master servicer took the same steps in realizing upon a defaulted mortgage loans having a small remaining principal balance as they would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small mortgage loan than would be the case with the defaulted mortgage loan having a large remaining principal balance.

   Defaults May Be More Likely on Newer Mortgage Loans

   Certain of the mortgage loans underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on mortgage loans are generally expected to occur with greater frequency in their early years.

   Balloon Loans May Have a Greater Default Risk at Maturity

   Certain of the mortgage loans underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at maturity. See "Description of the Mortgage Loans" in the applicable prospectus supplement.

   Because borrowers under this type of mortgage loan are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of mortgage loan to repay the mortgage loan upon maturity frequently depends upon the mortgagor's ability:

   o to refinance the mortgage loan, which will be affected by a number of factors, including, without limitation, the level of mortgage interest rates available in the primary mortgage market at the time, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

   o to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

   Texas Home Equity Loans Have Significant Limitations

   Certain of the mortgage loans may be home equity loans secured by mortgaged properties located in Texas. The Texas Constitution permits this type of loan, but significant limitations are imposed on permitted terms, conditions and practices incident to their creation. For example, these loans must be made without recourse for personal liability against the homestead owner(s) or their spouse(s) (except in the case of actual fraud on their part in obtaining the loan) and may be foreclosed upon only by court order. Further, holders of these types of loans face unique legal risks and uncertainties that they do not customarily confront with equity take-out mortgages in other states. For example, if any of the requirements that are addressed in the Texas Constitution (such as limitations on fees charged to the borrower, disclosures to the borrower or matters to be provided for in the closing documents) are not met, the lien may be invalid. There are also similar risks involved in servicing these types of loans (such as the failure to comply with an obligation to the borrower within a reasonable time after receiving notification from the borrower) that can result in the forfeiture of all principal and interest due on the mortgage loan.

   Increased Risk of Loss if Mortgage Loans are Delinquent

   A portion of the mortgage loans may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such mortgage loans in the trust fund for a series may cause the rate of defaults and prepayments on the mortgage loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

   The Inclusion of Subsidy Mortgage Loans in a Series May Adversely Affect Yield of the Related Securities

   If so specified in the applicable prospectus supplement, a trust fund may contain subsidy loans. The monthly payments made by the related mortgagors of a subsidy loan will be less than the scheduled monthly payments on such mortgage loans with the present value of the resulting difference in payment being provided by the employer of the mortgagor.

   Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the subsidy loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related mortgaged property as a result of which the mortgagee is entitled to accelerate the subsidy loan pursuant to the "due-on-sale" clause contained in the mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a subsidy loan are less than the mortgage interest rate of such subsidy loan, the employer may request that the mortgagor refinance such subsidy loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event that the mortgagor refinances a subsidy loan, the new loan will not be included in the trust fund and the resulting prepayment in full of the subsidy loan may adversely affect the yield on one or more classes of securities of the related series, particularly interest only securities or securities purchased at a premium over their principal balance. In the event a subsidy agreement is terminated, the amount remaining in the related subsidy account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. If the related mortgagor is unable to make the full amount of all remaining scheduled payments, the yield on the related classes of securities may be adversely affected.

   For a description of subsidy loans, see "Description of the Trust Funds-Mortgage Loans" herein.

   The Inclusion of Buy-Down Mortgage Loans in a Series May Adversely Affect Yield of the Related Securities

   If so specified in the applicable prospectus supplement, a trust fund may contain mortgage loans subject to temporary buy-down plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on such mortgage loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related mortgaged property or another source, including the originator of the mortgage loan (generally on a present value basis) and placed in a custodial account by the related servicer. If the mortgagor of a mortgage loan subject to a temporary buy-down plan is unable to make the increased monthly payment after the buy-down funds are exhausted, the yield on the related class of securities may be adversely affected.

   Collateral Securing Cooperative Loans May Diminish in Value

   If specified in the applicable prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

   Leaseholds May Be Subject to Default Risk on the Underlying Lease

   If specified in the applicable prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of securities will contain provisions protective of the mortgagee as described under "Description of the Trust Funds--Mortgage Loans," such as the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor and to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

   The Recording of the Mortgages of a Series in the Name of MERS May Affect the Yield on the Securities

   The mortgages or assignments of mortgage for some of the mortgage loans of a series will have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, including the applicable trust. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee of a series, any related expenses will be paid by the related trust and will reduce the amount available to make distributions on the securities.

   The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the mortgage loans for a series. In that regard, a Florida court recently ruled that MERS lacked standing to pursue foreclosure proceedings on behalf of the beneficial owners of several mortgage notes who were not named parties to the proceedings.

   Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans

   The mortgage loans may also be subject to federal, state and local laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

   o for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

   Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994, as amended. These provisions may:

   o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

   o apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

   o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

   o  affect the enforceability of the related loans.

   As a result, these violations or alleged violations could result in shortfalls in the distributions due on your securities. In the past few years, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994, as amended. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The depositor will make representations and warranties with respect to each mortgage loan relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans is subject to the Home Ownership and Equity Protection Act of 1994, as amended, and that none of the mortgage loans is a "high cost" loan within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the depositor will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, the sponsor will be required to pay the depositor and the depositor will be required to pay the applicable trust for any damages or costs incurred by the trust as a result of a breach of the representation as to compliance with federal, state and local laws. However, if the depositor is unable to fulfill this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your securities could occur. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases" and see "Certain Legal Aspects of the Mortgage Loans" in this prospectus for other limitations on the enforceability of mortgage loans.

                         DESCRIPTION OF THE TRUST FUNDS

Mortgage Loans

   General

   The assets underlying each Series of Securities will consist primarily of a pool (the "Mortgage Pool") of fixed or adjustable interest rate, first and/or junior mortgage loans ("Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first and/or junior liens

(the "Mortgages") on some or all of the following seven types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one- to four-family residences, (ii) condominium units, including those where features of the property may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space ("condotels"), (iii) units within planned unit developments, (iv) long-term leases with respect to any of the foregoing, (v) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings, (vi) manufactured homes, and (vii) primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property"). The Mortgage Loans may include revolving credit line loans or certain balances thereof. In addition, the assets underlying a Series of Securities will also include (i) amounts held from time to time in the related Collection Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds and (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement, any cash flow agreement or any interest subsidy agreement.

   The Mortgage Loans will have been acquired by the Depositor from the Sponsor. The Mortgage Loans will have been originated by the Sponsor or will have been acquired by the Sponsor from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to the Sponsor's standards as set forth herein, or to such other standards set forth in the applicable prospectus supplement. See "The Sponsor's Mortgage Loan Programs." The prospectus supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by the Sponsor or its affiliates and (ii) purchased by the Sponsor or its affiliates from unaffiliated mortgage loan originators through the Sponsor's mortgage loan purchase programs. If any originator or group of affiliated originators, apart from the Sponsor and its affiliates, originated 10% or more of the aggregate principal balance of the Mortgage Loans in a Trust Fund, the applicable prospectus supplement will disclose the identity of the originator and, if such originator or group of affiliated originators originated 20% or more of the aggregate principal balance of the Mortgage Loans, the applicable prospectus supplement will provide information about the originator's form of organization and, to the extent material, a description of the originator's origination program and how long it has been engaged in originating mortgage loans of the same type.

   Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states, the District of Columbia or the territories of the United States. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

   If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that the Sponsor determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located on the property. Generally, a Mortgage Loan will be secured by a lease only if (i) the use of leasehold estates as security for mortgage loans is customary in the area, (ii) the lease is not subject to any prior lien that could result in termination of the lease and (iii) the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default,
(ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

   The Mortgage Pool may be divided into two or more loan groups (each, a "Loan Group"). The Mortgage Loans in the Trust Fund for a Series will generally have monthly payments due on the first of each month (each, a

"Due Date") but may, if so specified in the applicable prospectus supplement, have payments due on a different day of each month. Unless specified in the applicable prospectus supplement, monthly payments consisting of both principal and interest will be due on each Mortgage Loan in a Trust Fund. If specified in the applicable prospectus supplement, a percentage of the Mortgage Loans may be Delinquent. A Mortgage Loan is considered "Delinquent" if the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the "Monthly Payment") due on a Due Date is not paid by the close of business on the next scheduled Due Date for such Mortgage Loan. Thus, a Mortgage Loan for which the mortgagor failed to make the Monthly Payment due on the first day of a month will be reported as Delinquent on the second day of the following month if the payment is not made by the close of business on the previous day. Each Mortgage Loan will be of one of the following types of mortgage loans:

      a. Fixed Rate Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may include fixed rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 40 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, the applicable Agreement will require the Depositor or another party identified in the applicable prospectus supplement to repurchase each such converted Mortgage Loan at the Purchase Price. A Trust Fund containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Fund and which are subject to no further conversions.

      b. Adjustable Rate Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may include adjustable rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 40 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, two, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed percentage margin set forth in the related Mortgage Note and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust Fund. Common indices include one-month, three-month, six-month and one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) and the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers). The applicable prospectus supplement will also indicate any initial, periodic or lifetime limitations on changes in any per annum Mortgage Interest Rate at the time of any adjustment.

   If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Depositor or another party will generally be required to repurchase each such converted Mortgage Loan at the Purchase Price. A Trust Fund containing adjustable rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Fund.

   The scheduled Monthly Payment for an adjustable rate Mortgage Loan will be adjusted as and when described in the applicable prospectus supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled Monthly Payment may be subject to certain limitations as specified in the applicable prospectus supplement. If the adjustments made to Monthly Payments for an adjustable rate Mortgage Loan are made at intervals different from the intervals at which the Mortgage Interest Rate is adjusted, "negative amortization" of principal may result with respect to such Mortgage Loan. Negative amortization will occur if an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled Monthly Payment on such Mortgage Loan. The resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the unpaid principal balance of such Mortgage Loan.

   If so specified in the applicable prospectus supplement, a Trust Fund may contain adjustable rate Mortgage Loans with original terms to maturity of not more than 40 years and flexible payment options ("Option ARM Mortgage Loans"). The initial required monthly payment is fully amortizing based on the initial mortgage interest rate (which may be a rate that is less than the sum of the applicable index at origination and the gross margin specified in the related Mortgage). After an introductory period of a few months, the borrower may select from up to three payment options each month: (i) a monthly payment of principal and interest sufficient to fully amortize the mortgage loan based on the remaining scheduled term of the loan, (ii) an interest only payment that would cover solely the amount of interest that accrued during the previous month (this option is only available if it would exceed the minimum payment option for the month), or (iii) a minimum payment equal to either (a) the initial monthly payment, (b) the monthly payment as of the most recent annual adjustment date, or (c) the monthly payment as of the most recent automatic adjustment, whichever is most recent. The minimum payment adjusts annually after the first payment date but is subject to a payment cap which limits any increase or decrease to no more than a specified percentage (the "Payment Cap") of the previous year's minimum payment amount. In addition, the minimum payment is subject to an automatic adjustment every five years or if the outstanding principal balance of the mortgage loan exceeds a specified percentage of the original principal balance, in each case without regard to the Payment Cap limitation. On each annual adjustment date and in the event of an automatic adjustment, the minimum monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan based on the then-current mortgage interest rate and remaining scheduled term of the loan, unless, in the case of an annual adjustment, the monthly payment is restricted by the Payment Cap limitation, in which case the monthly payment is adjusted by the Payment Cap. A minimum payment may not cover the amount of interest accrued during a month and may not pay down any principal. Any interest not covered by a monthly payment ("Deferred Interest") will be added to the principal balance of the Mortgage Loan. This is called "negative amortization" and results in an increase in the amount of principal the borrower owes. Interest will then accrue on this new larger principal balance. The index for an Option ARM Mortgage Loan will be determined monthly or at other less frequent intervals specified in the applicable prospectus supplement.

      c. Interest Only Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain (i) Mortgage Loans having an original term to maturity of not more than 40 years with a Mortgage Interest Rate which adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial payment date, and thereafter at six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related gross margin and index, and providing for monthly payments of interest only prior to the date specified in the related Mortgage Note and monthly payments of principal and interest after the date specified in the related Mortgage Note sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity ("Adjustable Rate Interest Only Mortgage Loans") or
(ii) fixed rate, fully-amortizing Mortgage Loans having an original term to maturity of not more than 40 years providing for monthly payments of interest only prior to a date specified in the Mortgage Note and monthly payments of principal and interest after such date sufficient to fully-amortize the Mortgage Loans over their remaining terms to maturity ("Fixed Rate Interest Only Mortgage Loans" and, together with Adjustable Rate Interest Only Mortgage Loans, "Interest Only Mortgage Loans").

      d. Graduated Payment Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain fixed rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 40 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Interest Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include (i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such Mortgage Loans, (ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

      e. Subsidy Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual or quarterly basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

   The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. Subsidy Loans are offered by employers generally through either a "graduated" or "fixed" subsidy loan program, or programs that combine features of graduated and fixed subsidy loan programs. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points (3%) and five percentage points (5%) below the Mortgage Interest Rates specified in the related Mortgage Notes during the term of the subsidy agreement. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for the term of the subsidy agreements. The subsidy agreements relating to Subsidy Loans pursuant to combination fixed/graduated programs generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

   Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event the mortgagor refinances a Subsidy Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" in this prospectus. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement may be used by Wells Fargo Bank in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Sponsor's Mortgage Loan Programs" in this prospectus.

      f. Buy-Down Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and placed in a custodial account (the "Buy-Down Fund") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Collection Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable prospectus supplement.

      g. Balloon Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain Mortgage Loans which are amortized over a fixed period not exceeding 40 years but which have shorter terms to maturity ("Balloon Loans"), causing the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" in this prospectus.

      h. Pledged Asset Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Fund may contain fixed rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) ("Additional Collateral") owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in Additional Collateral (usually securities) owned by such guarantor or (iii) supported by a third party letter of credit ("LOC") (any such loans supported by Additional Collateral, the "Additional Collateral Pledged Asset Mortgage Loans," any such loans supported by LOCs, the "LOC Pledged Asset Mortgage Loans" and together with the Additional Collateral Pledged Asset Mortgage Loans, the "Pledged Asset Mortgage Loans").

   With respect to an Additional Collateral Pledged Asset Mortgage Loan, the amount of the Additional Collateral generally does not exceed 30% of the original principal balance of such Additional Collateral Pledged Asset Mortgage Loan. The requirement to maintain Additional Collateral terminates when the principal balance of an Additional Collateral Pledged Asset Mortgage Loan is paid down to a predetermined amount. The pledge agreement and the security interest in such Additional Collateral will be assigned to the Trustee. It is anticipated that, in the event of a loss upon the liquidation of an Additional Collateral Pledged Asset Mortgage Loan, Merrill Lynch Credit Corporation, which will administer the Additional Collateral, will attempt to realize on the related security interest. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. In no event will the Trust Fund be permitted to acquire ownership of the Additional Collateral. Ambac Assurance Corporation (the "Surety Bond Provider") has previously issued a limited purpose surety bond (the "Limited Purpose Surety Bond"), to cover the Additional Collateral Pledged Asset Mortgage Loans, which is intended to guarantee payment to the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of an Additional Collateral Pledged Asset Mortgage Loan) to the extent any such shortfall results in a loss of principal on an Additional Collateral Pledged Asset Mortgage Loan upon liquidation. The Limited Purpose Surety Bond will not cover any payments on the Securities that are recoverable or sought to be recovered as voidable preferences under applicable law. Although the Limited Purpose Surety Bond is limited in amount (the "Maximum Amount"), the Depositor has been advised by the Surety Bond Provider that the Maximum Amount is, and will be, sufficient to cover all potential claims on behalf of the Trust Fund with respect to the Additional Collateral securing an Additional Collateral Pledged Asset Mortgage Loan and on behalf of other assignees of additional collateral securing similar mortgage loans covered by such Limited Purpose Surety Bond.

   In connection with each LOC Pledged Asset Mortgage Loan, the borrower pledged securities it owns to UBS Financial Services Inc. as security for an LOC issued by UBS Financial Services Inc. in favor of Wells Fargo Bank, as originator of such Mortgage Loan. The amount which can be drawn under each LOC (the "Pledged Value") is equal to at least 20% of the purchase price or appraised value of the Mortgaged Property (whichever is less). Pursuant to an agreement between the borrower and Wells Fargo Bank, in the event that the borrower becomes ninety days or more delinquent on an LOC Pledged Asset Mortgage Loan, Wells Fargo Bank will have the right, at its option, to draw on all or a portion of the LOC for an amount up to the LOC's Pledged Value. Wells Fargo Bank, as Servicer, may then, at its discretion, either (i) immediately apply the proceeds from drawing on the LOC as a curtailment or partial prepayment of the unpaid principal balance of the LOC Pledged Asset Mortgage Loan or (ii) apply the proceeds from drawing on the LOC at a later date in accordance with Wells Fargo Bank's default and servicing procedures. With respect to some of the LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells Fargo Bank will assign its right to receive the proceeds of the LOCs to the Depositor, which in turn, will assign such right to the Trust. However, Wells Fargo Bank will remain the beneficiary of the LOCs. Wells Fargo Bank will agree in the applicable Agreement to make all draws on the LOCs in accordance with their terms on behalf of the Trust. This obligation will continue even if Wells Fargo Bank is no longer the Servicer of the LOC Pledged Asset Mortgage Loans. With respect to the remaining LOC Pledged Asset Mortgage Loans, on the Closing Date, Wells

Fargo Bank will assign the LOCs to the Depositor, which, in turn, will assign the LOCs to the Trust which will become the beneficiary thereunder. For these LOC Pledged Asset Mortgage Loans, Wells Fargo Bank (and any successor Servicer) will agree in the applicable Agreement to make claims on the LOCs in accordance with their terms on behalf of the Trust. No assurance can be given as to the amount of proceeds, if any, that might be realized from an LOC related to an LOC Pledged Asset Mortgage Loan. The Trust will not have any interest in the securities which a borrower has pledged to UBS Financial Services Inc. in connection with any LOC Pledged Asset Mortgage Loan.

      i. Revolving Credit Line Loans. As more fully described in the applicable prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving credit line loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the applicable prospectus supplement) or repaid. If specified in the applicable prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the applicable prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

   The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the applicable prospectus supplement, the assets of a Trust Fund may consist of securities representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Mortgage Loans.

   Mortgage Loan Information in Prospectus Supplements

   The prospectus supplement will contain information in Appendix A thereto, as of the Cut-off Date or another specified date, to the extent known to the Depositor, detailing information about the Mortgage Loans in the Trust Fund including: (i) the geographic distribution of Mortgaged Properties, (ii) the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property, (iii) the number and aggregate unpaid principal balances of the Mortgage Loans by remaining terms to maturity and the range and weighted average of remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest months of origination and the latest maturity date of the Mortgage Loans and the number and aggregate unpaid principal balances of the Mortgage Loans by year of origination, (v) the range and weighted average of current Mortgage Interest Rates borne by the Mortgage Loans and the number and aggregate unpaid principal balances of the Mortgage Loans by range of current Mortgage Interest Rates, (vi) if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate of the Mortgage Loans,
(vii) the range and weighted average of Loan-to-Value Ratios and Combined Loan-to-Value Ratios at the time of origination of the Mortgage Loans and the number and aggregate unpaid principal balances of the Mortgage Loans by range of Loan-to-Value Ratio and Combined Loan-to-Value Ratio at the time of origination of the Mortgage Loans, (viii) the range and weighted average of unpaid principal balances of the Mortgage Loans and the number and aggregate unpaid principal balances of the Mortgage Loans by range of original principal balances, (ix) the number and aggregate unpaid principal balances of the Mortgage Loans by documentation type, (x) the number and aggregate unpaid principal balances of the Mortgage Loans by original credit levels for the Mortgage Loans, (xi) the number and aggregate unpaid principal balances of the Mortgage Loans by purpose of each Mortgage Loan, (xii) the number and aggregate unpaid principal balances of the Mortgage Loans by occupancy type for each Mortgage Loan, (xiii) the number and aggregate unpaid principal balances of the Mortgage Loans by debt-to-income ratio at the time of origination of the Mortgage Loans, (xiv) the range of loan age and weighted average loan age of the Mortgage Loans and (xv) if the Trust Fund contains Interest Only Mortgage Loans, the number and aggregate unpaid principal balances of the Interest Only Mortgage Loans and the range of remaining interest only term and weighted average remaining interest only term for the Interest Only Mortgage Loans in the Trust Fund. If the Mortgage Loans include adjustable rate Mortgage Loans, the applicable prospectus supplement will also set forth the following additional information:
(i) the number and aggregate unpaid principal balances of the Mortgage Loans by range of gross margins, (ii) the number and aggregate unpaid principal balances of the Mortgage Loans by range of rate ceilings and (iii) the number and aggregate unpaid principal balances of the Mortgage Loans by months to first adjustment date.

   If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") after such initial issuance. Notwithstanding the foregoing, the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by Principal Balance as of the Cut-off Date) from that described in the applicable prospectus supplement.

   The applicable prospectus supplement will specify whether the Mortgage Loans include Revolving Credit Line Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property.

   Payment Provisions of the Mortgage Loans

   All of the Mortgage Loans will provide for payments of principal, interest or both, on Due Dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the applicable prospectus supplement or for payments in another manner described in the applicable prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Interest Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Interest Rate or a different adjustable Mortgage Interest Rate, or from a fixed to an adjustable Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the applicable prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the applicable prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the applicable prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Penalty") in connection with a prepayment, in each case as described in the applicable prospectus supplement. For Mortgage Loans with a Prepayment Penalty originated by Wells Fargo Bank through its retail or wholesale channel on or after December 12, 2005, the penalty term is between one and three years. Subject to applicable state law limitations, (i) for Mortgage Loans originated with a three year penalty term, a 3% Prepayment Penalty (calculated as a percentage of the original principal balance of the Mortgage Loan) will be collected for loans refinanced during the first year, a 2% Prepayment Penalty will be collected for loans refinanced during the second year and a 1% Prepayment Penalty will be collected for loans refinanced during the third year,
(ii) for Mortgage Loans originated with a two year penalty term, a 3% Prepayment Penalty will be collected if refinanced during the first year and a 2% Prepayment Penalty will be collected if refinanced during the second year, and
(iii) for Mortgage Loans originated with a one year penalty term, a 3% Prepayment Penalty will be collected if refinanced during the first year. On or after the one year anniversary of the related note date, for Mortgage Loans originated through Wells Fargo Bank's retail or wholesale channel, Wells Fargo Bank will not collect the applicable Prepayment Penalty from the borrower if the borrower chooses to refinance the Mortgage Loan through Wells Fargo Bank's retail channel. If Wells Fargo Bank does not collect the Prepayment Penalty from the borrower in accordance with the foregoing policy, the full amount of any Prepayment Penalty due but waived will be paid by Wells Fargo Bank from its own funds to the Securities Administrator for distribution in accordance with the terms of the applicable Agreement. See "Description of the Agreements - Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreement -Collection and Other Servicing Obligations". In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Penalties collected in respect of Mortgage Loans, the applicable prospectus supplement will specify the method or methods by which any such amounts will be allocated.

Pre-Funding Account

   To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Securities Administrator (a "Pre-Funding Account"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Mortgage Loans (the "Subsequent Mortgage Loans") from time to time (as frequently as daily) within the period (not to exceed three months if a REMIC election has been made or one year in all other cases) specified in the applicable prospectus supplement (the "Pre-Funding Period") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series will be specified in the applicable prospectus supplement and will not exceed 50% of the aggregate initial Principal Balance of the related Securities. Any Subsequent Mortgage Loans will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Mortgage Loans will be subject to the same underwriting standards, representations and warranties as the Mortgage Loans initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Mortgage Loans are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel.

   Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the applicable prospectus supplement. In addition, if specified in the applicable prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Securities Administrator (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the applicable prospectus supplement.

Accounts

   Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the applicable prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Mortgage Loans and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in Eligible Investments, in each case as described in the applicable prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account, Distribution Account and Related Accounts."

Credit Support

   If so provided in the applicable prospectus supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as overcollateralization, excess interest, cross-collateralization, a reserve fund, a guarantee, a letter of credit, an insurance policy, a spread account, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements

   General

   If specified in the applicable prospectus supplement, the Trust Fund may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Securities (each, a "Cash Flow Agreement"). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related Series of Securities will disclose whether the significance percentage is less than 10%, at least 10% but less than 20%, or more than 20%, calculated in accordance with Item 1115 of Regulation AB (17 C.F.R. 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the applicable prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 C.F.R. 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 C.F.R. 229.1115) and, in either case, the applicable prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

   Guaranteed Investment Contract

   If specified in the applicable prospectus supplement, the Securities Administrator (or other party specified in the applicable prospectus supplement) on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Securities as specified in the applicable prospectus supplement.

   Yield Maintenance Agreements

   If specified in the applicable prospectus supplement, the Securities Administrator (or other party specified in the applicable prospectus supplement), on behalf of the Trust, will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Securities. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if one-month LIBOR or another index specified in the applicable prospectus supplement exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Securities Administrator (or other party specified in the applicable prospectus supplement) an amount equal to that excess multiplied by a notional amount or the principal balance or balances of one or more Classes of Securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Securities and will be paid to the Class or Classes of Securities as specified in the applicable prospectus supplement.

   Swap Agreements

   If specified in the applicable prospectus supplement, the Securities Administrator (or other party specified in the applicable prospectus supplement), on behalf of the Trust, will enter into a swap agreement to support the yield on one or more Classes of Securities. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the applicable prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month LIBOR or another interest rate index specified in the applicable prospectus supplement on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Securityholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

   If specified in the applicable prospectus supplement, the Securities Administrator (or other party specified in the applicable prospectus supplement), on behalf of the Trust, will enter into one or more interest rate swap agreements to cover any shortfalls on one or more Classes of Securities in the event those Securities are auctioned to third-party investors on a date specified in the applicable prospectus supplement and the proceeds from the auction are less than the outstanding principal balance of the applicable Class or Classes of Securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding principal balance of the applicable Class or Classes of Securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s).

                                   THE SPONSOR

   Wells Fargo Bank, N.A. ("Wells Fargo Bank") will be the sponsor (the "Sponsor") of each Series of Securities. Wells Fargo Bank may also be the Servicer (and if so specified in the applicable prospectus supplement, the Securities Administrator, the Paying Agent and/or Master Servicer) for each Series of Securities. Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. On February 20, 2004, Wells Fargo Bank Minnesota, National Association was merged into Wells Fargo Bank. Wells Fargo Bank Minnesota, National Association was formerly called Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association changed its name to Wells Fargo Bank Minnesota, National Association on July 8, 2000.

   On May 8, 2004, Wells Fargo Home Mortgage, Inc., a wholly-owned subsidiary of Wells Fargo Bank, was merged into Wells Fargo Bank. Wells Fargo Home Mortgage, Inc. was engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through certain of its affiliates (the "Wells Fargo Affiliates") and (ii) servicing residential mortgage loans for its own account or for the account of others. The origination and servicing activities formerly carried on by Wells Fargo Home Mortgage, Inc. are now performed by the Wells Fargo Home Mortgage division of Wells Fargo Bank. Wells Fargo Bank is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. Wells Fargo Bank's principal office is located in San Francisco, California.

   Wells Fargo Bank has sponsored publicly offered securitization transactions since 1996. Wells Fargo Bank and it affiliates have originated residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and it affiliates have also served as sponsors, issuers, master servicers, servicers and trustees in a wide array of securitization transactions. While Wells Fargo Bank currently does not rely on securitization as a material funding source, the Depositor's securitization programs are a material funding source for Wells Fargo Bank's residential mortgage loan production.

   The Sponsor conducts the securitization of residential mortgage loans originated by it or acquired by it from Correspondents through three securitization programs of the Depositor, which is a wholly-owned subsidiary of the Sponsor. The Depositor's Wells Fargo Home Equity Asset-Backed Securities ("WFHET") program is used to securitize the following types of residential mortgage loans that were originated or acquired by the Sponsor:

   1. Fixed rate first lien mortgage loans having original terms to maturity from approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to the Sponsor's subprime underwriting guidelines ("Subprime Fixed Rate First Lien Loans");

   2. Adjustable rate first lien mortgage loans having original terms to maturity from approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to the Sponsor's subprime underwriting guidelines ("Subprime Adjustable Rate First Lien Loans" and, together with Subprime Fixed Rate First Lien Loans, "Subprime First Lien Loans");

   3. Fixed and adjustable rate second lien mortgage loans having original terms to maturity from approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to the Sponsor's subprime underwriting guidelines ("Subprime Second Lien Loans");

   4. Fixed rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to the Sponsor's underwriting guidelines for "Alt-A Minus" mortgage loans ("Alt-A Minus Fixed Rate Loans"); and

   5. Adjustable rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to the Sponsor's underwriting guidelines for "Alt-A Minus" mortgage loans ("Alt-A Minus Adjustable Rate Loans," and together with the Alt-A Minus Fixed Rate Loans, the "Alt-A Minus Loans" ).

   From and including 1996 and through 2006, the Sponsor and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by the Sponsor and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by the Sponsor (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                 2004                     2005                       2006
                          -----------------        -----------------          ------------------
                                 Aggregate                  Aggregate                  Aggregate
                                  Original                  Original                   Original
                                 Principal                  Principal                  Principal
                      No. of      Balance       No. of       Balance       No. of       Balance
Asset Type            Loans       of Loans      Loans       of Loans       Loans       of Loans
-------------------   ------   --------------   ------   ---------------   ------   ---------------

Subprime Fixed Rate
First Lien Loans      27,106   $4,534,012,272   15,973    $2,330,165,552   15,008    $2,037,044,213

Subprime Adjustable
Rate First Lien
Loans                 51,167   $7,899,671,736   71,612   $12,335,133,677   58,514   $10,209,569,388

Subprime Second
Lien Mortgage Loans        3         $120,000    9,767      $385,379,382   11,198      $448,872,041

Alt-A Minus Fixed
Rate Loans            10,506   $1,711,167,964   24,630    $4,499,161,624   23,218    $4,343,902,519

Alt-A Minus
Adjustable Rate       12,876   $2,858,098,653    8,143    $1,772,154,001    1,413      $293,559,837
Loans

   Only Securities backed by Subprime First Lien Loans, Subprime Second Lien Loans and/or Alt-A Minus Loans are securitized under the Depositor's WFHET securitization program and will be offered pursuant to this prospectus. The aggregate initial unpaid principal balance of residential mortgage-backed securities issued under the Depositor's WFHET securitization programs and those of its predecessors from and including 2004 through 2006 $12.5 billion.

   The following table shows the aggregate initial principal balances of residential mortgage-backed securities which have been offered under the Depositor's WFHET securitization program during each of the years indicated and the total number of issuances of residential mortgage-backed securities which have been offered under the Depositor's WFHET securitization program for each of the years indicated:

                                    2004                2005                2006
                             -----------------   -----------------   -----------------

                             Aggregate Initial   Aggregate Initial   Aggregate Initial
Asset Type                   Principal Balance   Principal Balance   Principal Balance
--------------------------   -----------------   -----------------   -----------------
Subprime First Lien Loans       $4,952,478,384      $4,749,313,028      $2,766,754,306

Subprime Second Lien Loans           *                   *                  36,877,988

Alt-A Minus Fixed Rate
Loans                                *                   *                   *

Alt-A Minus Adjustable
Rate Loans                           *                   *                   *

                                    2004                2005                2006
                             -----------------   -----------------   -----------------

Total Number of Issuances            1                   4                   3

----------------------
* There were no Subprime Second Lien Loans, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans offered under the Depositor's WFHET securitization program for the years indicated.

   Under the Depositor's residential mortgage-backed securitization programs, the mortgage loans either are originated by the Sponsor or purchased by the Sponsor or an affiliate of the Sponsor from various entities that originated the mortgage loans to the Sponsor's underwriting standards or other underwriting standards which will be described in the prospectus supplement. See "Description of the Trust Funds-Mortgage Loans-General" in this prospectus. The Sponsor sells the mortgage loans to the Depositor by means of a mortgage loan purchase agreement between the Sponsor and the Depositor. The Sponsor acts as servicer of some or all of the mortgage loans in each trust created under its securitization program.

   See "The Sponsor's Mortgage Loan Programs" and "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements" for more information about the Sponsor, its securitization programs and underwriting criteria used to originate the Mortgage Loans and its material roles and duties in each securitization.

                      THE SPONSOR'S MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

   Wells Fargo Bank originates and acquires first lien mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

   The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank's Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

   Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations and, in the case of Alt-A Minus Loans, targeted solicitations. General solicitations are made through mass mailings and television, radio and print advertisements and targeted solicitations are made through direct mailings, mortgage loan statement inserts and by telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations."

   Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

   A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

   In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

   The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent.

   With respect to Alt-A Minus Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer.

   Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards. To the extent that 20% or more of the aggregate principal balance of the Mortgage Loans in a Trust Fund are underwritten by a Correspondent whose underwriting standards vary materially from Wells Fargo Bank's underwriting standards, the applicable prospectus supplement will describe such underwriting standards for such Mortgage Loans.

Mortgage Loan Underwriting

   The Trust for each Series of Securities will include Mortgage Loans which have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's underwriting standards for subprime mortgage loans, (ii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's Alt-A Minus mortgage loan underwriting program, (iii) the underwriting standards of a pool insurer and (iv) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

   General

   The underwriting functions of Wells Fargo Bank are performed in offices throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank may not delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo Bank are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Under certain circumstances, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant and is taken into account in the credit decision.

   The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

   Each Mortgage Loan is assigned a "FICO Score." A FICO Score relates to borrower credit history and is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a FICO Score which indicates a level of default probability over a two-year period.

   With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

   Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's FICO Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan. See "Description of the Trust Funds--Mortgage Loans." In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

   Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

   Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 100%. The "Loan-to-Value Ratio" or "LTV" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation)("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by the Sponsor or of which the Sponsor has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Wells Fargo Bank's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Prepayment and Yield Considerations--Weighted Average Life of Securities." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Securities of the Series evidencing interests in such Trust Fund.

   Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac. The Depositor will represent and warrant to the Trustee of any Trust Fund that the Mortgaged Property related to each Mortgage Loan is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and

Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases."

   Role of Loan Underwriter Discretion

   On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to subprime Mortgage Loans or Alt-A Minus Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, debt-to-income ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses. For example, Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

   Subprime Mortgage Loans

   With respect to subprime loans originated prior to May 15, 2006, loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, Loan-to-Value Ratio and general stability of the applicant in terms of employment history and time in residence.

   With respect to subprime loans originated prior to May 15, 2006, Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9" through "Y1" (see table below). Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                                                  Bankruptcy         Maximum
                                                   Filings/         Combined
 Credit          Existing                         Foreclosure     Loan-to-Value
  Level      Mortgage History     FICO Score*     Proceedings        Ratio**
----------   -------------------  ------------  ----------------  --------------
Y9           0 x 30; Current      660 or        Discharged/       100% CLTV @
             at application       higher        completed more    LTV <= 80%
             time and no                        than three        95% CLTV @
             mortgage or rent                   years ago.        LTV > 80%
             late payments in
             the last 12
             months

Y8           1 x 30; Mortgage     640-659       Discharged/       100% CLTV @
             or rent payments                   completed more    LTV <= 80%
             no more than 30                    than three        95% CLTV @
             days late at                       years ago.        LTV > 80%
             application time
             and a maximum of
             one 30-day late
             payment in the
             last 12 months

                                                  Bankruptcy         Maximum
                                                   Filings/         Combined
 Credit          Existing                         Foreclosure     Loan-to-Value
  Level      Mortgage History     FICO Score*     Proceedings        Ratio**
----------   -------------------  ------------  ----------------  --------------
Y7           1 x 30; Mortgage     620-639       Discharged/       100% CLTV @
             or rent payments                   completed more    LTV <= 80%
             no more than 30                    than two years    95% CLTV @
             days late at                       ago.              LTV > 80%
             application time
             and a maximum of
             one 30-day late
             payment in the
             last 12 months

Y6           2 x 30; Mortgage     600-619       Discharged/       100% CLTV @
             or rent payments                   completed more    LTV <= 80%
             no more than 30                    than two years    95% CLTV @
             days late at                       ago.              LTV > 80%
             application time
             and a maximum of
             two 30-day late
             payments in the
             last 12 months

Y5           2 x 30; Mortgage     580-599       Discharged/       100% CLTV @
             or rent payments                   completed more    LTV <= 80%
             no more than 30                    than two years    95% CLTV @
             days late at                       ago.              LTV > 80%
             application time
             and a maximum of
             two 30-day late
             payments in the
             last 12 months

Y4           1 x 60; Mortgage     560-579       Discharged/       100% CLTV @
             or rent payments                   completed more    LTV <= 80%
             no more than 60                    than one year     95% CLTV @
             days late at                       ago.              LTV > 80%
             application time
             and a maximum of
             up to one 60-day
             late in the last
             12 months

Y3           2 x 60 or 1 x 60     540-559       Discharged/       90% CLTV @
             and 1 x 90;                        completed more    All LTV's
             Mortgage or rent                   than one year
             payments no more                   ago.
             than 60 days
             late at
             application time
             and a maximum of
             up to two 60-day
             late payments or
             one 60-day and
             one 90-day late
             payment.

Y2           90+; Mortgage or     520-539       Discharged/       90% CLTV @
             rent payments no                   completed less    All LTV's
             more than 60                       than 1 year
             days late at                       ago.
             application time

Y1           90+; Mortgage or     500-519       Discharged/       85% CLTV @
             rent payments no                   completed less    All LTV's
             more than 60                       than 1 year
             days late at                       ago.
             application time.

---------------------------------

* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines. The middle score is the numerical middle of the three credit scores reported by the credit bureaus. If two of the scores are the same, one of the identical scores is considered to be the middle score. If a credit bureau shows more than one credit score for the primary borrower, the primary score reported by the credit bureau must be used.

** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.

   With respect to subprime loans originated on or after May 15, 2006, the maximum loan amount and Loan-to-Value Ratio allowed for an applicant are based on the following factors: the applicant's housing payment history for the last twelve months (including both mortgage and rental payments), applicant's FICO Score, property type, purpose of the loan and documentation type.

   With respect to subprime loans originated on or after May 15, 2006, Wells Fargo Bank has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of six credit levels denoted as "0x30" through "1x120+", with each level subdivided by "stated/lite," as described in the table below. Terms of subprime mortgage loans made by Wells Fargo Bank, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants are as follows:

                Existing                                                           Maximum
                Housing                                           Maximum         Combined
Credit          Payment        Documentation      Maximum      Loan-to-Value    Loan-to-Value
Level           History            Type         Loan Amount      Ratio* **         Ratio**
------------  ---------------  ---------------  -------------  ---------------  -------------
0x30          0 x 30;          (a) Full or      $2,000,000     100% LTV @       100% CLTV @
              Current at       (b) 12           @ LTV <= 70%   FICO Score of    LTV <= 80%
              application      month                           600+             and FICO
              time and no      personal or                     95% LTV@ FICO    Score of 580+
              mortgage or      business                        Score of
              rent late        bank                            560 - 599
              payments in      statements                      85% LTV@ FICO
              the last 12                                      Score of
              months                                           520 - 559
                                                               80% LTV @
                                                               FICO Score of
                                                               500 - 519
------------  ---------------  ---------------  -------------  ---------------  -------------

                Existing                                                           Maximum
                Housing                                           Maximum         Combined
Credit          Payment        Documentation      Maximum      Loan-to-Value    Loan-to-Value
Level           History            Type         Loan Amount      Ratio* **         Ratio**
------------  ---------------  ---------------  -------------  ---------------  -------------
0x30          0 x 30;          (a) Lite or      $1,000,000     100% LTV @       100% CLTV @
Stated/Lite   Current at       (b) Stated       @ LTV <= 70%   FICO Score of    LTV <= 80%
              application      if FICO                         640+             and FICO
              time and no      Score of                        95% LTV@ FICO    Score of 580+
              mortgage or      620+                            Score of
              rent late                                        620 - 639
              payments in                                      85% LTV@ FICO
              the last 12                                      Score of
              months                                           540 - 619
                                                               80% LTV@ FICO
                                                               Score of
                                                               520 - 539
                                                               75% LTV @
                                                               FICO Score of
                                                               500 - 519

1x30          1 x 30;          (a) Full or      $2,000,000     100% LTV @       100% CLTV @
              Current at       (b) 12           @ LTV <= 70%   FICO Score of    LTV <= 80%
              application      month                           600+             and FICO
              time and a       personal or                     95% LTV@ FICO    Score of 580+
              maximum of       business                        Score of
              one 30-day       bank                            560 - 599
              late             statements                      85% LTV@ FICO
              mortgage or                                      Score of
              rent                                             520 - 559
              payment in                                       80% LTV @
              the last 12                                      FICO Score of
              months                                           500 - 519

1x30          1 x 30;          (a) Lite or      $1,000,000     95% LTV@ FICO    100% CLTV @
Stated/Lite   Current at       (b) Stated       @ LTV <= 70%   Score of 620+    LTV <= 80%
              application      if FICO                         85% LTV@ FICO    and FICO
              time and a       Score of                        Score of         Score of 580+
              maximum of       620+                            540 - 619
              one 30-day                                       80% LTV @
              late                                             FICO Score of
              mortgage or                                      520 - 539
              rent                                             75% LTV @
              payment in                                       FICO Score of
              the last 12                                      500 - 519
              months

2x30          2 x 30;          (a) Full or      $1,000,000     100% LTV @       100% CLTV @
              Current at       (b) 12           @ LTV <= 70%   FICO Score of    LTV <= 80%
              application      month                           600+             and FICO
              time and a       personal or                     95% LTV@ FICO    Score of 580+
              maximum of       business                        Score of
              two 30-day       bank                            560 - 599
              late             statements                      85% LTV@ FICO
              mortgage or                                      Score of
              rent                                             520 - 559
              payments in                                      70% LTV @
              the last 12                                      FICO Score of
              months                                           500 - 519
------------  ---------------  ---------------  -------------  ---------------  -------------

                Existing                                                           Maximum
                Housing                                           Maximum         Combined
Credit          Payment        Documentation      Maximum      Loan-to-Value    Loan-to-Value
Level           History            Type         Loan Amount      Ratio* **         Ratio**
------------  ---------------  ---------------  -------------  ---------------  -------------
2x30          2 x 30;          (a) Lite or      $1,000,000     95% LTV@ FICO    100% CLTV @
Stated/Lite   Current at       (b) Stated       @ LTV <= 70%   Score of 620+    LTV <= 80%
              application      if FICO                         85% LTV@ FICO    and 580+
              time and a       Score of                        Score of         FICO Score
              maximum of       620+                            540 - 619
              two 30-day                                       75% LTV @
              late                                             FICO Score of
              mortgage or                                      520 - 539
              rent                                             70% LTV @
              payments in                                      FICO Score of
              the last 12                                      500 - 519
              months

1x60          1 x 60;          (a) Full or      $850,000 @     95% LTV@ FICO    No second
              Current at       (b) 12           LTV <= 70%     Score of 600+    liens
              application      month                           90% LTV@ FICO    permitted
              time and a       personal or                     Score of
              maximum of       business                        560 - 599
              one 60-day       bank                            85% LTV @
              late             statements                      FICO Score of
              mortgage or                                      520 - 559
              rent                                             70% LTV @
              payment in                                       FICO Score of
              the last 12                                      500 - 519
              months

1x60          1 x 60;          (a) Lite or      $850,000 @     90% LTV@ FICO    No second
Stated/Lite   Current at       (b) Stated       LTV <= 70%      Score of 620+    liens
              application      if FICO                         85% LTV@ FICO    permitted
              time and a       Score of                        Score of
              maximum of       620+                            580 - 619
              one 60-day                                       80% LTV @
              late                                             FICO Score of
              mortgage or                                      540 - 579
              rent                                             75% LTV @
              payment in                                       FICO Score of
              the last 12                                      520 - 539
              months                                           70% LTV @
                                                               FICO Score of
                                                               500 - 519

1x90          1 x 90;          (a) Full or      $650,000 @     95% LTV@ FICO    No second
              Current at       (b) 12           LTV <= 80%      Score of 620+    liens
              application      month                           90% LTV@ FICO    permitted
              time and a       personal or                     Score of
              maximum of       business                        600 - 619
              one 90-day       bank                            85% LTV @
              late             statements                      FICO Score of
              mortgage or                                      520 - 599
              rent                                             65% LTV @
              payment in                                       FICO Score of
              the last 12                                      500 - 519
              months
------------  ---------------  ---------------  -------------  ---------------  -------------

                Existing                                                           Maximum
                Housing                                           Maximum         Combined
Credit          Payment        Documentation      Maximum      Loan-to-Value    Loan-to-Value
Level           History            Type         Loan Amount      Ratio* **         Ratio**
------------  ---------------  ---------------  -------------  ---------------  -------------
1x90          1 x 90;          (a) Lite or      $650,000       75% LTV@ FICO    No second
Stated/Lite   Current at       (b) Stated                      Score of 520+    liens
              application      if FICO                         65% LTV@ FICO    permitted
              time and a       Score of                        Score of
              maximum of       620+                            500 - 519
              one 90-day
              late
              mortgage or
              rent
              payment in
              the last 12
              months

1x120+        1 x 120+;        (a) Full or      $400,000       90% LTV@ FICO    No second
              Current at       (b) 12                          Score of 600+    liens
              application      month                           85% LTV@ FICO    permitted
              time and a       personal or                     Score of
              maximum of       business                        580 - 599
              one 120+         bank                            80% LTV @
              day late         statements                      FICO Score of
              mortgage or                                      560 - 579
              rent                                             75% LTV @
              payment in                                       FICO Score of
              the last 12                                      540 - 559
              months                                           70% LTV @
                                                               FICO Score of
                                                               520 - 539
                                                               65% LTV @
                                                               FICO Score of
                                                               500 - 519

1x120+        1 x 120+;        (a) Lite or      $400,000       65% LTV @        No second
Stated/Lite   Current at       (b) Stated                      FICO Score of    liens
              application      if FICO                         520+             permitted
              time and a       Score of
              maximum of       620+
              one 120+
              day late
              mortgage or
              rent
              payment in
              the last 12
              months
------------  ---------------  ---------------  -------------  ---------------  -------------

---------------------------------
* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then borrower may have to satisfy additional requirements set forth in the underwriting guidelines. The middle score is the numerical middle of the three credit scores reported by the credit bureaus. If two of the scores are the same, one of the identical scores is considered to be the middle score. If a credit bureau shows more than one credit score for the primary borrower, the primary score reported by the credit bureau must be used.

** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.

   For purposes of determining credit level, if a borrower's credit report shows a credit score between 300 and 780 and there is credit appearing on the report, then Wells Fargo considers the credit score valid for purposes of determining the borrower's credit level. If there is no credit or "trade-line" appearing on the report, then the credit score is not valid. Type of credit or "trade line" reporting is not considered in determining validity of the credit score, but is considered for certain programs and documentation types. All borrowers must have a minimum credit score of 500, unless the borrower meets the "no score" policy requirements discussed below or has an invalid credit score due to no credit data reporting. Wells Fargo will not originate a loan to a borrower with a valid credit score below 500 and any borrower that had been declined a loan due to a valid credit score below 500 cannot apply for a loan for at least six months. A "trade line" is a line item reported on a credit report that consists of an open date, high credit amount and a monthly history that tracks payments on the account. One-time collection or judgment accounts not showing a payment history do not constitute valid trade lines.

   For subprime loans originated prior to May 15, 2006, an applicant that has no FICO Score may still eligible for financing. In such case, the applicant is assigned a credit level no greater than Y2.

   For subprime loans originated on or after May 15, 2006, an applicant that has no housing payment history may still be eligible for financing. In such case, if the applicant has a FICO Score of (a) 580 or higher, then the applicant is assigned a housing payment history of 2x30 and the maximum Loan-to-Value Ratio allowed is 95% or (b) less than 580, then the applicant is assigned a housing payment history of 1x60 and the maximum Loan-to-Value Ratio allowed is 90%.

   For subprime loans originated on or after May 15, 2006, an applicant that has no housing payment history and/or no FICO Score may still be eligible for financing. In such case, the applicant is assigned a housing payment history of 1x90 and a FICO Score of 520. For such borrowers, if there is evidence of bankruptcy within the last year, then the maximum LTV/CLTV is 85%/85% for owner-occupied and 70%/70% for non-owner-occupied property.

   For the purpose of placing a prospective subprime mortgage loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30 days late, 60 days late or 90 days late) are counted as a single late payment of such delinquency characterization; provided that for loans originated on or after May 15, 2006, each instance of consecutive or "rolling" late payments having a delinquency characterization of 90-days late will be counted as a new 90-day late payment. Wells Fargo Bank uses the foregoing categories and characteristics as guidelines only.

   Except for Balloon Loans, the subprime mortgage loans originated or acquired by Wells Fargo Bank generally have loan terms ranging from 15 to 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells Fargo Bank generally range from a minimum of $10,000 to a maximum of (a) $950,000 for mortgage loans originated prior to March 6, 2006, and (b) $2,000,000 for mortgage loans originated on or after March 6, 2006. Wells Fargo Bank generally does not originate or acquire any mortgage loans for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. The loans originated or acquired by Wells Fargo Bank are generally secured by single-family dwellings, condominium units or two- to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for first lien Mortgage Loans. Wells Fargo Bank will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes. In addition, Wells Fargo Bank will accept properties that are zoned for agricultural use.

   Wells Fargo Bank originates subprime mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following tables (the "Subprime Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the mortgage loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

   The Subprime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios for subprime mortgage loans originated prior to January 15, 2006 are as follows:

               Loan-to-Value Ratios         Subprime Coverage
                                               Percentage
               97.01% to 100.00%                   35%
               95.01% to 97.00%                    35%
               90.01% to 95.00%                    16%
               85.01% to 90.00%                    12%
               80.01% to 85.00%                    6%

   The Subprime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios for subprime mortgage loans originated on or after January 15, 2006 are as follows:

      Loan-to-Value Ratios            Subprime Coverage Percentage
                                30 Year Mortgage       15 Year Mortgage
                                    Loans                  Loans
     97.01 to 100.00%                  35%                    35%
     95.01% to 97.00%                  30%                    25%
     90.01% to 95.00%                  30%                    25%
     85.01% to 90.00%                  25%                    12%
     80.01% to 85.00%                  12%                    6%

   The prospectus supplement will specify the number and percentage of Mortgage Loans contained in the Trust Fund for a particular Series of Securities with Loan-to-Value Ratios at origination in excess of 80% which are not covered by primary mortgage insurance.

   Wells Fargo Bank's subprime mortgage loan programs include a "full" documentation program, a "lite" documentation program and a "stated income, stated asset" program.

   Under the "full" documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last year (a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program, Wells Fargo Bank may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo Bank may also perform a telephone verification of employment for salaried employees prior to funding. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For loans originated prior to May 15, 2006, borrowers who are 100% owners of a business and are classified in credit levels Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. For loans originated on or after May 15, 2006, borrowers who are 100% owners of a business and have a FICO Score of 560+, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain Loan-to-Value Ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

   Under Wells Fargo Bank's "stated income, stated asset" documentation program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum Loan-to-Value Ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

   Under Wells Fargo Bank's "lite" documentation program, the applicant's income must be stated on the initial signed application. The applicant's income as stated must be reasonable and consistent for the applicant's occupation and reflect an overall ability of the applicant to repay all its debt as determined in the discretion of the loan underwriter. Income is calculated using the most recent and consecutive six-month average of personal bank statements. Maximum Loan-to-Value Ratios within each credit level are lower under the lite documentation program than under the full documentation program.

   Wells Fargo Bank's underwriting of every mortgage loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the Loan-to-Value Ratio, the mortgage loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, any mortgage loan is subject to further review in the form of a desk review, field review or additional full appraisal.

   Alt-A Minus Mortgage Loans

   The underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank's general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

   On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their "alternative" mortgage loans (the "EFA Program"). Under the EFA Program, mortgage loans are divided into two general categories, "Alt-A Prime" and "Alt-A Minus". Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All "alternative" mortgage loan originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program. Alt-A Prime mortgage loans are not securitized under the WFHET program.

   For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrowers primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

   Wells Fargo Bank originates Alt-A Minus Loans in excess of 80% either with or without the requirement to obtain primary mortgage insurance. For Alt-A Minus Loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the "Alt-A Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

   The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Minus Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

                             Alt-A Coverage Percentages

                                             Category I          Category II
  Loan-to-Value     Documentation Types    Alt-A Mortgage   Alt-A Mortgage Loans
      Ratios                                   Loans
97.01% to 100.00%   Full documentation            35%                 30%
95.01% to 97.00%    Full documentation            30%                 25%
90.01% to 95.00%     All documentation            30%                 25%
                          levels

85.01% to 90.00%     All documentation            25%                 12%
                          levels
80.01% to 85.00%     All documentation            12%                  6%
                          levels

   "Category I Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity in excess of 20 years.

   "Category II Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

   With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

   In connection with its Alt-A Minus program in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants were as follows:

                                                                              Maximum
                                                                              Combine
                                                                               Loan
   Credit             Existing Mortgage         Documentation                to Value
    Level                  History                  Type       FICO Score*    Ratio**
------------  --------------------------------  -------------  ------------  ----------
F9            2 x 30; Mortgage or rent          No              700 or         95% CLTV
              payments no more than 30 days     documentation   higher         @
              late at application time and a                                   LTV < 95%
              maximum of two 30-day late
              payments in the last 12 months

F8            2 x 30; Mortgage or rent          No              660-699        95% CLTV
              payments no more than 30 days     documentation                  @
              late at application time and a                                   LTV <95%
              maximum of two 30-day late
              payments in the last 12 months

F7            0 x 30; Mortgage or rent          No              620-659        95% CLTV
              payments no more than 30 days     documentation                  @
              late at application time and no                                  LTV <95%
              30-day late payments in the last
                     12 months

F6            2 x 30; Mortgage or rent          Stated with     700 or         95% CLTV
              payments no more than 30 days     option of       higher         @
              late at application time and a    verification                   LTV <95%
              maximum of two 30-day late        of assets;
              payments in the last 12 months    maximum
                                                debt-to-income
                                                ratio of 50%

F6 Stated     1 x 30; Mortgage or rent          Stated with     700 or         95% CLTV
Reduced       payments no more than 30 days     option of       higher         @
              late at application time and a    verification                   LTV <80%
              maximum of one 30-day late        of assets;
              payment in the last 12 months     maximum
                                                debt-to-income
                                                ratio of 50%

F5            2 x 30; Mortgage or rent          Stated with     660-699        95% CLTV
              payments no more than 30 days     option of                      @
              late at application time and a    verification                   LTV <95%
              maximum of two 30-day late        of assets;
              payments in the last 12 months    maximum
                                                debt-to-income
                                                ratio of 50%

F5 Stated     1 x 30; Mortgage or rent          Stated with     660-699        95% CLTV
Reduced       payments no more than 30 days     option of                      @
              late at application time and a    verification                   LTV <80%
              maximum of one 30-day late        of assets;
              payment in the last 12 months     maximum
                                                debt-to-income
                                                ratio of 50%

F4            0 x 30; Mortgage or rent          Stated with     640-659        95% CLTV
              payments no more than 30 days     option of                      @
              late at application time and no   verification                   LTV <95%
              30-day late payments in the last  of assets;
                     12 months                  maximum
                                                debt-to-income
                                                ratio of 50%

F4 Stated     1 x 30; Mortgage or rent          Stated with     640-659        95% CLTV
Reduced       payments no more than 30 days     option of                      @
              late at application time and a    verification                   LTV <80%
              maximum of one 30-day late        of assets;
              payment in the last 12 months     maximum
                                                debt-to-income
                                                ratio of 50%

                                                                              Maximum
                                                                              Combine
                                                                               Loan
   Credit             Existing Mortgage         Documentation                to Value
    Level                  History                  Type       FICO Score*    Ratio**
------------  --------------------------------  -------------  ------------  ----------
F3            0 x 30; Mortgage or rent          Stated with     620-639        95% CLTV
              payments no more than 30 days     option of                      @
              late at application time and no   verification                   LTV <95%
              30-day late payments in the last  of assets;
                     12 months                  maximum
                                                debt-to-income
                                                ratio of 50%

F3 Stated     1 x 30; Mortgage or rent          Stated with     620-639        95% CLTV
Reduced       payments no more than 30 days     option of                      @
              late at application time and a    verification                   LTV <80%
              maximum of one 30-day late        of assets;
              payment in the last 12 months     maximum
                                                debt-to-income
                                                ratio of 50%

F2            2 x 30; Mortgage or rent          No Ratio        600 or         95% CLTV
              payments no more than 30 days     with option     higher         @
              late at application time and a    of                             LTV <95%
              maximum of two 30-day late        verification
              payments in the last 12 months    of assets

F1            0 x 30; Mortgage or rent          No Ratio        620-659        95% CLTV
              payments no more than 30 days     with option                    @
              late at application time and no   of                             LTV <95%
              30-day late payments in the last  verification
                     12 months                  of assets

------------
* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

   For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

   The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 had loan terms of 15, 20 or 30 years and fully amortize over such terms and the principal amounts generally ranged from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program before July 10, 2006 for which the Loan-to-Value Ratio at origination exceeded 100% or for which the Combined Loan-to-Value Ratio at origination exceeded 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It was Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program before July 10, 2006. Wells Fargo Bank, may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

   The Alt-A program before July 10, 2006 includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

   Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Alt-A Minus Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $400,000 to a maximum of $4,000,000.

   To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

   The EFA program includes No Ratio Loans with a borrower's option to have assets verified, Stated Loans with a borrower's option to have assets verified, Full Documentation Loans and No Documentation Loans.

   The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

                                                                 Maximum
                                  Maximum        Maximum         Combined
    Documentation    Occupancy      Loan      Loan-to-Value   Loan-to-Value
        Type           Type        Amount        Ratio**         Ratio**
-------------------  ----------  -----------  --------------  --------------
   Full              Owner       $4,000,000      100%             100%
   Documentation     occupied

   Full              Second      $4,000,000       95%             100%
   Documentation     home

   Full              Non-owner   $3,000,000       90%             100%
   Documentation     occupied

   Stated with       Owner       $4,000,000       95%             100%
   option of         occupied
   verification
   of assets

   Stated with       Second      $2,000,000       90%             90%
   option of         home
   verification
   of assets

   Stated with       Non-owner   $2,000,000       90%             90%
   option of         occupied
   verification
   of assets

   No ratio with     Owner       $4,000,000       95%             100%
   option of         occupied
   verification
   of assets

   No ratio with     Second      $2,000,000*      90%             90%
   option of         home
   verification
   of assets

   No ratio with     Non-owner   $1,000,000       90%             90%
   option of         occupied
   verification
   of assets

   No                Owner       $2,000,000       95%             95%
   Documentation     occupied

   No                Second      $2,000,000       75%             75%
   Documentation     home

   No                Non-owner    $750,000        75%             75%
   Documentation     occupied

---------------------------------

* The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.

   The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

   The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans relating to cooperative units that are originated under the EFA Program:

                                                                 Maximum
                                  Maximum        Maximum         Combined
    Documentation    Occupancy      Loan      Loan-to-Value   Loan-to-Value
        Type           Type        Amount        Ratio**         Ratio**
-------------------  ----------  -----------  --------------  --------------
   Full              Owner       $1,000,000       80%            80%
   Documentation     occupied

   Full              Second      $1,000,000       80%            80%
   Documentation     home

   Full              Non-owner   $1,000,000       80%            80%
   Documentation     occupied

   Stated with       Owner       $1,000,000       75%            75%
   option of         occupied
   verification
   of assets

   Stated with       Second      $1,000,000       75%            75%
   option of         home
   verification
   of assets

   Stated with       Non-owner   $1,000,000       75%            75%
   option of         occupied
   verification
   of assets

   No ratio with     Owner       $1,000,000       70%            N/A
   option of         occupied
   verification
   of assets

   No ratio with     Second      $1,000,000       70%            N/A
   option of         home
   verification
   of assets

   No ratio with     Non-owner   $1,000,000       70%            N/A
   option of         occupied
   verification
   of assets

-----------------------------
* The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

   The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

   The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Minus Loans relating to condotels that are originated under the EFA Program:

                                                              Maximum
    Documentation     Occupancy        Maximum Loan        Loan-to-Value
        Type             Type             Amount               Ratio*
-------------------  ----------------  ------------------  --------------
   Full              Owner              $1,000,000              80%
   Documentation     occupied

   Full              Second home        $1,000,000              80%
   Documentation

   Full              Non-owner          $1,000,000              80%
   Documentation     occupied

   Stated with       Owner              $1,000,000              75%
   option of         occupied
   verification
   of assets

   Stated with       Second home        $1,000,000              75%
   option of
   verification
   of assets

   Stated with       Non-owner          $1,000,000              75%
   option of         occupied
   verification
   of assets

   No ratio with     Owner              $1,000,000              70%
   option of         occupied
   verification
   of assets

   No ratio with     Second home        $1,000,000              70%
   option of
   verification
   of assets

   No ratio with     Non-owner          $1,000,000              70%
   option of         occupied
   verification
   of assets

---------------------------------
* The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. Secondary financing is not available for condotels.

   The following loan purposes are permitted for condotels: purchase and rate/term refinance.

   The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Minus Loans for which the borrower is a foreign national that are originated under the EFA Program:

                                                                 Maximum
                                    Maximum       Maximum        Combined
    Documentation    Occupancy       Loan      Loan-to-Value   Loan-to-Value
        Type           Type**       Amount       Ratio***        Ratio***
-------------------  ----------  -----------  --------------  -------------
   Full              Owner       $1,000,000       80%            80%
   Documentation     occupied

   Full              Second      $1,000,000       80%            80%
   Documentation     home

   Stated with       Owner       $1,000,000       75%            75%
   option of         occupied
   verification
   of assets

   Stated with       Second      $1,000,000       75%            75%
   option of         home
   verification
   of assets

   No ratio with     Owner       $1,000,000       75%            75%
   option of         occupied
   verification
   of assets*

   No ratio with     Second      $1,000,000*      75%            75%
   option of         home
   verification
   of assets*

---------------------------------
* Borrowers with no FICO Score are not eligible for no ratio with option of verification of assets.

** Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

*** The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan. Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.

   The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

   Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrower would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum "cash reserves" are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

   In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower has the option to have assets verified and certain minimum "cash reserves" are required. Under the Stated program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined at the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's income as determined at the discretion of the loan underwriter.

   In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the Stated Reduced program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

   In the case of the "Full Documentation" program (such Mortgage Loans, "Full Documentation Loans"), all sections of the mortgage loan application must be complete with borrower's employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year's W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year's tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

   Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank's underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

                             STATIC POOL INFORMATION

   Historical delinquency, cumulative loss and prepayment information for various "asset types" is available via a website established by the Sponsor. Such static pool performance information will relate to (1) prior residential mortgage loan pools securitized by the Sponsor in registered offerings through the Depositor's WFHET program and/or (2) prior originations of, or purchases by, the Sponsor of residential mortgage loans based on the vintage years of such prior originations or purchases. In the case of prior originations or purchases, such mortgage loans will not include any loans sold to Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans sold by the Sponsor which are no longer serviced by the Sponsor. Such static pool performance information will be accompanied by a summary of original characteristics of the prior securitized pools and/or prior originations or purchases. Each prospectus supplement for a Series will provide the website and instructions regarding where an investor can find information relating to the specific asset type or types included in the applicable Trust. There can be no assurance that the information provided in the website will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Fund with respect to any Series.

                                  THE DEPOSITOR

   Wells Fargo Asset Securities Corporation (the "Depositor") is a direct, wholly owned subsidiary of the Sponsor and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Depositor was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Depositor, was merged into and with the Depositor. On April 17, 2000, the Depositor changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

   The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and home equity asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

   The Depositor maintains its principal office at 7430 New Technology Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

   At the time of the formation of any Trust Fund, the Depositor will be the sole owner of all the related Mortgage Loans. The Depositor will have acquired the Mortgage Loans included in any Trust Fund from the Sponsor. The Depositor will have limited obligations and rights under the applicable Agreement after the Closing Date for any Series, including but not limited to, repurchasing or substituting Mortgage Loans in a Trust Fund in the event of defective documentation or upon the breach of certain representations and warranties made by the Depositor, and repurchasing at its option, certain Mortgage Loans that have become delinquent or, in the circumstances described under "Description of the Securities--Termination" repurchasing all or a portion of the Mortgage Loans of a Series.

   The Depositor and any director, officer, employee or agent of the Depositor will be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of misfeasance, bad faith, fraud or gross negligence, a breach of a representation or warranty under the applicable Agreement or by reason of negligent disregard of its obligations and duties under the applicable Agreement.

                          DESCRIPTION OF THE SECURITIES

General

   A separate common law trust will serve as the Issuing Entity and will issue the asset-backed certificates (the "Certificates") of a series (each, a "Series") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "Trust" or the "Trust Fund") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "Notes" and, together with the Certificates, the "Securities"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "Class") of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be Senior Securities or Subordinated Securities to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (v) provide for payments of principal as described in the applicable prospectus supplement, from all or only a portion of the Mortgage Loans in such Trust Fund, to the extent of available funds, in each case as described in the applicable prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the applicable prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Trust Fund (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and the applicable prospectus supplement (the "Offered Securities" ).

   Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Principal Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the applicable prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Securities Administrator or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the applicable prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment" and "Description of the Securities--Book-Entry Form" and "--Definitive Form." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Principal Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

Distributions

   Distributions on the Securities of each Series will be made by or on behalf of the Securities Administrator on each monthly, quarterly or other periodic date specified in the applicable prospectus supplement on which distributions will be made to holders of Securities (a "Distribution Date") from Available Funds for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the date specified in the applicable prospectus supplement, and the amount of each distribution will be determined as of the close of business on the Determination Date. The "Determination Date" with respect to any Distribution Date will be the day of the month specified in the applicable prospectus supplement or, if such day is not a business day, the immediately preceding business day. All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the applicable prospectus supplement. Payments (other than the final distribution in retirement of the applicable Securities) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, if the Securities Administrator is furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date, then distributions will be made on the Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Securities will be made only upon presentation and surrender of the related Security at the office or agency appointed by the Securities Administrator specified in the notice of final distribution with respect to the related Class.

Available Funds

   All distributions on the Securities of each Series on each Distribution Date will be made from Available Funds described below, in accordance with the terms described in the applicable prospectus supplement. Generally, the "Available Funds" for each Distribution Date equals the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable or payable to any Servicer, including amounts in respect of indemnification of the Servicer, the Servicing Fee and any accrued and unpaid Servicing Fee, the Securities Administrator fee (if any), Trustee fee (if any), amounts payable to the Securities Administrator and the Trustee in respect of certain expenses and indemnification and any amounts reimbursable or payable to any Master Servicer:

         (i) the aggregate amount of monthly payments on the Mortgage Loans due during the related Collection Period (unless a different period is specified in the applicable prospectus supplement, a "Collection Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution
      Date) and received by the Servicer on or prior to the related Determination Date;

         (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments (but excluding any Prepayment Penalties), all proceeds of any insurance policies to be maintained in respect of each Mortgage Loan (to the extent such proceeds are not applied to the restoration of the Mortgage Loan or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Mortgage Loan) (collectively, "Insurance Proceeds"), condemnation proceeds, subsequent recoveries and all other amounts received and retained in connection with the liquidation of Mortgage Loans in default in the Trust Fund, including any PMI Advances ("Liquidation Proceeds"), net of certain expenses, received during the related Prepayment Period;

         (iii) payments from the Servicer in connection with Advances and Compensating Interest for such Distribution Date;

         (iv) the Purchase Price for any repurchased Mortgage Loan deposited to the Collection Account or Distribution Account during the related Prepayment Period;

         (v) any Substitution Adjustments deposited in the Collection Account or Distribution Account during the related Prepayment Period;

         (vi) any Reimbursement Amount deposited to the Collection Account or Distribution Account during the related Prepayment Period;

         (vii) on the Distribution Date on which the Trust is to be terminated in accordance with the applicable Agreement, the Termination Price;

         (viii) if the applicable prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account or the Distribution Account, including any net amounts paid under any Cash Flow Agreements;

         (ix) if the applicable prospectus supplement so provides, to the extent not on deposit in the related Collection Account or the Distribution Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date; and

         (x) any other amounts required to be deposited in the Collection Account or Distribution Account as described in the applicable prospectus supplement.

   The applicable Agreement for each Series will specify a period (the "Prepayment Period") during which all unscheduled principal payments received by the Servicer will be distributed to Securityholders on the related Distribution Date. Each Prepayment Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Distribution Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date in the calendar month in which such Distribution Date occurs (such period a "Mid-Month Receipt Period").

   With respect to certain of the Mortgage Loans ("Type 1 Loans"), the Prepayment Period is a Mid-Month Receipt Period. With respect to certain other Mortgage Loans ("Type 2 Loans"), the Prepayment Period is a Prior Month Receipt Period.

   As described below, Available Funds will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

   The applicable prospectus supplement for a Series of Securities will describe any variation in the calculation of Available Funds for such Series.

Distributions of Interest on the Securities

   Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a component thereof (the "Pass-Through Rate"). The applicable prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. The applicable prospectus supplement will specify whether calculations of interest will be made on the basis of the actual number of days in the period in which interest accrues (each, an "Interest Accrual Period") and on a 360-day year or on the basis of a 360-day year assumed to consist of twelve 30-day months or another method specified in the applicable prospectus supplement.

   Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the applicable prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of Available Funds allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Principal Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the Principal Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the applicable prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the applicable prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. If so provided in the applicable prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced by Prepayment Interest Shortfalls with respect to the related Prepayment Period to the extent not offset by Compensating Interest and any other interest shortfalls specified in the applicable prospectus supplement. The particular manner in which such Prepayment Interest Shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Principal Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the Mortgage Loans in the related Trust Fund. Unless otherwise provided in the applicable prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any Deferred Interest on the Mortgage Loans in the related Trust Fund will result in a corresponding increase in the Principal Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities" and "Prepayment and Yield Considerations."

   When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other unscheduled principal payments are received, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls to the extent that such payment or recovery is not included in the distribution to Securityholders made in the month in which it is received. Such interest shortfalls are referred to herein as "Prepayment Interest Shortfalls." The Servicer will be obligated, on or before each Distribution Date, to pay to the Securities Administrator for the benefit of Securityholders an amount (such amount, "Compensating Interest") equal to (a) the lesser of (i) the aggregate Prepayment Interest Shortfall attributable to prepayments in full with respect to such Distribution Date and (ii) the Servicing Fee for such Distribution Date or (b) such other amount described in the applicable prospectus supplement.

   Except as otherwise specified in the applicable prospectus supplement, any interest shortfalls arising from unscheduled principal payments in full that are not prepayments in full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments by mortgagors or of other partial unscheduled principal payments with respect to the Mortgage Loans will not be offset by Compensating Interest.

   For any Series of Securities for which there is a Master Servicer, the Master Servicer may be required to pay Compensating Interest. The amount of Compensating Interest payable by the Master Servicer will be described in the applicable prospectus supplement.

Distributions of Principal of the Securities

   The Securities of each Series, other than certain Classes of Strip Securities, will have a stated principal balance (the "Principal Balance") which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Loans and other assets included in the related Trust Fund. The Principal Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the applicable prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Loans. The Principal Balance of a Security may be increased in respect of Deferred Interest on the related Mortgage Loans to the extent provided in the applicable prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the applicable prospectus supplement, the initial aggregate Principal Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate unpaid principal balance of the related Mortgage Loans as of the applicable Cut-off Date. The initial aggregate Principal Balance of a Series and each Class thereof will be specified in the applicable prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the applicable prospectus supplement. Certain Classes of Strip Securities with no Principal Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

   The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. Certain of the more typical categories are defined below. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Principal Types

   "Accretion Directed Securities" are Securities that receives principal payments from amounts that would otherwise be distributed as interest on specified Accrual Securities. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

   "Companion Securities" (also sometimes referred to as a "Support Securities") are Securities that are entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Securities, Targeted Amortization Securities and/or Scheduled Amortization Securities.

   "Component Securities" are Securities consisting of two or more specified components (each, a "Component") as described in the applicable prospectus supplement. The Components of a Class of Component Securities may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Securities may be identified as falling into one or more of the categories described herein.

   "Lockout Securities" are Senior Securities that are designed not to participate in, or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Securities of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the Mortgage Loans that are allocated to the Senior Securities as a group. A Class of Lockout Securities will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the Principal Balances of other Senior Securities. Lockout Securities are designed to minimize weighted average life volatility during the lockout period.

   "Notional Amount Securities" are Securities having no Principal Balance and bearing interest on the related notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.

   "Pass-Through Securities" are Senior Securities that are entitled to receive a specified percentage of the principal payments that are distributable to the Senior Securities or applicable group of Senior Securities (other than any Ratio Strip Class) in the aggregate on each Distribution Date until the principal balances of all the Senior Securities or applicable group of Senior Securities are reduced to zero and that is not designated as a Class of Sequential Pay Securities.

   "Planned Amortization Securities" (also sometimes referred to as "PAC Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for a Class of Planned Amortization Securities. The Planned Amortization Securities in any Series may be subdivided into different categories (e.g., Planned Amortization Securities I ("PAC I") Planned Amortization Securities II ("PAC II") and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC Securities is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

   "Ratio Strip Securities" are Securities that are entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Loans.

   "Scheduled Amortization Securities" (also sometimes referred to as "Scheduled Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule but are not designated as Planned Amortization Securities or Targeted Amortization Securities. The
schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled Amortization Securities and such range generally is narrower than that for a Class of Planned Amortization Securities. Typically, the Support Securities for the applicable Series of Securities generally will represent a smaller percentage of the Class of Scheduled Amortization Securities than Support Securities generally would represent in relation to a Class of Planned Amortization Securities or Targeted Amortization Securities. A Class of Scheduled Amortization Securities is generally less sensitive to weighted average life volatility as a result of prepayments than a Class of Support Securities but more sensitive than a Class of Planned Amortization Securities or Targeted Amortization Securities.

   "Senior Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.

   "Sequential Pay Securities" are Securities that are entitled to receive principal payments in a prescribed sequence, that do not have a predetermined principal balance schedule and that, in most cases, are entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until they are retired. A Class of Sequential Pay Securities may receive principal payments concurrently with one or more other Classes of Sequential Pay Classes. A single Class that is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Class of Sequential Pay Securities.

   "Subordinated Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and Classes of Subordinated Securities with higher priority of distributions, if any, have received their full principal and interest entitlements.

   "Subordinated Senior Securities" are Securities that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities have received their full principal and interest entitlements.

   "Super Senior Securities" are Senior Securities that will not bear their share of certain losses after the Classes of Subordinated Securities are no longer outstanding for so long as one or more specified Classes of Super Senior Support Securities are outstanding.

   "Super Senior Support Securities" are Senior Securities that bear certain losses allocated to one or more Classes of Super Senior Securities after the Classes of Subordinated Securities are no longer outstanding.

   "Targeted Amortization Securities" (also sometimes referred to as "TAC Securities") are Securities that are designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Loans. A Class of TAC Securities is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of Securities.

   Interest Types

   "Accrual Securities" are Securities that accrete the amount of Accrued Security Interest otherwise distributable on such Securities, which amount will be added as principal to the Principal Balance of such Securities on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Securities are retired.

   "Fixed Rate Securities" are Securities with an interest rate that is fixed throughout the life of the Class.

   "Floating Rate Securities" are Securities with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

   "Interest Only Securities" are Securities that are entitled to receive some or all of the interest payments made on the Mortgage Loans and little or no principal. Interest Only Securities have either a nominal Principal Balance or a notional amount. A nominal Principal Balance represents actual principal that will be paid on the Securities. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only Securities that is not entitled to any distributions in respect of principal.

   "Inverse Floating Rate Securities" are Securities with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate Securities.

   "Principal Only Securities" are Securities that do not bear interest and are entitled to receive only distributions in respect of principal.

   "Step Coupon Securities" are Securities with a fixed interest rate that is reduced or increased (other than an increase in interest rate after the Optional Termination Date) to a different fixed rate after a specified period of time. The difference between the initial interest rate and the subsequent interest rate may be supported by a reserve fund established on the Closing Date.

   "Variable Rate Securities" are Securities with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Pass-Through Rates and Interest Rates Based on LIBOR

   General

   The index used to determine the Pass-Through Rates or interest rates for Floating Rate and Inverse Floating-Rate Securities will be set forth in the applicable prospectus supplement. The index used may be the London interbank offered rate quotation for one-month U.S. dollar deposits ("LIBOR").

   The Pass-Through Rates or interest rates based on LIBOR for an Interest Accrual Period for Floating Rate and Inverse Floating Rate Securities after the initial Interest Accrual Period will be determined on the second LIBOR Business Day preceding the commencement of each Interest Accrual Period (each, a "Rate Determination Date"). A "LIBOR Business Day" is a day on which banks are open for dealing in foreign currency and exchange in London, New York and the city in which the main office of the Securities Administrator is located.

   Determination of LIBOR

   On each Rate Determination Date, the Securities Administrator will determine LIBOR for the succeeding Interest Accrual Period for the Floating Rate and Inverse Floating Rate Securities of a Series on the basis of the British Banker's Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lower rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used therein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service (or such other page as may replace the Telerate page 3750 page in the Moneyline Telerate Service for purpose of displaying London interbank offered rates of major banks).

   If on any Rate Determination Date the Securities Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph. LIBOR for the next Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Securities Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that the banks set forth in the applicable Agreement are quoting on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. lending rate that the banks set forth in the applicable Agreement are quoting on such Rate Determination Date to leading European banks.

   If on any Rate Determination Date the Securities Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or in the case of the first Rate Determination Date, the rate specified in the applicable Agreement.

   The establishment of LIBOR by the Securities Administrator and the Securities Administrator's subsequent calculation of the Pass-Through Rates or interest rates applicable to the Floating Rate and Inverse Floating Rate Securities for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Distributions on the Securities of Prepayment Penalties

   If so provided in the applicable prospectus supplement, Prepayment Penalties that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions set forth in the applicable Agreement.

Allocation of Losses and Shortfalls

   If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinated Securities, on any Distribution Date in respect of which Realized Losses or shortfalls in collections on the Mortgage Loans have been incurred, the amount of such Realized Losses or shortfalls will be borne first by a Class of Subordinated Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Loans comprising such Trust Fund.

   A "Realized Loss" is:

   o as to any Liquidated Mortgage Loan, the unpaid principal balance thereof, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month in which the Mortgage Loan was liquidated, less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property which are applied to the unpaid principal balance of such Mortgage Loan.

   o  as to any Mortgage Loan, a Deficient Valuation or a Debt Service
      Reduction.

   A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

   A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property and reduces the secured debt to such value. In such case, the applicable Trust, as the holder of such Mortgage Loan, would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, a Realized Loss may result from certain other modifications of the terms of a Mortgage Loan in a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the Monthly Payment on the related Mortgage Loan.

   The holders of Subordinated Securities will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Securities of the same Series.

Advances in Respect of Delinquencies

   Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced at least one business day prior to each Distribution Date from its own funds, or funds in the Collection Account that are not included in the Available Funds for such Distribution Date, or a combination of both, an amount equal to the aggregate of all payments of principal (other than any balloon payment) and interest, net of the Servicing Fee and any Fixed Retained Yield, that were due during the related Collection Period on the Mortgage Loans and that were not received by the related Determination Date (any such advance, an "Advance").

   Advances with respect to Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Securityholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state laws. Subject to the recoverability standard above, the Servicer's obligation to make Advances as to any Mortgage Loan will continue until such Mortgage Loan is paid in full by the mortgagor, until the Mortgage Loan (or the related Mortgaged Property) is disposed of by the Trust Fund or until recovery of all Liquidation Proceeds thereon.

   All Advances will be reimbursable to the Servicer from late collections, Insurance Proceeds, condemnation proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, Insurance Proceeds, condemnation proceeds or Liquidation Proceeds may be reimbursed to the Servicer out of general funds in the Collection Account or Distribution Account prior to the distributions on the Securities. In addition, the Servicer may withdraw from the Collection Account funds that were not included in Available Funds for the preceding Distribution Date to reimburse itself for Advances previously made. In the event the Servicer fails in its obligation to make any such Advance, the Master Servicer (if any) or the Trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the applicable Agreement and as described in the applicable prospectus supplement.

   If the Servicer has recovered all Liquidation Proceeds with respect to a Mortgage Loan other than amounts it expects to receive from a primary mortgage insurer, the Servicer may advance the amount expected to be received from the primary mortgage insurer (a "PMI Advance"). If a PMI Advance is made, the Mortgage Loan will be considered a Liquidated Mortgage Loan and the PMI Advance will be considered a part of the Liquidation Proceeds. The Servicer will be entitled to reimbursement for the PMI Advance from the amounts received from the primary mortgage insurer. In the event that the amount received from the primary mortgage insurer is less than the related PMI Advance, the Servicer will be entitled to recover the amount of the unreimbursed PMI Advance from any other funds on deposit in the Collection Account.

   If so specified in the applicable prospectus supplement, the obligations of the Servicer (or another entity) to make Advances may be secured by a cash advance reserve fund, an advance facility, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the applicable prospectus supplement.

   If and to the extent so provided in the applicable prospectus supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding Advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Securityholders or as otherwise provided in the applicable Agreement and described in such prospectus supplement.

Reports to Securityholders

   The Securities Administrator, based on the information provided by the Servicer, will prepare and make available for each distribution to Securityholders of record of such Series a statement setting forth the following information, if applicable:

      (i) the applicable Determination Date, applicable record date and interest accrual period (if any) for calculating the distribution and the actual Distribution Date for the distribution;

      (ii) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds and the amount of such distribution allocable to interest on the related Mortgage Loans;

      (iii) if the distribution to Securityholders is less than the full amount that would be distributable if there were sufficient funds available, the amount of the shortfall, the allocation of the shortfall between principal and interest and the aggregate amount of unpaid shortfalls with respect to the applicable Distribution Date and all prior Distribution Dates;

      (iv) the amount of principal and interest paid on each Class of Securities and the principal balance of each Class of Securities prior to and after giving effect to the distributions of principal on the Distribution Date;

      (v) the amount of servicing compensation (and, if applicable, master servicing compensation) with respect to the related Trust Fund and such other customary information as is required to enable Securityholders to prepare their tax returns;

      (vi) the amount of the aggregate Servicing Fees paid to each Servicer and, if applicable, Master Servicing fees paid to the Master Servicer and the amount by which the servicing compensation for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

      (vii) the amount of the aggregate Securities Administrator fees (if any), Trustee fees (if any) and/or fees of a credit risk manager (if any);

      (viii) the amount of any Advances by the Servicer, the Master Servicer (if any) or the Trustee included in the amounts actually distributed to the Securityholders;

      (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

         (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

         (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

      (x) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

      (xi) the Pass-Through Rate (if any) for each Class of Securities;

      (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding the Distribution Date;

      (xiii) the aggregate amount of Realized Losses incurred during the preceding calendar month;

      (xiv) any expenses or indemnification amounts paid by the related Trust Fund, the specific purpose of each payment and the parties to whom these payments are made;

      (xv) the number and total principal balance of the Mortgage Loans as of the previous Distribution Date and related Distribution Date, and the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans and cumulative prepayment amounts for the related Distribution Date;

      (xvi) the beginning and ending balances of the Distribution Account and any reserve fund for a Series;

      (xvii) any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the Closing Date;

      (xviii) any material breaches of representations and warranties relating to the Mortgage Loans or material breaches of transaction covenants;

      (xix) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date;

      (xx) the number and aggregate unpaid principal balances of the Mortgage Loans by range of current Mortgage Interest Rates;

      (xxi) pool factors for the related Distribution Date;

      (xi) the amount of Prepayment Penalties for each Distribution Date;

      (xii) the amount of excess cash flow (if any), for the related Distribution Date;

      (xiii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

      (xiv) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

      (xv) any other customary information as is required to enable each Securityholder to prepare their tax returns.

   In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Securities Administrator). See "Federal Income Tax Consequences--REMICS--Taxes That May Be Imposed on the REMIC Pool--Administrative Matters."

Termination

   The Depositor or such other party specified in the applicable prospectus supplement will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Securities on any Distribution Date on or after the Distribution Date specified in the applicable prospectus supplement, which specified Distribution Date will be a date on or after the first Distribution Date on which the aggregate principal balance of such Mortgage Loans is less than 10% (or such other percentage specified in the applicable prospectus supplement) of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to as the "Optional Termination Date." In the event that the option is exercised, the purchase will be made at a price (the "Termination Price") generally equal to the sum of (a) the unpaid principal balance of each Mortgage Loan plus accrued and unpaid interest, (b) the fair market value of other property (including any Mortgaged Property title to which had been acquired by the Trust Fund ("REO Property")) in the Trust Fund and (c) if so specified in the applicable prospectus supplement, the amount of any termination payment that may be owed to a counterparty under a swap agreement. If the Depositor or such other party exercising such purchase right is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the option may not be exercised unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Trust Fund. Proceeds from such purchase will be included in Available Funds and will be distributed to the holders of the Securities in accordance with the applicable Agreement. For any Series of Securities for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Securities.

   In connection with the issuance of any net interest margin securities secured by all or a portion of certain Securities of a Series, the party with the right to exercise the option may agree to refrain from exercising this option while those securities are outstanding.

   In addition, the obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Distribution Account or by a Servicer, the Master Servicer, if any, and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase or auction of some or all of the assets of the Trust Fund by the Depositor or other party specified in the applicable prospectus supplement, under the circumstances and in the manner set forth above. In no event, however, will the Trust Fund continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such applicable Agreement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

   If so provided in the applicable prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.

Optional Purchases

   To the extent specified in the applicable prospectus supplement and subject to the provisions of the applicable Agreement, the Depositor, the Servicer or any Master Servicer may, at such party's option, repurchase (i) any Mortgage Loan which is in default during the one or more thirty-day periods specified in the applicable Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to Wells Fargo Bank regarding the characteristics of such Mortgage Loan, at the Purchase Price.

Definitive Form

   Distributions of principal of, and interest on, the Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the applicable Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Securities Administrator or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Securities Administrator or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

   In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or any portion of any Residual Security may be transferred without the receipt by the transferor and the Securities Administrator of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Securities Administrator that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

Book-Entry Form

   Each Class of Book-Entry Securities initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or Securityholder of such Securities, as such terms are used herein. Any person acquiring an interest in a Book-Entry Security (a "Beneficial Owner") will hold such Securities through DTC in the United States, or, if specified in the applicable prospectus supplement, Clearstream or Euroclear in Europe, if they are participants of such systems (the "Participants"), or indirectly through organizations which are Participants in such systems (the "Indirect Participants"). Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). No Beneficial Owner will be entitled to receive a Definitive Security representing such person's interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described herein, all references to actions taken by Securityholders or holders, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Securityholders or holders, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to Indirect Participants, including banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

   The brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains a Beneficial Owner's account will record the Beneficial Owner's ownership of a Book-Entry Security in its records for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant, and, if applicable, on the records of Clearstream or Euroclear, as appropriate).

   Beneficial Owners will receive all distributions of principal of and interest on the Book-Entry Securities from the Paying Agent through DTC and DTC Participants. While the Book-Entry Securities are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

   Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or Securities Administrator as Securityholders and Beneficial Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its DTC Participants.

   Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Securities, may be limited due to the lack of a physical certificate for such Book-Entry Securities.

   If specified in the applicable prospectus supplement, the Book-Entry Securities will be offered globally and may be held by investors through any of DTC, Clearstream or Euroclear. These Book-Entry Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Non-U.S. holders (as described below) of Book-Entry Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

   Investors electing to hold their Book-Entry Securities through DTC with respect to such global offering will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Book-Entry Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no `lock-up' or restricted period. Book-Entry Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

   Clearstream International, L-2967 Luxembourg ("Clearstream"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

   Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

   Clearstream holds securities for its customers ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

   Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

   The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Securities will be made on each Distribution Date to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

   Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to Cede. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMICS--Taxation of Certain Foreign Investors" and "--Backup Withholding" herein.

   DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Depositor, the Sponsor, the Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an Indirect Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of such Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Securities may be impaired.

   The Book-Entry Securities will be converted to Definitive Securities and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Securities Administrator is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Securities and the Depositor or the Securities Administrator is unable to locate a qualified successor or (ii) after the occurrence of any other event specified in the applicable prospectus supplement.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Securities. Upon surrender by DTC of the physical certificates representing the Book-Entry Securities and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Securities as Definitive Securities to Beneficial Owners. The procedures relating to payment on and transfer of Securities initially issued as Definitive Securities will thereafter apply to those Book-Entry Securities that have been reissued as Definitive Securities.

   Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

   Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such interest accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing line of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in such interest accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or

Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques, as set forth below, should be readily available to eliminate this potential problem:

               (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

               (b) borrowing the Book-Entry Securities in the U.S. from a
            Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

   Certain U.S. Federal Income Tax Documentation Requirements of Book-Entry Securities

   A Beneficial Owner of Book-Entry Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption from Non-U.S. Holders (Form W-8BEN) Beneficial Owners of Book-Entry Securities that are not U.S. Persons within the meaning of Section 7701(a)(30) of the Code ("Non-U.S. Holders") can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption from Non-U.S. Holders with effectively connected income (Form W-8ECI). A Non-U.S. Holder, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for Non-U.S. Holders resident in treaty countries (Form W-8BEN). Non-U.S. Holders that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Book-Entry Security or, in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form

   W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

   See "Federal Income Tax Consequences--REMICS--Taxation of Certain Foreign Investors" in this prospectus. Neither this discussion nor the discussion under "Federal Income Tax Consequences" herein covers all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders in Book-Entry Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their purchase, holding and disposing of the Book-Entry Securities.

                          DESCRIPTION OF CREDIT SUPPORT

General

   Credit support may be provided with respect to any Series of Securities in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.

Subordinated Securities

   If so specified in the applicable prospectus supplement, one or more Classes of Securities of a Series may be Subordinated Securities. To the extent specified in the applicable prospectus supplement, the rights of the holders of Subordinated Securities to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the applicable prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The applicable prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

   If specified in the applicable prospectus supplement, subordination provisions of a Series may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or a group of Mortgage Loans, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or group of Mortgage Loans, over the Principal Balance of the related Class or Classes of Securities. This acceleration may continue for the life of the related Securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the applicable prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

   In addition to overcollateralization which is built up during the life of the related Series as discussed in the preceding paragraph, if specified in the applicable prospectus supplement, a Series may contain overcollateralization at the initial issuance of the Securities of such Series. Subject to certain provisions specified in the applicable prospectus supplement, the level of overcollateralization at initial issuance may increase, decrease or remain constant for the life of the related Securities.

Excess Interest

   If specified in the applicable prospectus supplement, the Mortgage Loans in a Trust Fund may generate more interest than is necessary to pay the interest earned on the Classes of Securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Securities and to reimburse certain Classes of Securities for losses and certain shortfalls that they experienced previously.

Cross-Collateralization

   If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Fund may be evidenced by separate Classes of Securities. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from Mortgage Loan payments that would otherwise be distributed to Subordinated Securities evidencing a beneficial ownership interest in other loan groups within the same Trust Fund. As a result, the amount of credit enhancement available to a Class of Securities against future losses on the Mortgage Loans in which that Class represents an interest may be reduced as the result of losses on a group of Mortgage Loans in which that Class has no interest. The applicable prospectus supplement for a Series that includes a cross collateralization feature will describe its specific operation.

Limited Guarantee

   If specified in the prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in such prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Securities of a Series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the applicable prospectus supplement. The limited guarantee may provide additional protection against losses on the Mortgage Loans included in a Trust Fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Mortgage Loans or principal payment rate on the Mortgage Loans. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Mortgage Loans or Securities specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

   If specified in the prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in such prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Securityholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

   If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Mortgage Loans or of one or more Classes of Securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Mortgage Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Pool Insurance Policies

   If specified in the prospectus supplement relating to a Series of Securities, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements-Realization of Defaulted Mortgage Loans; Servicing Advances," the Servicer generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

   As more specifically provided in the applicable prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

   Securityholders may experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Securityholders may also experience losses with respect to the related Securities in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that
(a) restoration will increase the proceeds to one or more Classes of Securities on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

   A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the applicable prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

   The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related Series of Securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer (if any) as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Securities, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policies

   If specified in the prospectus supplement relating to a Series of Securities, any insurance policy covering special hazard losses obtained for a Trust will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the applicable prospectus supplement, if any, and will protect the related Securityholders from special hazard losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the applicable Agreement and will be subject to reduction as described in the applicable Agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

   In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property.

   If the Mortgaged Property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property. The payment described under (ii) above will render presentation of a claim relating to a Mortgage Loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

   If specified in the applicable prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the applicable prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the applicable prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the applicable prospectus supplement.

Reserve Funds

   If specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Securities may be provided by the establishment of one or more reserve funds for the Series. Any reserve fund for a Series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Mortgage Loans, as specified in the applicable prospectus supplement.

   Reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Mortgage Loan. Following each Distribution Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the applicable prospectus supplement and will not be available for further application to the related Securities.

   If specified in the prospectus supplement, any reinvestment income or other gain from investments in Eligible Investments will be credited to the related reserve fund for the Series, and any loss resulting from the investments will be charged to the reserve fund.

   If specified in the applicable prospectus supplement, amounts received by the Trustee (or other party specified in the applicable prospectus supplement) under any Cash Flow Agreement as described above under "Description of the Trust Funds-Cash Flow Agreements" may also be used to provide credit enhancement for one or more Classes of Securities.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

   The yield on any Offered Security will depend on the price paid by the holder of the Security (the "Securityholder"), the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Mortgage Loans in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities."

Pass-Through Rates and Interest Rates

   Any Class of Securities of a Series may have a fixed Pass-Through Rate or interest rate, or a Pass-Through Rate or interest rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Mortgage Interest Rate of the underlying Mortgage Loans).

   The prospectus supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-off Date. If the Trust Fund includes adjustable rate Mortgage Loans or includes Mortgage Loans with different Mortgage Interest Rates, the weighted average Mortgage Interest Rate may vary from time to time as set forth below. See "Description of the Trust Funds." The prospectus supplement for a Series will also specify the initial Pass-Through Rate or interest rate for each Class of Securities of such Series and will specify whether each such Pass-Through Rate or interest rate is fixed or is variable.

   The Mortgage Interest Rate for any adjustable rate Mortgage Loan will change with any changes in the index specified in the applicable prospectus supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Mortgage Interest Rate with respect to any Series may vary due to changes in the Mortgage Interest Rates of adjustable rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed rate Mortgage Loans or adjustable rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

   At the date of initial issuance of the Securities of each Series offered hereby, the initial purchasers of a Class of Securities may be required to pay accrued interest at the applicable Pass-Through Rate or interest rate for such Class from the Cut-off Date for such Series to, but not including, the date of issuance. The effective yield to Securityholders will be below the yield otherwise produced by the applicable Pass-Through Rate or interest rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

   When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Securityholders. To partially mitigate this reduction in yield with respect to prepayments in full, the Servicer (or, if so specified in the applicable prospectus supplement, the Master Servicer) will be obligated, on or before each Distribution Date, to pay Compensating Interest. No comparable interest shortfall coverage will be provided by the Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered as provided in the applicable prospectus supplement. See "Description of the Securities--Distributions of Interest on the Securities."

   A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Securities of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Securities of a Series that are offered at a premium to their principal amount. The yield on Securities that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Securities will be included in the applicable prospectus supplement.

Weighted Average Life of Securities

   The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loans with a Lock-out Period or a Prepayment Penalty provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Penalties. It was disclosed to borrowers who originated their Mortgage Loans through Wells Fargo Bank's retail or wholesale channel on or after December 12, 2005 that if they choose to refinance their Mortgage Loan through Wells Fargo Bank's retail channel on or after the one year anniversary of the related note date, Wells Fargo Bank would not collect the applicable Prepayment Penalty. The foregoing policy may increase the number of principal prepayments by increasing the likelihood that borrowers who are eligible to have their Prepayment Penalty waived will refinance. Mortgage Loans eligible for Prepayment Penalty waiver or reduction generally would be expected to experience a higher rate of principal prepayments than otherwise similar Mortgage Loans without such eligibility. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

   Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each Series of Securities may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate Principal Balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

   There is no assurance that prepayment of the Mortgage Loans underlying a Series of Securities will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher Loan-to-Value Ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Securities, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Securities of a Series may evidence an interest in a Trust Fund with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Securities will to some extent be a function of the mix of interest rates of the Mortgage Loans. The amount of equity in a Mortgaged Property may also affect the rate of prepayments because as the amount of equity in the Mortgaged Property increases, the related borrower is more likely to enter into a "cash-out" refinancing of the Mortgaged Property, which will result in a prepayment in full of the Mortgage Loan. In addition, the terms of the applicable Agreement will require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Realization Upon Defaulted Mortgage Loans; Servicing Advances," "--Due-on-Sale Provisions" and "Certain Legal Aspects of the Mortgage Loans--`Due-on-Sale' Clauses" for a description of certain provisions of the Agreements and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

   Prepayments on the Mortgage Loans are also affected by the obligation or right of the Depositor, Servicer or other party specified in the applicable prospectus supplement to repurchase or purchase certain or all of the Mortgage Loans under certain circumstances. The Depositor will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable prospectus supplement, the applicable Agreement will permit, but not require, the Depositor, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Collection Account or Distribution Account (as specified in the applicable Agreement) and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" and "Description of the Securities--Optional Purchases." The Depositor or such other party as specified in the applicable prospectus supplement will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Fund under the limited conditions specified herein under "Description of the Securities--Termination." In addition, if so specified in the applicable prospectus supplement, the Depositor or another person identified therein will have the option to purchase certain classes of Securities under the limited conditions specified in such prospectus supplement. For any Series of Securities for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "Description of the Securities--Termination."

Refinancings

   At the request of the mortgagor, a Servicer, including Wells Fargo Bank, may allow the refinancing of a Mortgage Loan in any Trust Fund serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Fund. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan.

                          DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

   REMIC Securities or Grantor Trust Securities

   Securities representing interests in a Trust Fund, or a portion thereof, that the Securities Administrator will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Trustee, the Securities Administrator and the Servicer or Master Servicer, as applicable. The Mortgage Loans of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Mortgage Loans of such Trust Fund, each Servicer will perform its servicing functions pursuant to a servicing agreement (each, an "Underlying Servicing Agreement").

   Securities That Are Partnership Interests for Tax Purposes and Notes

   Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

   A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the Indenture Trustee named in the applicable prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "Deposit Trust Agreement") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Mortgage Loans securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an "Indenture Servicing Agreement") between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an "Agreement."

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

  General

   The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe the specific provisions of the applicable Agreement relating to such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "Security" refers to all of the Securities of that Series, whether or not offered hereby and by the applicable prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

   The trustee (the "Trustee") or indenture trustee (the "Indenture Trustee"), as applicable, with respect to any Series of Securities will be named in the applicable prospectus supplement. Wells Fargo Bank, as securities administrator (the "Securities Administrator") will perform certain administration, calculation and reporting functions with respect to each Trust Fund. Wells Fargo Bank, as Master Servicer, may supervise one or more Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the applicable prospectus supplement, certain administrative functions described herein which would otherwise be performed by the Trustee may be performed by the Securities Administrator and certain administrative functions described herein which would otherwise be performed by the Securities Administrator, the Servicer or the Master Servicer may be performed by the Trustee or another party named in such prospectus supplement.

   Assignment of Mortgage Loans; Representations and Warranties; Repurchases

   The Depositor will have acquired the Mortgage Loans included in each Trust Fund from the Sponsor pursuant to a mortgage loan purchase agreement. In connection with the conveyance of the Mortgage Loans to the Depositor, the Sponsor will (i) agree to deliver to the Depositor all of the documents which the Depositor is required to deliver to the Trustee (or a custodian); (ii) make certain representations and warranties to the Depositor which will be the basis of certain of the Depositor's representations and warranties to the Trustee or assign the representations and warranties made by an originator or prior seller to the Sponsor; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of an originator or seller) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty the Sponsor has made to the Depositor if the Sponsor cannot deliver such document or cure such defect or breach within 60 days after notice thereof. In the event of a breach of a representation or warranty, generally there is no obligation to repurchase the affected Mortgage Loan or substitute a new mortgage loan therefor unless the breach materially and adversely affects the interests of the Securityholders in the related Mortgage Loan. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Depositor's performance of its limited obligation to repurchase, cure or substitute for Mortgage Loans. In addition, in the case of a breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Sponsor will be required to pay to the Depositor any amount that the Depositor is required to pay pursuant to the applicable Agreement due to any costs or damages incurred by the Trust as a result of the violation of such laws.

   At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Fixed Retained Yield. The Securities Administrator (or other party specified in the applicable prospectus supplement) or such party's agent will, concurrently with such assignment, authenticate and deliver the Securities to the Depositor in exchange for the Mortgage Loans and the other assets comprising the Trust Fund for such Series. Each Mortgage Loan will be identified in a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the applicable Agreement. Such Mortgage Loan Schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Fund.

   In addition, with respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, consolidation, modification or conversion to fixed interest rate agreement and a mortgage assignment in recordable form (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) (collectively, the "Related Documents") will be delivered to the Trustee or, if indicated in the applicable prospectus supplement, to a custodian. The corporate trust services division of Wells Fargo Bank may act as custodian for the Related Documents. Unless otherwise required by the Rating Agencies, assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded in any jurisdiction, but will be delivered to the Trustee (or a custodian indicated in the applicable prospectus supplement) in recordable form, so that they can be recorded in the event recordation is necessary in connection with the servicing of a Mortgage Loan.

   Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee (or custodian) will be required to be prepared or delivered. Instead, the Servicer (or, if specified in the applicable prospectus supplement, the Master Servicer) will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   The Trustee or custodian will hold all Related Documents delivered to it in trust for the benefit of Securityholders of the related Series and will review such documents within 45 days of the applicable Closing Date. If any document is not delivered or is found to be defective in any material respect, or if the Depositor is in breach of any of its representations and warranties, and such breach (other than certain breaches with respect to the principal balance of a Mortgage Loan) materially and adversely affects the interests of the Securityholders in a Mortgage Loan, and the Depositor cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Depositor will, within 60 days of such notice, either repurchase the related Mortgage

Loan from the Trustee at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the Closing Date) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Depositor made pursuant to the applicable Agreement (except for representations and warranties as to the correctness of the applicable Mortgage Loan Schedule) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the Purchase Price will be deposited by the Depositor in the related Distribution Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Depositor will be required to deposit in the Distribution Account an amount (the "Substitution Adjustment") equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the unpaid principal balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will be required to have a minimum Mortgage Interest Rate and a rate ceiling not less than that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, gross margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Securityholders or the Trustee with respect to missing or defective documents or breach of the Depositor's representations and warranties. However, the Depositor may be required to pay additional amounts to the Trust upon the breach of the representation that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

   In connection with the transfer of the Mortgage Loans related to any Series by the Depositor to the Trust Fund, the Depositor will generally make certain representations and warranties as of the Closing Date regarding the Mortgage Loans. In certain cases where Wells Fargo Bank acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable prospectus supplement, the Depositor may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to the Sponsor to be assigned to the Trust Fund. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the Closing Date. Unless otherwise provided in the applicable prospectus supplement, such representations and warranties (whether made by the Depositor or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) the Mortgage Loan Schedule is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

         (ii) immediately prior to the transfer and assignment contemplated by the applicable Agreement, the Depositor is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

         (iii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense;

         (iv) the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received);

         (v) the Mortgage is a valid, subsisting and enforceable first or junior lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the lien of the Mortgage (subject, in the case of a Mortgage which is a junior lien, to the lien of the related first lien) except for those liens set forth in the applicable Agreement;

         (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), in a manner which would adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

         (vii) each Mortgage Loan at the time it was originated complied in all material respects with applicable federal, state and local laws including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws;

         (viii) no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994, as amended; and

         (ix) no Mortgage Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage Loan at the time of its origination.

   No representations or warranties are made by the Depositor or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations."

   In addition, no representations or warranties are made by the Depositor or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Securityholders.

   In addition to the foregoing, if a breach of the representation set forth in clause (vii) above occurs, the Depositor will be obligated to reimburse the Trust for all costs or damages incurred by the Trust Fund as a result of the violation of such representation (such amount, the "Reimbursement Amount").

   Mortgage Loans required to be transferred to the Depositor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

   Collection Account, Distribution Account and Related Accounts

   General

   The Servicer will, as to each Trust Fund, establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Securities. The Collection Account will be an Eligible Account and limited to funds held with respect to a particular Series, unless the applicable Agreement specifies that the Servicer may establish an account which is an Eligible Account to serve as a unitary Collection Account both for such Series and for other Series of Securities for which Wells Fargo Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series. Notwithstanding the foregoing, the Sponsor will be permitted to commingle funds in its Collection Account with its general assets until such time as such funds are required to be remitted to the Distribution Account for so long as (i) a master guarantee of the Sponsor's remittance obligation has been issued by its parent, Wells Fargo & Company for the benefit of the Securityholders and is currently in force and
(ii) the short-term debt or long-term debt of Wells Fargo & Company is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any class of Securities by the Rating Agencies or result in any rated class of Securities being placed on credit review status by the Rating Agencies. Funds on deposit in the Collection Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the day the funds are required to be remitted to the Securities Administrator unless such Eligible Investments are invested in investments managed or advised by the Servicer or an affiliate thereof, in which case such Eligible Investments may mature on day the funds are required to be remitted to the Securities Administrator. Unless otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment in the Collection Account will be for the account of the Servicer as compensation and all losses from any such investment will be deposited by the Servicer out of its own funds to the Collection Account immediately as realized.

   Within two days of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances, Servicing Advances and PMI Advances, Insurance Proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will be required to deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments maturing no later than one business day prior to the Remittance Date. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicer or its designee as additional servicing compensation. The "Remittance Date" with respect to any Distribution Date generally will be (i) for any Mortgage Loan serviced by a Servicer other than the Sponsor, the 18th day of each month, or if any such day is not a business day, the preceding business day and (ii) for any Mortgage Loan serviced by the Sponsor, the day specified in the applicable Agreement, which will be a day not more than five business day prior to the related Distribution Date.

   The Securities Administrator will establish an account (the "Distribution Account") into which the Servicer will deposit, on or prior to the applicable Distribution Date, amounts withdrawn from the Collection Account for distribution to Securityholders on such Distribution Date. The Distribution Account will be an Eligible Account. Funds on deposit in the Distribution Account may be invested in Eligible Investments maturing in general not later than the business day preceding the next Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Securities Administrator has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or any segregated pool of assets) to fail to qualify as a REMIC while any Securities of the Series are outstanding. Unless otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment in the Distribution Account will be for the account of the Securities Administrator as compensation and all losses from any such investment will be deposited by the Securities Administrator out of its own funds to the Distribution Account immediately as realized.

   In the event that there is a Master Servicer, the Servicer may be required to deposit, on or prior to the applicable Remittance Date, amounts drawn from the Collection Account to an account established by the Master Servicer (the "Master Servicer Custodial Account"). The Master Servicer will then deposit, on or prior to the applicable Distribution Date, such amounts to the Distribution Account as are required for distribution to Securityholders on such Distribution Date. The Master Servicer Custodial Account will be an Eligible Account and will be subject to the same requirements set forth in the immediately preceding paragraph.

   An "Eligible Account" is an account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" (or the equivalent) by each Rating Agency or Agencies rating any Class of Securities of such Series at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Securities of such Series as evidenced by a letter from each Rating Agency to the Securities Administrator and the Trustee.

   Deposits

   The Servicer will deposit or cause to be deposited in the Distribution Account or, if applicable, the Master Servicer Custodial Account, for the Trust Fund on the Remittance Date, or such other time specified in the applicable Agreement, the following payments and collections received, or Advances, Servicing Advances or PMI Advances made, by the Servicer, the Master Servicer (if any) or the Trustee or on their behalf subsequent to the Cut-off Date (other than (a) payments due on or before the Cut-off Date, (b) amounts representing Fixed Retained Yield, (c) amounts held for future distribution, (d) amounts representing certain expenses reimbursable to the Servicer (e) amounts representing reimbursement for Advances made by the Servicer and (f) other amounts permitted to be retained by the Servicer pursuant to the applicable Agreement):

      (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Fixed Retained Yield;

      (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Mortgage Loans acquired for the benefit of Securityholders;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

      (v) any Advances and PMI Advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Mortgage Loan or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, the Sponsor, the Servicer or any other specified person as described under "--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "--Realization Upon Defaulted Mortgage Loans; Servicing Advances," and all proceeds of any Mortgage Loan purchased as described under "Description of the Securities--Termination";

      (viii) any Compensating Interest as described under "Description of the Securities--Distributions of Interest on the Securities";

      (ix) to the extent that any such item does not constitute additional servicing compensation to the Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Penalties on the Mortgage Loans;

      (x) all payments required to be paid by the Servicer with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (xi) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to the Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

      (xii) any amount required to be deposited by the Servicer or the Securities Administrator in connection with losses realized on investments for the benefit of the Servicer or the Securities Administrator, as the case may be, of funds held in the Collection Account or Distribution Account; and

      (xiii) any other amounts required to be deposited in the Distribution Account or, if applicable, the Master Servicer Custodial Account, as provided in the applicable Agreement.

   Withdrawals

   The Securities Administrator may, from time to time, make withdrawals from the Distribution Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to Securityholders on each Distribution Date;

      (ii) to reimburse the Servicer, Master Servicer or the Trustee for unreimbursed Advances, PMI Advances or Servicing Advances (to the extent not previously retained by the Servicer or Master Servicer or reimbursed to the Servicer, the Master Servicer or the Trustee from the Collection Account or, if applicable, the Master Servicer Custodial Account);

      (iii) to reimburse the Servicer, the Master Servicer or the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Servicer, the Master Servicer and the Depositor";

      (iv) to pay the Securities Administrator's fees, if any, and the Trustee's fees, if any;

      (v) to pay the Servicer, the Master Servicer and the Securities Administrator from net Liquidation Proceeds allocable to interest, the amount of any unpaid Servicing Fee or unpaid Master Servicing Fee (if any) or unpaid Securities Administrator's fees (if any) and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

      (vi) to reimburse the Securities Administrator or the Trustee or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

      (vii) to pay the Servicer or the Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

      (viii) to pay the person entitled thereto any amounts deposited in the Distribution Account that were identified and applied by the Servicer or Master Servicer as recoveries of Fixed Retained Yield;

      (ix) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Taxes That May Be Imposed on the REMIC Pool";

      (x) to pay the person entitled thereto any amounts deposited in the Distribution Account in error, including amounts received on any Mortgage Loan after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Loans; Representations and Warranties; Repurchases" or otherwise;

      (xi) to make any other withdrawals permitted by the applicable Agreement; and

      (xii) to clear and terminate the Distribution Account at the termination of the Trust Fund.

   The Trustee or the Securities Administrator will appoint a paying agent, who may be the Trustee or the Securities Administrator (the "Paying Agent") to make distributions to Securityholders of a Series. If the Paying Agent for a Series is the Securities Administrator of such Series, such Paying Agent will be authorized to make withdrawals from the Distribution Account in order to make distributions to Securityholders. If the Paying Agent for a Series is not the Securities Administrator for such Series, the Securities Administrator will, on each Distribution Date, make withdrawals from the Distribution Account to deposit in immediately available funds in an account designated (the "Payment Account") by any such Paying Agent the amount required to be distributed to the Securityholders on such Distribution Date. The Paying Agent will be subject to the same standards of care, limitations on liability and rights to indemnity as the Securities Administrator.

   The Trustee will cause any Paying Agent that is not the Trustee or the Securities Administrator to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

         (i) hold all amounts deposited with it by the Securities Administrator for distribution to Securityholders in trust for the benefit of Securityholders until such amounts are distributed to Securityholders or otherwise disposed of as provided in the applicable Agreement;

         (ii) give the Trustee notice of any default by the Securities Administrator in remitting any required amount;

         (iii) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent;

         (iv) provide the Depositor and the Securities Administrator the assessment of compliance by such entity with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) applicable to its duties and the related attestation reports.

   Collection and Other Servicing Obligations

   The Servicer will be required by the related Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan, subject to the terms and conditions of the applicable Agreement and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for a period conforming to acceptable servicing practices (or such shorter period provided by the applicable Agreement); provided that, with respect to a Series as to which a REMIC election has been made, that such period will not result in a "significant modification" of the Mortgage Loan under the REMIC provisions.

   Under the applicable Agreement, the Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which the Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. The Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to each Rating Agency rating the related Series of Securities, covering loss occasioned by the failure to escrow such amounts.

   Notwithstanding the foregoing to the contrary, in the event of a voluntary principal prepayment in full of a Mortgage Loan, a Servicer may not waive any Prepayment Penalty or portion thereof required by the terms of the related Mortgage Note unless (i)(a) the Servicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or a reasonably foreseeable default and (c) would, in the reasonable judgment of the Servicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Penalty, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors' rights generally or
(2) due to acceleration in connection with a foreclosure or other involuntary payment. Unless otherwise specified in the applicable prospectus supplement, if the Servicer waives or does not collect all or a portion of a Prepayment Penalty relating to a voluntary principal prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer will, on the date on which the principal prepayment in full is remitted to the Securities Administrator, deliver to the Securities Administrator the amount of the Prepayment Penalty from its own funds for distribution in accordance with the terms of the applicable Agreement.

   Realization Upon Defaulted Mortgage Loans; Servicing Advances

   Each Agreement with respect to a Series will require the Servicer to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Fund for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

   The Servicer is obligated under the applicable Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. The Servicer may exercise its discretion to enter into forbearance arrangements with borrowers for specified time periods, however, during such time periods the Servicer will report the related mortgage loan to be in a delinquent status. In addition, the Servicer is authorized under the applicable Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets Wells Fargo Bank's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. The Servicer may also modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Fund rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the Mortgage Interest Rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. The Servicer may permit the capitalization of the interest portion of unreimbursed Advances and the amount of any unreimbursed Servicing Advances previously made by the Servicer in connection with the modification of a delinquent Mortgage Loan. The Servicer will be entitled to retain the portions of any modified Monthly Payment subsequently made by the borrower which represent (i) the amount so capitalized together with interest thereon and (ii) the principal portion of Advances unreimbursed to the Servicer as of the date of the modification, together with interest thereon. In the event of a subsequent uncured default by the borrower under the related modification agreement, the Servicer will be entitled to recover, from Liquidation Proceeds on the related Mortgage Loan, the amount of all its Periodic Advances and/or Servicing Advances, including those that were capitalized at the time of the modification, without interest on such advances except to the extent previously paid by the borrower. See also "Description of the Securities--Optional Purchases" above, with respect to the Depositor's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, the Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the applicable Agreement to take into account the interests of the borrower. The Servicer may also make other modifications if an opinion of counsel is delivered to the Trustee to the effect that such modification will not give rise to a new debt instrument for federal income tax purposes. However, no opinion is required to be delivered in connection with the reamortization of a Mortgage Loan over the remaining original term after the outstanding principal balance of the Mortgage Loan has been reduced by a partial principal prepayment.

   In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Securityholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Collection Account for such Series an amount equal to all costs and expenses incurred by it.

   The Sponsor, as the Servicer, will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations." If the Servicer does not foreclose on a Mortgaged Property, the Securityholders of the related Series may experience a loss on the related Mortgage Loan. The Servicer will not be liable to the Securityholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Servicer will not be liable to the Securityholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

   In the case of Multifamily Mortgage Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

   The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of Mortgage Loans--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments and will not be required to seek deficiency judgments. In lieu of foreclosure, the Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

   With respect to a Trust Fund (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Fund acquired such property (or such shorter period as is provided in the applicable Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Fund will not cause the Trust Fund to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Fund (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or
(b) applies for and the Internal Revenue Service (the "IRS") grants an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Federal Income Tax Consequences."

   The limitations imposed by the applicable Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

   If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted

Mortgage Loan plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan, any unreimbursed PMI Advances with respect to the Mortgage Loan and any unreimbursed Advances of delinquent payments made with respect to the Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan exceed the outstanding principal balance thereof plus accrued interest thereon at the applicable interest rate ("Liquidation Profits"), the Servicer may retain such excess as additional servicing compensation.

   In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) payment of taxes, insurance premiums and similar items with respect to any Mortgaged Property, (iii) any enforcement or judicial proceedings, including foreclosures and (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance."

   The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

   If the Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loans, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed Servicing Advances incurred with respect to the Mortgage Loan and any unreimbursed Advances of delinquent payments made with respect to the Mortgage Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

   Hazard Insurance Policies

   Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause to be maintained for each Mortgage Loan a hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage. Such coverage will be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a hazard insurance policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

   In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each applicable Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the applicable Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. The Sponsor does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

   Wells Fargo Bank will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Mortgage Loan that is a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Mortgage Loan that is a cooperative loan to the extent not covered by other credit support.

   The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required hazard insurance policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required hazard insurance policy or flood insurance, had it been maintained.

   Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

   Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Securityholders.

   Primary Mortgage Insurance Policies

   If so specified in the applicable prospectus supplement, the Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each Mortgage Loan for which such coverage is required. Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

   Fidelity Bonds and Errors and Omissions Insurance

   Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement may allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

   Due-on-Sale Provisions

   With respect to each Mortgage Loan, the applicable Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless (i) such exercise is not permissible under applicable law; (ii) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor; or (iii) in the case of a Mortgage Loan having an adjustable interest rate, (a) the mortgagor causes to be submitted to the Servicer information required by the Servicer to evaluate the intended transferee as if a new loan were being made to the transferee; and (b) the Servicer reasonably determines that the Servicer's security will not be impaired by the loan assumption and that the risk of a breach of any covenant or agreement in the Mortgage Note or the Mortgage is acceptable to the Servicer. In any case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

   Fixed Retained Yield; Servicing Compensation and Payment of Expenses

   The principal compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities for the Securities will be at the "Servicing Fee Rate" on each Mortgage Loan of 0.50% per annum (or such other amount specified in the applicable prospectus supplement) on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month.

   As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, bad check fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts and any Liquidation Profits. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the applicable Agreement and is entitled to reimbursement therefor as provided in the applicable Agreement.

   If there will be any Fixed Retained Yield in the Mortgage Loans for a Series of Securities, the applicable prospectus supplement will specify the amount and the initial owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. "Fixed Retained Yield" in a Mortgage Loan represents a specified portion of the interest payable thereon. The Fixed Retained Yield will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   Evidence as to Compliance

   Each Servicer will deliver annually to the Securities Administrator, and the Securities Administrator will deliver or make available annually to the Depositor (and for any Series for which there is a Master Servicer, the Master Servicer will deliver to the Depositor), on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of the activities of the Servicer and the Securities Administrator (and Master

Servicer, if applicable) during the preceding calendar year and of performance under the applicable Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Servicer and the Securities Administrator (and Master Servicer, if any) have fulfilled all their respective obligations under the applicable Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

   In addition, the Master Servicer (if any), each Servicer and any other party that participates in the servicing and administration of more than 5% of the Mortgage Loans and other assets comprising a Trust will deliver annually to the Securities Administrator, and the Securities Administrator will deliver to the Depositor, a report that assesses compliance by that party, on a "servicing platform" level, with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) (an "Assessment of Compliance") and each such Assessment of Compliance will contain the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   o the party's Assessment of Compliance for and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's Assessment of Compliance for and as of the end of the prior calendar year.

   Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's Assessment of Compliance.

   The Servicers

   General

   For each Series of Securities, the Sponsor and/or, if so specified in the applicable prospectus supplement, one or more other entities, will act as servicer ("Servicer") of the Mortgage Loans and will provide certain customary servicing functions with respect to Mortgage Loans pursuant to the applicable Agreement. If so specified in the applicable prospectus supplement, any Series for which Wells Fargo Bank is acting as Master Servicer may have one or more Servicers who will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements with the Master Servicer and such Servicer or an affiliate thereof (each, an "Underlying Servicing Agreement"). The rights of the Master Servicer and the Servicer or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Fund for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

   The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to provide required information to the Securities Administrator or Paying Agent with respect to the Mortgage Loans included in the Trust Fund for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. Any of the servicing obligations of a Servicer may be delegated to another person who agrees to conduct such duties in accordance with the applicable Agreement.

In the case of any Series with a Master Servicer, the consent of the Master Servicer may be required. In the event a Servicer delegates obligations to a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. 229.1108), the applicable prospectus supplement will provide the disclosure required by Item 1108(b) and (c) of Regulation AB (17 C.F.R. 229.1108). In the event that such appointment occurs after the issuance of the related Series of Securities, the Securities Administrator will report such appointment on Form 8-K for so long as the related Issuing Entity is subject to the reporting requirements of the Exchange Act.

   The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

   The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only (i) upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement or
(ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee or Master Servicer, as applicable, in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee, prior to the appointment of the successor servicer, stating that the proposed appointment of such successor servicer as Servicer will not result in a reduction of the then-current ratings of the Securities. No such resignation will become effective until the Trustee, Master Servicer or a successor servicer has assumed the Servicer's obligations and duties under the applicable Agreement.

   Each Agreement will also provide that neither the Servicer nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. Each Agreement will further provide that the Servicer, director, officer, employee or agent of the Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with the performance of its duties and obligations and any legal action relating to such Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under such Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any action related to its obligations under the applicable Agreement which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties under such Agreement and the interests of the Securityholders. The Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to each Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Distribution Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated as specified in the applicable Agreement.

   Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any organization succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Servicer will be the successor of the Servicer under the applicable Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $50,000,000 and meets other requirements set forth in the applicable Agreement.

   The Servicer also has the right to assign its rights and delegate its duties and obligations under the applicable Agreement for each Series; provided that, if the Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the applicable Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Securities for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Securities would not be placed on credit review status by any such Rating Agency. The Servicer will be released from its obligations under the applicable Agreement upon any such assignment and delegation, except that the Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

   The information provided in this section entitled "-General" generally describes provisions relating to the Sponsor acting as Servicer pursuant to the applicable Pooling and Servicing Agreement. For any Series for which there is a Master Servicer, any provisions of the Underlying Servicing Agreements of the Servicers that are not substantially similar to the provisions set forth above will be described in the applicable prospectus supplement.

   Servicing Experience and Procedures of Wells Fargo Bank

   Servicing Experience. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.

   Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):


                                        As of                     As of                      As of
                                 December 31, 2004         December 31, 2005         December 31, 2006
                               ---------------------     ---------------------      ------------------

                                        Aggregate                  Aggregate                  Aggregate
                                         Original                  Original                   Original
                                        Principal                  Principal                  Principal
                             No. of      Balance       No. of       Balance       No. of       Balance
Asset Type                   Loans       of Loans      Loans       of Loans       Loans       of Loans
--------------------------   ------   --------------   ------   ---------------   ------   ---------------

Subprime First Lien Loans    134,893  $19,592,490,281  173,411  $26,214,367,714   190,395  $29,252,542,517

Subprime Second Lien Loans     *            *           9,116       353,218,934   18,483       711,917,795

Alt-A Minus Loans**              --               --       --                --   62,351    11,088,435,185

   ---------------------
* Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans.

   Servicing Procedures. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells

Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable Agreement.

   Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

   When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

   Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

   Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

   If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

   Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

   Any material changes from the servicing policies and procedures of Wells Fargo Bank set forth herein will be described in the applicable prospectus supplement.

   The Master Servicer

   General

   If so specified in the applicable prospectus supplement, the Sponsor may act as master servicer (the "Master Servicer") for a Series. See "The Sponsor." Wells Fargo Bank conducts its master servicing services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its telephone number is (410) 884-2000. The Master Servicer may (a) be responsible under the applicable Agreement for providing general administrative services for the Trust Fund for any such Series, including, among other things, administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements and performing certain of the servicing obligations of a terminated Servicer; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Description of the Securities--Advances in Respect of Delinquencies," if such amounts are not advanced by a Servicer (other than the Sponsor as a Servicer). The Master Servicer will also perform additional duties as described in the applicable Agreement. The compensation payable to the Master Servicer for a Series will be set forth in the applicable prospectus supplement. The Master Servicer may subcontract with any entity the obligations of the Master Servicer under the applicable Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Agreement. The Master Servicer may be released from its obligations in certain circumstances.

   The Master Servicer may be required to pay certain expenses incurred in connection with the administration of the Trust Fund, which may include, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of any custodian, the fees of the Trustee, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Securityholders. Certain of these expenses will be reimbursable to the Master Servicer pursuant to the terms of the applicable Agreement. Expenses that are reimbursable to the Master Servicer include, but are not limited to, legal expenses incurred in connection with the prosecution or defense of any legal action (including any such expenses incurred by the Trustee), expenses incurred as a result of a transfer of servicing and certain taxes incurred by the Master Servicer. Any loss to the Trust Fund as a result of such reimbursement will be allocated first to the Subordinated Securities of a Series before being allocated to the related Senior Securities, or if such Series does not contain Subordinated Securities, pro rata among the various Classes of Securities or in another manner specified in the applicable prospectus supplement.

   The Master Servicer may not resign from its obligations and duties under the applicable Agreement for each Series, except (i) upon the appointment of a successor and the receipt by the Trustee and Securities Administrator of a letter from each Rating Agency rating the affected Series of Securities that its resignation and the appointment of a successor will not result in a downgrade of such Securities or (ii) upon its determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's responsibilities, duties, liabilities and obligations under the applicable Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the applicable Agreement, it may appoint another institution to so act.

   The applicable Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the applicable Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The applicable Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the applicable Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the applicable Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder if the Securityholders offer the Master Servicer reasonable security or indemnity against the costs, expenses and liabilities that may be incurred. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Distribution Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated first to the Subordinated Securities of a Series before being allocated to the related Senior Securities, or if such Series does not contain Subordinated Securities, pro rata among the various Classes of Securities or in another manner specified in the applicable Agreement.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the applicable Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

   The Master Servicer also has the right, without the prior written consent of the Trustee or the Securities Administrator, to assign its rights and delegate its duties and obligations under the applicable Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the applicable Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee and the Securities Administrator for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee and the Securities Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Securities Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the applicable Agreement from and after the date of such agreement; and
(iii) each applicable Rating Agency's rating of any Securities for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Securities are not reasonably likely to be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the applicable Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met. In addition, the Master Servicer shall have the right, without the written consent of the Trustee or the Securities Administrator, to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under the applicable Agreement and will so delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In the event of any assignment or delegation of duties by the

Master Servicer, the Depositor will report such event on Form 8-K for so long as the related Issuing Entity is subject to the reporting requirements of the Exchange Act.

   The Trustee or a successor master servicer is entitled to be reimbursed for its costs in effecting a master servicing transfer from the Master Servicer. In the event that the predecessor master servicer fails to reimburse the Trustee or successor master servicer, as applicable, the Trustee or successor master servicer, as applicable, will be entitled to reimbursement from the assets of the related Trust.

   Master Servicing Experience and Procedures of Wells Fargo Bank

   Wells Fargo Bank, including its predecessors, has been involved with the master servicing of residential mortgage loans since 1989. These master servicing activities include independently calculating monthly loan balances based on servicer data, comparing its results to servicer loan-level reports and reconciling any discrepancies with the servicers. The master servicing activities also include reviewing the servicing of defaulted loans for compliance with the terms of the applicable Agreement. The master servicing activities are handled at Wells Fargo Bank's location in Columbia, Maryland.

   The following table shows the number of issuances and the aggregate initial principal balances of residential mortgage-backed securities for which Wells Fargo Bank acted as master servicer during each of the periods indicated:

             2004                            2005                            2006
    --------------------             --------------------            --------------------

No. of      Aggregate Initial    No. of     Aggregate Initial    No. of     Aggregate Initial
Issuances   Principal Balance   Issuances   Principal Balance   Issuances   Principal Balance

   735       $347,601,679,698     1,096      $542,500,639,530     1,427      $748,805,506,603

   Special Servicers

   If and to the extent specified in the applicable prospectus supplement, a special servicer (a "Special Servicer") may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Agreement. The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement. Each Special Servicer will be required to deliver, to the extent applicable, documents described under "-Evidence as to Compliance."

   Credit Risk Manager

   If and to the extent specified in the applicable prospectus supplement, a credit risk manager may monitor and make recommendations to the Servicer or the Master Servicer regarding certain delinquent and defaulted Mortgage Loans.

   Events of Default under the Agreements

   "Events of Default" under the applicable Agreement for each Series will include (i) any failure by the Servicer to make (a) a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Servicer or (b) any Advance or to pay Compensating Interest which continues unremedied on the business day immediately following the Distribution Date following such failure; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement, which continues unremedied for 60 days after (a) the giving of written notice of such failure to the Servicer by the Trustee, the Securities Administrator or the holders of Securities aggregating not less than 25% of the Voting Interests or (b) actual knowledge of such failure by a servicing officer of the Servicer or, which continues unremedied for a lesser number of days set forth in the applicable Agreement in the case of a failure to perform any covenants or agreements relating to the requirements of Regulation AB (17 C.F.R.
229), (iii) certain bankruptcy events of the Servicer and (iv) the Servicer or any subservicer appointed by it becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

   The manner of determining the "Voting Interests" of a Security or Class or Classes of Securities will be specified in the applicable prospectus supplement.

   Rights Upon Event of Default under the Agreements

   So long as an Event of Default remains unremedied under the applicable Agreement for a Series, the Trustee for such Series or holders of Securities of such Series evidencing not less than 66 ?% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than the Servicer's right to recovery of the aggregate Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the applicable Agreement, which rights the Servicer will retain under all circumstances), whereupon the Master Servicer or the Trustee (as specified in the applicable Agreement), will succeed to (or the Trustee will appoint a successor servicer to assume) all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement and will be entitled to similar compensation arrangements. In the event that the Master Servicer or the Trustee (as specified in the applicable Agreement), is unwilling or unable so to act, the Trustee may select, pursuant to the public bid procedure described in the applicable Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $50,000,000 to act as successor to the Servicer under the provisions of the applicable Agreement; provided however, that until such a successor Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Servicer under the applicable Agreement, the Master Servicer or the Trustee shall act as successor Servicer. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Servicing Fees, together with the other compensation to which the Servicer is entitled under the applicable Agreement, and the Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the applicable Agreement.

   During the continuance of any Event of Default under the applicable Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Securityholders of such Series, and holders of Securities evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Securityholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Securityholders.

   No Securityholder of a Series, solely by virtue of such holder's status as a Securityholder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to the such Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and continuance thereof and unless the holders of Securities evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

   Amendment

   Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the applicable prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof or the applicable prospectus supplement, (iv) to conform the obligations of the parties under the applicable

Agreement, or to add obligations of the parties to the applicable Agreement, if necessary, to comply with the requirements of Regulation AB (17 C.F.R. 229), or
(v) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee and any other parties specified in the applicable Agreement of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the parties thereto with the consent of the holders of Securities evidencing interests aggregating not less than 51% of the Voting Interests evidenced by the Securities of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Securities, without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a Class of Securities of a Series in a manner other than that set forth in (i) above without the consent of the holders of Securities aggregating not less than 66 ?% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Securities of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Securities of such Class affected then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Securities Administrator will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

   The Trustee and Securities Administrator

   General

   Wells Fargo Bank will act as Securities Administrator for each Series of Securities and the Trustee for each Series of Securities will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor or any of its affiliates. The Trustee or Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The Depositor or the Servicer may also remove the Trustee or Securities Administrator if the Trustee or Securities Administrator, as applicable, ceases to be eligible to act in its capacity under the Agreement, if the Trustee or Securities Administrator becomes insolvent or in order to change the situs of the Trust Fund for state tax reasons. Upon becoming aware of such circumstances, the Depositor or the Servicer may remove the Trustee or Securities Administrator, as applicable, and will become obligated to appoint a successor trustee. The Trustee or the Securities Administrator may also be removed at any time by the holders of Securities evidencing not less than 51% of the Voting Interests in the Trust Fund, except that, any Security registered in the name of the Depositor, the Servicer, the Trustee or the Securities Administrator or any affiliate thereof (of any other parties specified in the applicable Agreement) will not be taken into account in determining whether the requisite Voting Interests in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee or Securities Administrator, and the appointment of a successor, will not become effective until acceptance of such appointment by the successor trustee or securities administrator, as applicable. The Trustee or the Securities Administrator, and any successor, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000 and have the ratings specified in the applicable Agreement; provided that the Trustee's or the Securities Administrator's and any such successor trustee's or securities administrator's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

   Each Agreement will also provide that none of the Trustee, the Securities Administrator nor any subcontractor, nor any partner, director, officer, employee or agent of either of them, will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that none of the Trustee, the Securities Administrator, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. Each Agreement will further provide that the Trustee, the Securities Administrator, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to such Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

   All costs associated with the appointment of a successor trustee or securities administrator shall be paid by the predecessor trustee or securities administrator; provided however, that if the predecessor trustee or securities administrator has been removed by Securityholders, all reasonable expenses will be reimbursed by the Trust Fund. Without limiting the predecessor trustee's or securities administrator's obligation, if the predecessor trustee or securities administrator fails to pay such costs, such costs shall be reimbursed by the Trust Fund.

   Securities Administration Experience of Wells Fargo Bank

   Wells Fargo Bank will be the securities administrator (the "Securities Administrator") of each Trust. Wells Fargo Bank conducts its securities administration activities at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its telephone number is (410) 884-2000. Wells Fargo Bank, including its predecessors, has been involved with the securities administration of residential mortgage loans, commercial mortgage loans, auto loans, student loans and collateralized debt obligations. Wells Fargo Bank, including its predecessors, has been involved in the securities administration of residential mortgage loans since 1989. These securities administration activities, which include calculations of payments on securities are handled at Wells Fargo Bank's location in Columbia, Maryland.

   The following table shows the number of issuances and the aggregate initial principal balances of residential mortgage-backed securities which Wells Fargo Bank acted as securities administrator during each of the periods indicated:

             2004                            2005                            2006
    --------------------             --------------------            --------------------

No. of      Aggregate Initial     No. of     Aggregate Initial     No. of     Aggregate Initial
Issuances   Principal Balance    Issuances   Principal Balance    Issuances   Principal Balance

    1,510     $495,339,300,548       2,131     $766,507,104,520       2,767   $1,006,370,276,992

Material Terms of the Indenture

   General

   The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe the specific provisions of the Indenture relating to such Series. The provisions of each Indenture will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund.

   Unless otherwise specified in the applicable prospectus supplement for a Series of Notes, certain administrative functions of the Indenture Trustee described in this prospectus supplement will be performed by the Securities Administrator pursuant to an administrative agreement between such Indenture Trustee and the Securities Administrator.

   Events of Default

   Events of default under the Indenture for each Series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the

Trust Fund in the Indenture which continues for a period of sixty (60) days (or
(a) a shorter time period set forth in the applicable Agreement for failure to perform any covenants or agreements relating to the requirements of Regulation AB (17 C.F.R. 229) or (b) such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the applicable prospectus supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty
(60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the applicable prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that Series.

   If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the applicable prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

   If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and the Securities Administrator will continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the applicable prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 (2)/3% (or such other percentage specified in the applicable prospectus supplement) of the then aggregate outstanding amount of the Notes of such Series.

   In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the applicable prospectus supplement) or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

   To the extent provided in the applicable prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

   Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the

Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

   Discharge of Indenture

   The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

   In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

   Indenture Trustee's Annual Report

   The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by the Securities Administrator pursuant to the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

   The Indenture Trustee

   The Indenture Trustee for a Series of Notes will be specified in the applicable prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

   The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor, the Servicer, the Master Servicer, the Securities Administrator or any of their affiliates.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

   The Mortgage Loans will, in general, be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

   The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Condominiums

   Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

   Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. See "Risk Factors-Risks Associated With the Mortgage Loans-Collateral Securing Cooperative Loans May Diminish in Value" in this prospectus.

   The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   Certain states, such as Mississippi, may limit the right of foreclosure under certain conditions in the event of natural disasters, such as hurricanes.

Foreclosure on Shares of Cooperatives

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders" below.

Leaseholds

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these considerations is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee's liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

   In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Junior Mortgages

   Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

   Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

   Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

   State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   The Code provides priority to certain tax liens over the lien of the mortgage.

   In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

   The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

   Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

   Generally, under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest, including fees and charges, above an annual rate of 6% during the period of such borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act or any amendment thereto could result in losses to the holders of the Securities of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a Mortgage Loan upon application of the Mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a Mortgage Loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has enacted legislation providing protection substantially similar to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA, rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

   Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Depositor nor Wells Fargo Bank has made such evaluations prior to the origination of the Mortgage Loans, nor does Wells Fargo Bank require that such evaluations be made by originators who have sold the Mortgage Loans to it. Neither the Depositor nor Wells Fargo Bank is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor the Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases," "--Realization Upon Defaulted Mortgage Loans; Servicing Advances" and "--Due-on-Sale Provisions" above.

"Due-on-Sale" Clauses

   The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

   The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

   By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Alternative Mortgage Instruments

   Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Prepayment Penalties

   Some state laws restrict the imposition of Prepayment Penalties and late fees even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act" ), permits the collection of Prepayment Penalties and late fees in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Penalties and late fees may not be collected even on loans that provide for the payment of those charges. The OTS, the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect mortgage loans originated by such entities before July 1, 2003.

Subordinate Financing

   Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

   The Depositor will represent and warrant in the applicable Agreement to the Trustee for the benefit of Securityholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Assignment of Mortgage Loans; Representations and Warranties; Repurchases."

Enforceability of Certain Provisions

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

   Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

   The following discussion addresses securities of four general types: (i) securities ("REMIC Securities") representing interests in a Trust Fund, or a portion thereof, that the Securities Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC" ) under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) securities ("Grantor Trust Securities") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities ("Partnership Securities") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the Beneficial Owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) references to "Mortgage Loans" include Contracts.

   The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

   Taxable Mortgage Pools

   Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

   Classification of REMICs

   With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in that REMIC within the meaning of the REMIC Provisions.

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is either transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or
(ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market value of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

   If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

   Characterization of Investments in REMIC Securities

   In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code
Section 7701(a)(19)(C)(v) may be required to be reduced by the Buy-Down Funds. Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

   Tiered REMIC Structures

   For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

   Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

   Taxation of Owners of Regular Securities

   General

   In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

   Original Issue Discount

   Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations issued under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

   Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Securities Administrator will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Securities Administrator will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Securities Administrator will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

   A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an interest accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Securities Administrator will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the

Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

   In the case of a Non-Pro Rata Security, it is anticipated that the Securities Administrator will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

   The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between Record Dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Securityholders to interest payments accrues under the Pooling and Servicing Agreement or Indenture rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the Closing Date to the first Record Date, but would not be required to accrue interest after the last Record Date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Securities issued after the date the final regulations are published in the Federal Register.

   Acquisition Premium

   A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

   Variable Rate Regular Securities

   Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Securities Administrator will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Securities Administrator will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

   Market Discount

   A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

   Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

   Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

   Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Amortizable Premium

   A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

   Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

   Treatment of Losses

   Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinated Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section
166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

   Sale or Exchange of Regular Securities

   If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

   Taxation of Owners of Residual Securities

   Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

   The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

   A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

   Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

   A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

   A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.

   Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or

Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense

   Although it is anticipated that the Securities Administrator will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income

   A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

   The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

   There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Securities

   Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

   In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Securities Administrator an affidavit providing its taxpayer identification number and stating that such transferee is the Beneficial Owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Securities Administrator may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual

Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

   In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

      (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

      (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   The Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

   In addition, under temporary Treasury Regulations, effective generally for partnership interests first acquired on or after August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Similar rules apply to excess inclusion income allocable to non-U.S. Persons through certain other pass-through entities.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is a Non-U.S. Holder and to United States partnerships that have any partners that are Non-U.S. Holders, unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Holder transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the Securities of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Security

   Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

   Mark to Market Regulations

   The IRS has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

   Taxes That May Be Imposed on the REMIC Pool

   Prohibited Transactions

   Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

   Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

   Net Income from Foreclosure Property

   The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

   Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

   Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Securities Administrator will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Securities Administrator (or other entity specified in the applicable Agreement) will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

   Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. All such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

   Taxation of Certain Foreign Investors

   Regular Securities

   Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Holders, generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, and (ii) such Non-U.S. Holder is not a "10-percent shareholder" within the meaning of Code
Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C). To avoid withholding tax, a Securityholder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the Non-U.S. Holder is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Holder is eligible for an exemption on the basis of its income from the REMIC Security being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Holder is a trust, depending on whether such trust is classified as the Beneficial Owner of the Regular Security; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Holder is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-

1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each Beneficial Owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its Beneficial Owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of a Regular Security. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Holders should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security.

   Residual Securities

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Holders generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Holders are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holders, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Holders will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Holders should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

   Backup Withholding

   Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31% after
2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Holder and provides IRS Form W-8BEN identifying the Non-U.S. Holder and stating that the Beneficial Owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. Non-U.S. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

   Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or Beneficial Owners who own Regular

Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

   The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

   Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

   Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

   Classification of Grantor Trust Funds

   With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the Beneficial Owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

   General

   Where there is no Fixed Retained Yield or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the Beneficial Owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

   Holders of Standard Securities, particularly any Class of a Series which is a Subordinated Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

   Tax Status

   With respect to a Series, Cadwalader, Wickersham & Taft LLP has advised the Depositor that:

   o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

   o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
      Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

   o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

   Premium and Discount

   Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

   Premium

   The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Loans originated after September 27, 1985.

   Original Issue Discount

   The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Generally no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

   Market Discount

   Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of such accrual.

   Recharacterization of Servicing Fees

   If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Securities

   Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

Stripped Securities

   General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and
(ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Securities Administrator make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

   In light of the application of Code Section 1286, a Beneficial Owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Securities Administrator. Accordingly, any information reporting provided by the Securities Administrator with respect to these Stripped Securities, which information will be based on pricing information as of the Closing Date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to Securityholders and the Internal Revenue Service. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to you if you should fail to do so.

   The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the

Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

   A holder of a Stripped Security, particularly any Class of a Series which is a Subordinated Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

   Status of Stripped Securities

   No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

   Taxation of Stripped Securities

   Original Issue Discount

   Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

   Sale or Exchange of Stripped Securities

   Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Securities

   When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterization

   The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

   Reporting Requirements and Backup Withholding

   The Securities Administrator will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Securities Administrator may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Securities Administrator will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

   On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a Beneficial Owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Securities Administrator, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the Trust Fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The Securities Administrator (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Securityholders in accordance with these new regulations after December 31, 2007.

   Taxation of Certain Foreign Investors

   To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Holders generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Holder evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

   Classification of Partnership Trust Funds

   With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

   Characterization of Investments in Partnership Securities and Debt Securities

   For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

   Taxation of Debt Securityholders

   Treatment of the Debt Securities as Indebtedness

   The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

   If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

   Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs --Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

   Taxation of Owners of Partnership Securities

   Treatment of the Partnership Trust Fund as a Partnership

   If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

   Partnership Taxation

   As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds-- Standard Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

   Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

   A share of expenses of the Partnership Trust Fund (including fees of the Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General". Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

   Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

   Discount and Premium

   It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis.)

   If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

   Section 708 Termination

   Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a

Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

   Disposition of Securities

   Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

   Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

   If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

   Allocations Between Transferors and Transferees

   In general, the Partnership Trust Fund's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 731 Distributions

   In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

   Section 754 Election

   In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

   Administrative Matters

   The Securities Administrator is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Securities Administrator will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Securities Administrator will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the Beneficial Owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the Beneficial Owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each Beneficial Owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Securities Administrator information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

   The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

   Tax Consequences to Foreign Securityholders

   It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Holders, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Holder pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Securityholders who are Non-U.S. Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

   To the extent specified in the applicable prospectus supplement, (i) each Non-U.S. Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income; (ii) each Non-U.S. Holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a Non-U.S. Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Holder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Holder may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

   Backup Withholding

   Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

   PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING ANY POSSIBLE TAX RETURN DISCLOSURE OBLIGATION WITH RESPECT TO THE SECURITIES DISCUSSED HEREIN. THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

   Before purchasing any Securities, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction exemption such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such Series of Securities.

Certain Requirements Under ERISA

   General

   In accordance with ERISA's general fiduciary standards, before investing in a Security a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Securities to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

   Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Securities Administrator, the Servicer, any Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Security if, with respect to such assets, the Depositor, the Securities Administrator, the Servicer, any Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Securities might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Securities, and certain transactions involved in the operation of the

Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Security) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Securities instead of being deemed to include an interest in the assets of a Trust Fund. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of any class of equity interests is held by "benefit plan investors," which are defined as Plans (including IRAs) and any entity whose assets include "plan assets" by reason of investment in such entity by one or more Plans; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

Administrative Exemptions

   Individual Administrative Exemptions

   Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter Exemption might be applicable to a Series of Securities, the applicable prospectus supplement will refer to such possibility.

   Among the conditions that must be satisfied for an Underwriter Exemption to apply are the following:

      (i) The acquisition of Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (ii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

      (iii) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

      (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      (v) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

The Trust Fund must also meet the following requirements:

         (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools in the marketplace;

         (ii) securities in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Securities; and

         (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

   It should be noted that in promulgating the Underwriter Exemptions, the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Securities in the applicable Series. In addition, any Securities representing a beneficial ownership interest in Revolving Credit Line Loans will not satisfy the general conditions of an Underwriter Exemption.

   If the conditions to an Underwriter Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Securities by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, an Underwriter Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Securities in a Trust Fund containing Mortgage Loans on which the fiduciary (or its affiliate) is an obligor provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Fund; (iii) the Plan's investment in Securities of any Class does not exceed twenty-five percent of all of the Securities of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or served by the same entity.

   An Underwriter Exemption does not apply to Plans sponsored by the Depositor, the underwriter specified in the applicable prospectus supplement, the Servicer, the Securities Administrator, any Master Servicer, the Trustee, any insurer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter Exemptions were amended to, among other changes, permit the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of securities being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

   Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable agreement; (y) the date on which an event of default occurs under the applicable agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

   To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Securities Administrator, any Master Servicer, the Trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Securities Administrator, any Master Servicer, the Trustee or underwriter has investment authority with respect to such assets.

   In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

   Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Underwriter Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Underwriter Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or the Code, as well as the need for and the availability of exemptive relief under such applicable law.

   PTE 83-1

   Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

   The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Securities issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Fund.

   However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Securities that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Securities, (c) Securities evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Securities which are subordinated to other Classes of Securities of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Securities.

   PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and
(iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Securities in the applicable Series.

Exempt Plans

   Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the provisions of ERISA or the Code discussed above.

Unrelated Business Taxable Income--Residual Securities

   The purchase of a Residual Security by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Securities, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Security on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences--REMICS--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Securities.

   The sale of Securities to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the applicable prospectus supplement, certain Classes of the Securities will constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only Classes of Securities which will qualify as "mortgage related securities" will be those that (i) are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series evidencing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

      Those Classes of Securities qualifying as "mortgage related securities" which qualify as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

      Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S.
C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. ss.1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C. F. R. ss.1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA" ) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss.703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities" and Thrift Bulletin 73a (December 18,
2001),

"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

      All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement" ) of the Federal Financial Institutions Examination Council ("FFIEC" ), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

   The Securities are being offered hereby in Series through one or more of the methods described below. The applicable prospectus supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of the Securities of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

   The Securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Securities may be made through a combination of two or more of these methods:

   o By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

   o By placements by the Depositor or its affiliates with investors through dealers;

   o By direct placements by the Depositor or its affiliates with investors, in which event the Depositor will be an underwriter with respect to the Securities; and

   o By inclusion as underlying securities backing another series of mortgage pass-through certificates, in which case if the Depositor is the depositor, it will be an underwriter of the underlying securities.

   If underwriters are used in a sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefore. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the prospectus supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Securities will be obligated to purchase all such Securities if any are purchased. The Depositor, and, if specified in the applicable prospectus supplement, the Sponsor, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

   The prospectus supplement with respect to any Series of Securities offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor or its affiliates and dealers and/or the Depositor or its affiliates and purchasers of Securities of such Series.

   Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If specified in the prospectus supplement relating to a Series of Securities, the Depositor or any affiliate thereof may purchase some or all of one or more Classes of Securities of such Series from the Depositor (in the case of affiliates) or underwriter or underwriters at a price specified or described in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such Securities so purchased directly, through one or more underwriters to be designated at the time of the offering of such Securities or through dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Securities may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Securities will be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Securities by such dealer will be underwriting discounts and commissions under the Securities Act.

                                 USE OF PROCEEDS

   The net proceeds from the sale of each Series of Securities will be used by the Depositor for the purchase of the Mortgage Loans represented by the Securities of such Series from the Sponsor. It is expected that the Sponsor will use the proceeds from the sale of the Mortgage Loans to the Depositor for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Securities of such Series.

                            ACCOUNTING CONSIDERATIONS

   Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the Securities.

                                  LEGAL MATTERS

   The legality and certain federal income tax consequences to Securityholders of an investment in the Securities of a Series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATING

   It is a condition to the issuance of the Securities of any Series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                           REPORTS TO SECURITYHOLDERS

   The Securities Administrator will prepare and make available to the Securityholders of each Series statements containing information with respect to principal and interest payments and the related Issuing Entity, in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121) as described under "Description of the Securities--Reports to Securityholders" (the "Monthly Reports"). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. Copies of these Monthly Reports will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related Issuing Entity as an exhibit to the Issuing Entity's monthly distribution reports on Form 10-D for each Series of Securities for so long as the Issuing Entity is subject to the reporting requirement of the Exchange Act.

   In addition, each party to the servicing function for a Series of Securities (generally the Servicer, the Master Servicer (if any), the Securities Administrator and the Custodian) will furnish the compliance statements, Assessments of Compliance and Attestation Reports in accordance with Items 1122 and 1123 of Regulation AB (17 C.F.R. 229.1122 and 229.1123) as detailed under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and the Underlying Servicing Agreements--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC through its EDGAR system under the name of the related Issuing Entity as an exhibit to the Issuing Entity's annual statement on Form 10-K for each Series of Securities for so long as the Issuing Entity is subject to the reporting requirement of the Exchange Act. Copies of the statements provided by any Servicer, the Master Servicer (if any), Securities Administrator and Custodian will be furnished to Securityholders of each Series upon written or oral request addressed to the Securities Administrator c/o Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Securities Administration Services Manager, telephone number (410) 884-2000.

   The Securities Administrator intends to make the information contained in the Monthly Reports available via the internet, facsimile and CD-ROM through SecuritiesLink(R) Investor Information Services ("SecuritiesLink(R)"). On occasion, information in the Monthly Reports may be available to any interested investor through SecuritiesLink(R) up to two business days prior to the related Distribution Date, and in that event prior to the Monthly Reports being delivered by the Securities Administrator to Securityholders. The Securities Administrator also may make available to any interested investor through SecuritiesLink(R) certain additional information not contained in the Monthly Reports. For further information, please contact SecuritiesLink(R) at 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

   The Securities Administrator will make the Monthly Reports and Periodic Reports relating to the related Issuing Entity available each month to Securityholders for a Series via the Securities Administrator's internet website. The Securities Administrator's internet website will initially be located at "www.ctslink.com" Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                       WHERE YOU CAN FIND MORE INFORMATION

   The Depositor filed a registration statement relating to the Securities with the Securities and Exchange Commission ("SEC" or the "Commission"). This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendment to these reports (collectively, the "Periodic Reports") may be read and copied at the Commission's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the registration statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7430 New Technology Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

   Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Paying Agent's website promptly, but no later than one business day, after they are filed through the EDGAR system as described under "Reports to Securityholders."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and current SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities offered hereby.

   As a recipient of this prospectus, you may request a copy of any document the Depositor incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by written or oral request to the Securities Administrator at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Securities Administration Services Manager, telephone number (410) 884-2000.

                         INDEX OF PROSPECTUS DEFINITIONS

Terms                                                                       Page

1998 Policy Statement........................................................159
Accretion Directed Securities.................................................61
Accrual Securities............................................................63
Accrued Security Interest.....................................................60
Additional Collateral.........................................................29
Additional Collateral Pledged Asset Mortgage Loans............................29
Adjustable Rate Interest Only Mortgage Loans..................................27
Advance.......................................................................65
Agreement.....................................................................83
ALTA..........................................................................41
Alt-A Coverage Percentage.....................................................49
Alt-A Minus...................................................................49
Alt-A Minus Adjustable Rate Loans.............................................35
Alt-A Minus Fixed Rate Loans..................................................35
Alt-A Minus Loans.............................................................35
Alt-A Prime...................................................................49
Assessment of Compliance......................................................96
Asset Conservation Act.......................................................116
Attestation Report............................................................96
Available Funds...............................................................59
Balloon Loans.................................................................29
Balloon Period................................................................29
Bankruptcy Code..............................................................112
BBA...........................................................................64
Beneficial Owner..............................................................69
Book-Entry Securities.........................................................58
Buy-Down Fund.................................................................28
Buy-Down Loans................................................................28
Capitalized Interest Account..................................................32
Cash Flow Agreement...........................................................33
Category I Alt-A Mortgage Loans...............................................50
Category II Alt-A Mortgage Loans..............................................50
Cede..........................................................................69
CERCLA.......................................................................115
Certificates..................................................................58
Class.........................................................................58
Cleanup Costs................................................................115
Clearstream...................................................................71
Clearstream Participants......................................................71
CLTV..........................................................................40
Code.........................................................................120
Collection Account............................................................86
Collection Period.............................................................59
Combined Loan-to-Value Ratio..................................................40
Commission...............................................................31, 162
Companion Securities..........................................................62
Compensating Interest.........................................................61
Component.....................................................................62
Component Securities..........................................................62
condotels.....................................................................25
contract underwriters.........................................................38
cooperatives..................................................................25
Correspondents................................................................36
Credit Support................................................................32
Debt Securities..............................................................120
Debt Service Reduction........................................................65
Defective Mortgage Loans......................................................86
Deferred Interest.........................................................26, 27
Deficient Valuation...........................................................65
Definitive Securities.........................................................58
Delegated Underwriting........................................................37
Delinquent....................................................................26
Department...................................................................154
Deposit Trust Agreement.......................................................83
Depositor.....................................................................57
Determination Date............................................................58
Disqualified Organization....................................................134
Distribution Account..........................................................87
Distribution Date.............................................................58
DTC...........................................................................69
DTC Participants..............................................................70
Due Date......................................................................26
EDGAR........................................................................162
EFA Program...................................................................49
electing large partnership...................................................134
Eligible Account..............................................................87
Eligible Investments..........................................................86
ERISA........................................................................153
Euroclear.....................................................................71
Euroclear Operator............................................................71
Euroclear Participants........................................................71
European Depositaries.........................................................69
Events of Default............................................................102
Excess Servicing.............................................................142
Exchange Act..................................................................70
FFIEC........................................................................159
FHLBB........................................................................117
FICO Score....................................................................38
Financial Intermediary........................................................70
Fitch........................................................................154
Fixed Interest Only Mortgage Loans............................................27
Fixed Rate Securities.........................................................63
Fixed Retained Yield..........................................................95
Floating Rate Securities......................................................63
Foreign National Loans........................................................49
Full Documentation............................................................56
Full Documentation Loans......................................................56
Garn Act.....................................................................117
Graduated Pay Mortgage Loans..................................................27
Grantor Trust Fund...........................................................120
Grantor Trust Securities.....................................................120
Growing Equity Mortgage Loans.................................................27
holder........................................................................69
HOPA.........................................................................114
Indenture.....................................................................83
Indenture Servicing Agreement.................................................83
Indenture Trustee.............................................................83
Indirect Participants.........................................................69
Insurance Proceeds............................................................59
Interest Accrual Period.......................................................60
Interest Only Mortgage Loans..................................................27
Interest Only Securities......................................................63
Interest Settlement Rate......................................................64
Inverse Floating Rate Securities..............................................63
IRA..........................................................................153
IRS...........................................................................92
Issuing Entity.................................................................7
Joint Ventures................................................................36
LIBOR.........................................................................64
LIBOR Business Day............................................................64
Limited Purpose Surety Bond...................................................29
Liquidated Mortgage Loan......................................................65
Liquidation Proceeds..........................................................59
Liquidation Profits...........................................................93
Loan Group....................................................................25
Loan-to-Value Ratio...........................................................40
LOC...........................................................................29
LOC Pledged Asset Mortgage Loans..............................................29
Lock-out Date.................................................................31
Lock-out Period...............................................................31
Lockout Securities............................................................62
LTV...........................................................................40
Mark to Market Regulations...................................................136
Master Servicer..............................................................100
Master Servicer Custodial Account.............................................87
Maximum Amount................................................................29
MERS..........................................................................84
Mid-Month Receipt Period......................................................60
Monthly Payment...............................................................26
Monthly Reports..............................................................161
Moody's......................................................................154
Mortgage Interest Rate........................................................31
Mortgage Loan Group...........................................................58
Mortgage Loan Schedule........................................................84
Mortgage Loans................................................................24
Mortgage Notes................................................................24
Mortgage Pool.................................................................24
Mortgaged Properties..........................................................25
Mortgages.....................................................................25
Multifamily Property..........................................................25
NCUA.........................................................................158
new partnership..............................................................150
No Documentation..............................................................55
No Documentation Loans........................................................55
No Ratio......................................................................55
No Ratio Loans................................................................55
Non-Equity Securities........................................................156
Non-Pro Rata Security........................................................124
Non-SMMEA Securities.........................................................158
Non-U.S. Holders..............................................................74
Notes.........................................................................58
Notional Amount Securities....................................................62
OCC..........................................................................158
Offered Securities............................................................58
OID Regulations..............................................................120
old partnership..............................................................150
Option ARM Mortgage Loans.....................................................27
Optional Termination Date.....................................................68
OTS..........................................................................117
PAC I.........................................................................62
PAC II........................................................................62
PAC Securities................................................................62
Parity Act...................................................................118
Participants..................................................................69
Partnership Securities.......................................................120
Partnership Trust Fund.......................................................120
Pass-Through Entity..........................................................134
Pass-Through Rate.............................................................60
Pass-Through Securities.......................................................62
Paying Agent..................................................................89
Payment Account...............................................................89
Payment Cap...................................................................27
PCBs.........................................................................115
Periodic Reports.............................................................162
Planned Amortization Securities...............................................62
Plans........................................................................153
Pledged Asset Mortgage Loans..................................................29
Pledged Value.................................................................29
PMI..........................................................................114
PMI Advance...................................................................66
Pooling and Servicing Agreement...............................................83
Pre-Funded Amount.............................................................32
Pre-Funding Account...........................................................32
Pre-Funding Period............................................................32
Prepayment Assumption........................................................124
Prepayment Interest Shortfalls................................................61
Prepayment Penalty............................................................31
Prepayment Period.............................................................60
Principal Balance.............................................................61
Principal Only Securities.....................................................63
Prior Month Receipt Period....................................................60
PTCE.........................................................................156
PTE 83-1.....................................................................156
Purchase Price................................................................85
Rate Determination Date.......................................................64
Rating Agency................................................................161
Ratio Strip Securities........................................................62
RCRA.........................................................................116
Realized Loss.................................................................65
Regular Securities...........................................................121
Regular Securityholder.......................................................123
Regulations..................................................................154
Reimbursement Amount..........................................................86
Related Documents.............................................................84

Relevant Depositary...........................................................69
Relief Act...................................................................114
RELS..........................................................................40
REMIC........................................................................120
REMIC Pool...................................................................120
REMIC Provisions.............................................................120
REMIC Regulations............................................................120
REMIC Securities.............................................................120
Remittance Date...............................................................87
REO Property..................................................................68
Reserve Interest Rate.........................................................64
Residual Holders.............................................................130
Residual Securities..........................................................121
Restricted Group.............................................................155
Revolving Credit Line Loans...................................................30
Rules.........................................................................70
S&P..........................................................................154
Scheduled Amortization Securities.............................................62
Scheduled Securities..........................................................62
SEC..........................................................................162
secured-creditor exemption...................................................116
Securities....................................................................58
Securities Act...............................................................154
Securities Administrator.................................................83, 105
SecuritiesLink(R)............................................................161
Security......................................................................83
Securityholder................................................................79
Senior Securities.............................................................62
Sequential Pay Securities.....................................................63
Series........................................................................58
Servicer...................................................................7, 96
Servicing Account.............................................................90
Servicing Advance.............................................................93
Servicing Fee.................................................................95
Servicing Fee Rate............................................................95
SMMEA........................................................................158
Special Servicer.............................................................102
Sponsor.......................................................................34
Standard Securities..........................................................140
Startup Day..................................................................121
Stated........................................................................55
Stated Loans..................................................................55
Stated Reduced................................................................55
Stated Reduced Loans..........................................................55
Step Coupon Securities........................................................63
Strip Securities..............................................................58
Stripped Securities..........................................................143
Stripped Securityholder......................................................145
Subordinated Securities.......................................................63
Subordinated Senior Securities................................................63
Subprime Adjustable Rate First Lien Loans.....................................34
Subprime Coverage Percentage..................................................48
Subprime First Lien Loans.....................................................34
Subprime Fixed Rate First Lien Loans..........................................34
Subprime Second Lien Loans....................................................35
Subsequent Mortgage Loans.....................................................32
Subsidy Account...............................................................28
Subsidy Loans.................................................................27
Subsidy Payments..............................................................28
Substitution Adjustment.......................................................85
Super Senior Securities.......................................................63
Super Senior Support Securities...............................................63
Superliens...................................................................115
super-premium................................................................124
Support Securities............................................................62
Surety Bond Provider..........................................................29
TAC Securities................................................................63
Targeted Amortization Securities..............................................63
Taxable Mortgage Pools.......................................................120
Telerate page 3750............................................................64
Termination Price.............................................................68
Terms and Conditions..........................................................71
Texas Home Equity Laws.......................................................114
Tiered Payment Mortgage Loans.................................................27
Tiered REMICs................................................................123
Title V......................................................................119
Title VIII...................................................................118
Treasury Regulations..........................................................85
Trust.........................................................................58
Trust Fund....................................................................58
Trustee.......................................................................83
Type 1 Loans..................................................................60
Type 2 Loans..................................................................60
U.S. Person..................................................................135
UCC..........................................................................110
Underlying Servicing Agreement............................................83, 96
Underwriter Exemption........................................................154
UST..........................................................................116
Variable Rate Securities......................................................64
Voting Interests.............................................................103
VRU...........................................................................99
Wells Fargo Affiliates........................................................34
Wells Fargo Bank..............................................................34
WFHET.........................................................................34
Window Period................................................................117
Window Period Loans..........................................................117
Window Period States.........................................................117

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the certificates being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the registration fees, are estimated.

     SEC Registration Fee                                  $  2,140,000
     Legal Fees and Expenses                               $  2,293,500
     Accounting Fees and Expenses                          $    726,000
     Trustee Fees and Expenses (including counsel fees)    $     99,000
     Printing and Engraving Fees                           $    990,000
     Rating Agency Fees                                    $  4,372,000
     Miscellaneous                                         $          0
                Total                                      $ 10,621,000

Item 15.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The By-laws of Wells Fargo Asset Securities Corporation provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

      The Pooling and Servicing Agreement for each Series of Certificates will provide either that the Registrant and the directors, officers, employees and agents of the Registrant, or that the Master Servicer and the directors, officers, employees and agents of the Master Servicer, will be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      The directors and officers of the Registrant are covered by a directors' and officers' liability insurance policy maintained by Wells Fargo & Company for the benefit of all of its subsidiaries.

      Any underwriters who execute an underwriting agreement in the form incorporated by reference as Exhibit 1.1 hereto will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Item 16.   Exhibits.

      1.1   Form of Underwriting Agreement.*

      3.1 Certificate of Incorporation of Wells Fargo Asset Securities Corporation incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-02209).

      3.1(a) Amendment to Certificate of Incorporation of Wells Fargo Asset
            Securities Corporation incorporated by reference from Exhibit 3.1(a) to the Registration Statement on Form S-3 (File No. 333-45578).

      3.2 By-laws of Wells Fargo Asset Securities Corporation incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-02209).

      4.1   Form of Pooling and Servicing Agreement.*

      5.1   Opinion of Cadwalader, Wickersham & Taft LLP.*

      8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.*

      10.1  Form of Mortgage Loan Purchase Agreement.*

      23.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of exhibits 5.1 and 8.1).*

      24.1  Powers of Attorney.*

      -------------------

      *     Previously Filed.

Item 17.   Undertakings.

      (a)   Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) except as otherwise provided by Item 512(a) of Regulation S-K, to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) except as otherwise provided by Item 512(a) of Regulation S-K, to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

               provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

               provided further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c));

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

               (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                      (i) each prospectus filed by the Registrant pursuant to
               Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

                      (ii) each prospectus required to be filed pursuant to Rule
               424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

               (5) that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                      (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                      (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                      (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                      (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

         (b)   Filings Incorporating Subsequent Exchange Act Documents by
               Reference.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties.

               The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (d) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site.

        The Registrant hereby undertakes that, except as otherwise provided by
Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

        (e)    Undertaking in respect of indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Post-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri on February 28, 2007.

                                            WELLS FARGO ASSET SECURITIES
                                            CORPORATION


                                            By: /s/ Tom Neary
                                               ---------------------------------
                                               Name: Thomas Neary
                                               Title: Executive Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature                                 Capacity                              Date
                ---------                                 --------                              ----

                                             President, Chief Executive Officer,
                    *                        Secretary and Director                       February 28, 2007
-------------------------------------------
             David Moskowitz

                                             Executive Vice President, Chief
                                             Financial Officer and Chief
                    *                        Accounting Officer                           February 28, 2007
-------------------------------------------
              Franklin Codel

              /s/ Tom Neary                  Executive Vice President and Director        February 28, 2007
-------------------------------------------
               Thomas Neary

                    *                        Director                                     February 28, 2007
-------------------------------------------
            Douglas K. Johnson


 *By: /s/ Tom Neary
-------------------------------------------
               Thomas Neary
           Attorney-In-Fact(1)

(1) Thomas Neary, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                  EXHIBIT INDEX

Exhibit
Number
------

        1.1     Form of underwriting agreement.*

        3.1 Certificate of Incorporation of Wells Fargo Asset Securities Corporation incorporated by reference from Exhibit 3.1 to the Registration Statement on Form S-3 (File No. 333-02209).

        3.1(a) Amendment to Certificate of Incorporation of Wells Fargo Asset Securities Corporation incorporated by reference from Exhibit 3.1(a) to the Registration Statement on Form S-3 (File No. 333-45578).

        3.2 By-laws of Wells Fargo Asset Securities Corporation incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-3 (File No. 333-02209).

        4.1     Form of Pooling and Servicing Agreement.*

        5.1     Opinion of Cadwalader, Wickersham & Taft LLP.*

        8.1 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters.*

        10.1    Form of Mortgage Loan Purchase Agreement.*

        23.1 Consent of Cadwalader, Wickersham & Taft LLP (included as part of exhibits 5.1 and 8.1).*

        24.1    Powers of Attorney.*

        -------------------
        *      Previously Filed.